As filed with the Securities and                     Registration No.  333-89166
Exchange Commission on June 3, 2002


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            PRE-EFFECTIVE AMENDMENT
                                    NO. 1 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------


                              ALFACELL CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                       325410                22-2369085
(State or other jurisdiction of     (Primary Standard        (I.R.S. Employer
incorporation or organization)         Industrial           Identification No.)
                                   Classification Code
                                         Number)

               225 Belleville Avenue, Bloomfield, New Jersey 07003
                                  (973)748-8082
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 --------------

                                 Kuslima Shogen
                             Chief Executive Officer
                              Alfacell Corporation
               225 Belleville Avenue, Bloomfield, New Jersey 07003
                                  (973)748-8082
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 --------------

                                   Copies to:
                             Kevin T. Collins, Esq.
                              Dorsey & Whitney LLP
                    250 Park Avenue, New York, New York 10177
                                 (212) 415-9200

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the securities registration statement number of the earlier effective registration statement for the same offering. |_|


      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.
================================================================================


SUBJECT TO COMPLETION, DATED June 3, 2002
PROSPECTUS


                              ALFACELL CORPORATION
                                3,077,276 Shares
                                  Common Stock
                                 ---------------

      Our securityholders named on page 36 of this prospectus are offering an aggregate of 3,077,276 shares of our common stock.


      Our common stock is traded on the OTC Bulletin Board under the symbol "ACEL.OB." On May 31, 2002, the reported last sale price of our common stock on the OTC Bulletin Board was $0.41 per share.


      Investing in our common stock is speculative and involves a high degree of risk. See "Risk Factors" beginning on page 4.

      Neither the Securities and Exchange Commission nor state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                ___________, 2002

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
PROSPECTUS SUMMARY.............................................................1
RISK FACTORS...................................................................4
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS..............................9
USE OF PROCEEDS...............................................................10
PRICE RANGE OF COMMON STOCK...................................................10
DIVIDEND POLICY...............................................................10
SELECTED FINANCIAL DATA.......................................................11
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS...................................................12
BUSINESS......................................................................19
MANAGEMENT....................................................................28
SELLING SECURITYHOLDERS.......................................................35
DESCRIPTION OF SECURITIES.....................................................37
PLAN OF DISTRIBUTION..........................................................38
LEGAL MATTERS.................................................................39
EXPERTS.......................................................................39
AVAILABLE INFORMATION.........................................................39
FINANCIAL STATEMENTS.........................................................F-1

                               PROSPECTUS SUMMARY

      This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus carefully, including the section entitled "Risk Factors" and our financial statements and the notes thereto, before making an investment decision.

Our Company

      We are a biopharmaceutical company primarily engaged in the discovery and development of new drugs for the treatment of cancer and other pathological conditions. Our product candidate that is furthest along in the development process is ONCONASE(R), our trademarked name for ranpirnase, which is the active ingredient of the finished product. Based on our preclinical and clinical testing, we believe that ONCONASE(R) and related compounds may be used to treat various solid tumors by itself, in combination with other anti-cancer agents, or in a variety of delivery systems.

      During clinical trials, patients with advanced stages of solid tumors have been treated with ONCONASE(R) on a weekly basis. Data from these clinical trials show that the most significant clinical results to date are observed in unresectable malignant mesothelioma, an inoperable cancer found in the lining of the lung and abdomen. There is currently no standard drug approved by the Food and Drug Administration for unresectable malignant mesothelioma.

      Based upon the results of early stage clinical trials of ONCONASE(R) as a treatment for malignant mesothelioma, we commenced a two-part late stage clinical trial for this cancer. The first part compares ONCONASE(R) by itself to doxorubicin for the treatment of malignant mesothelioma. The second part of the clinical trial compares ONCONASE(R) in combination with doxorubicin against doxorubicin alone. The patient enrollment for the first part of the clinical trial has been completed and the trial is on-going. The second part is still in the enrollment phase. Based on the preliminary results of the trial, in March 2000, we had a meeting with the FDA to discuss these preliminary results and the scope and details of a proposed New Drug Application, or NDA, filing. We continue to provide the FDA with data concerning the manufacturing, efficacy and effects of ONCONASE(R). In order to file the NDA, we have to complete the current clinical trial, as well as present the FDA with information regarding the methods used to manufacture ONCONASE(R), an evaluation of the therapeutic and toxic doses of ONCONASE(R) in animals and studies regarding the detection of ONCONASE(R) in human blood and antibody formation. If the final results of the clinical trial confirm the preliminary data and ONCONASE(R) is found to be effective in the treatment of malignant mesothelioma, and these other requirements for filing an NDA are satisfied, we intend to file an NDA. We cannot estimate if or when the NDA may be filed.

      Additionally, we intend to seek non-U.S. marketing approvals for ONCONASE(R). In February 2001, we received an Orphan Medicinal Product Designation for ONCONASE(R) with the European Agency for the Evaluation of Medicinal Products. Currently, we are in discussions with a number of European regulatory agencies on the proposed registration requirements for the use of ONCONASE(R) as a treatment for malignant mesothelioma. However, we cannot be sure that this marketing approval will be granted.

      We have also conducted pilot clinical trials using ONCONASE(R) as a treatment for non-small cell lung cancer, metastatic breast cancer and renal cell cancer. Depending on the availability of capital, we intend to initiate additional trials of ONCONASE(R) for the treatment of these other solid tumors.

      Our research and development programs relate to the development of drugs to treat the following cancers and other diseases:

      o     unresectable malignant mesothelioma,

      o     renal cell carcinoma,

      o     other cancers (epithelial malignancies),

      o     non-Hodgkin's lymphoma,

      o     primary brain tumors,

      o     viral diseases,

      o     anti-inflammatory diseases, and

      o     other pathological conditions such as organ transplantation.

      We are pursuing some of these programs independently, while others are being undertaken in collaboration with the National Institutes of Health and other institutions.

      Our corporate headquarters is located at 225 Belleville Avenue, Bloomfield, New Jersey 07003 and our telephone number is (973) 748-8082.

                             Summary Financial Data

      You should read the following financial data in conjunction with the sections entitled "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the audited and unaudited financial statements and notes included in this prospectus.

                               August 24,
                                 1981
                               (Date of
                              Inception)                                Year Ended July 31,
                              to January    ------------------------------------------------------------------------
                               31, 2002         2001           2000           1999           1998           1997
                             ------------   ------------   ------------   ------------   ------------   ------------
                             (unaudited)
Statement of Operations
Data:
Total revenue,
principally investment
income ...................   $  1,986,034   $     13,121   $     51,144   $    168,372   $    311,822   $    442,572
Costs and Expenses:
  Costs of sales .........        336,495              0              0              0              0              0
  Research and
    development ..........     38,877,016      1,900,678      1,879,728      2,401,945      5,264,578      3,862,716
  General and
    administrative .......     21,249,007        705,745        644,588        920,686      1,412,968      1,475,624
  Interest ...............      3,131,236        153,029          4,980          2,377         21,782        123,099
                             ------------   ------------   ------------   ------------   ------------   ------------
  Total costs and expenses     63,593,754      2,759,452      2,529,296      3,325,008      6,699,328      5,461,439
  State tax benefit ......      1,560,979        451,395        755,854             --             --             --
Net loss .................   $(60,046,741)  $ (2,294,936)  $ (1,722,298)  $ (3,156,636)  $ (6,387,506)  $ (5,018,867)
                             ============   ============   ============   ============   ============   ============
Net loss per common share:
  Basic and diluted ......                  $      (0.12)  $      (0.10)  $      (0.18)  $      (0.40)  $      (0.34)
Weighted average number
  of common shares:
  Basic and diluted ......                    18,927,000     17,812,000     17,271,000     15,926,000     14,597,000
Dividends ................                             0              0              0              0              0


                                  Six Months Ended
                                     January 31
                             --------------------------
                                 2002           2001
                             ------------   -----------
                                 (unaudited)
Statement of Operations
Data:
Total revenue,
principally investment
income ...................   $        157   $     6,766
Costs and Expenses:
  Costs of sales .........              0             0
  Research and
    development ..........      1,007,981       877,836
  General and
    administrative .......        383,614       325,452
  Interest ...............         37,518         3,768
                             ------------   -----------
  Total costs and expenses      1,429,113     1,207,056
  State tax benefit ......        353,730       451,395
Net loss .................   $ (1,075,226)  $  (748,892)
                             ============   ===========
Net loss per common share:
  Basic and diluted ......   $      (0.05)  $     (0.04)
Weighted average number
  of common shares:
  Basic and diluted ......     20,326,920    18,749,429
Dividends ................              0             0


                                                            As of
                                                 ------------------------------
                                                 January 31,           July 31,
                                                    2002                 2001
                                                 ------------------------------
                                                 (unaudited)
Balance Sheet Data:
Total assets .................................   $   143,719          $ 201,609
Cash and cash equivalents ....................        14,483             44,781
Working Capital (deficit) ....................    (1,301,228)          (830,610)
Long-term liabilities ........................        20,141             23,663
Total stockholders' equity (deficiency) ......    (1,213,627)          (740,378)

                                  RISK FACTORS

      An investment in our common stock is speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding whether to purchase shares of our common stock. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently believe to be immaterial may also adversely affect our business. If any of the following risks actually occur, our business and operating results could be harmed. This could cause the trading price of our common stock to decline, and you may lose all or part of your investment.

Risks Related to Our Company

      We have incurred losses since inception and anticipate that we will incur continued losses for the foreseeable future. We do not have a current source of product revenue and may never be profitable.

      We are a development stage company and since our inception, our source of working capital has been public and private sales of our stock. We incurred a net loss of approximately $2,295,000 for the year ended July 31, 2001 and approximately $1,075,000 for the six months ended January 31, 2002. We have continued to incur losses since January 2002. In addition, we had working capital deficit of approximately $831,000 as of July 31, 2001 and approximately $1,301,000 as of January 31, 2002, and an accumulated deficit of approximately $60,047,000 as of January 31, 2002.

      We expect to continue to incur substantial operating losses in the future. Our profitability will depend on our ability to develop, obtain regulatory approvals for, and effectively market ONCONASE(R). The FDA has not, and may not, approve ONCONASE(R). We do not know if, or when, we will:

      o     complete our product development efforts,

      o     show that our products are safe and effective in clinical trials,

      o     submit an NDA for any of our product candidates,

      o     receive regulatory approval for any of our product candidates, or

      o sell sufficient approved products to generate enough revenue to enable us to earn a profit.

      We will seek to generate revenue through licensing, marketing and development arrangements prior to receiving revenue from the sale of our products, but we may not be able to successfully consummate any licensing, marketing or development arrangements. We, therefore, are unable to predict the extent of any future losses or the time required to achieve profitability, if at all.

      We may not be able to utilize all of our net operating loss carryforwards.

      At July 31, 2001, we had federal net operating loss carryforwards of approximately $40,185,000 that expire from 2002 to 2021. We also had investment tax credit carryforwards of approximately $18,000 and research and experimentation tax credit carryforwards of approximately $913,000 that expire from 2002 to 2021. New Jersey has enacted legislature permitting certain corporations located in New Jersey to sell state tax loss carryforwards and state research and development credits, or tax benefits. In December 1999, we realized net proceeds of $756,000 from the sale of our allocated tax benefits. In December 2000, we realized net proceeds of an additional $451,000 from the sale of our allocated tax benefits. In December 2001, we realized net proceeds of an additional $354,000 from the sale of our allocated tax benefits. We will attempt to sell our remaining approximately $1,051,000 net operating loss carryforwards between January 1, 2002 and June 30, 2003, but, as there is a limited market for these types of sales, we cannot predict whether we will be successful.

      We need additional financing immediately to continue operations and this financing may not be available on acceptable terms, if it is available at all.

      We need financing immediately in order to continue operations, including completion of our current clinical trials and filing an NDA. As a result of our continuing losses and lack of capital, the report of our independent auditors on our July 31, 2001 financial statements included an explanatory paragraph which states that our recurring losses, working capital deficit and limited liquid resources raise substantial doubt about our ability to continue as a going concern. Our financial statements at July 31, 2001 and January 31, 2002 do not include any adjustments that might result from the outcome of this uncertainty. If the results of the continuation of our current clinical trial does not indicate the efficacy and safety of ONCONASE(R) for malignant mesothelioma, our ability to raise additional capital will be adversely affected. Even if an NDA is filed, we will need additional financing to complete the approval process. As we have no liquid resources and significant liabilities, we need to raise additional capital in order to remain in operation. We believe our current operating levels require $160,000 of cash per month. We do not presently maintain the cash balance needed to fund our operations. In the near term, we expect to seek additional capital financing through the sales of equity in private placements but cannot be sure that we will be able to raise capital on favorable terms or at all. In addition, we expect some funds to be available through loans from our Chief Executive Officer, although no such loans are required to be made. We will need additional financing to fund our operations once these sources if received, are exhausted. We cannot be sure these funds will be received; however, if the funds are received they will assist us in satisfying our liquidity needs.

      Our clinical trials could take longer to complete and cost more than we expect.

      We are currently continuing our Phase III clinical trial of ONCONASE(R) for the treatment of malignant mesothelioma. The rate of completion of our clinical trial depends upon many factors, including the rate of enrollment of patients for the second part of the Phase III trial. Patient enrollment of the second part of the trial began in April 1999 and is expected to be completed December 2002. Because of the small patient population available for this trial, the rate of enrollment has been slower than anticipated. If we are unable to accrue sufficient additional patients in our trial during the appropriate period, we may need to delay the submission of an FDA filing and will likely incur significant additional costs. In addition, the FDA or institutional review boards may require us to delay, restrict, or discontinue our clinical trial in the event of unacceptable toxicity caused by the treatment.

      All statutes and regulations governing the conduct of clinical trials are subject to change by various regulatory agencies, including the FDA, in the future, which could affect the cost and duration of our clinical trials. Any unanticipated costs or delays in our clinical studies would delay our ability to generate product revenues and to raise additional capital and could cause us to be unable to fund the completion of the studies.

      If the results of larger scale clinical trials do not show the same promising results as earlier trials, we will have to abandon the failed product candidate after the expenditure of significant additional funds.

      During the course of our research and development, we may find that products that initially appeared promising no longer appear promising in larger-scale Phase III clinical trials. Like many companies in the pharmaceutical and biotechnology industries, we have experienced negative results in clinical trials after experiencing promising results in earlier trials. For example, in July 1998, we discontinued two Phase III clinical trials testing ONCONASE(R) with tamoxifen as a treatment for pancreatic cancer due to competitive pressures and our ability to accrue qualified patients in the clinical trial. If, in the future, we experience negative results in our current Phase III clinical trial or we have difficulty completing the trial, we may have to curtail, redirect or eliminate our product development programs or spend additional monies to complete more studies.

      If we fail to obtain the necessary regulatory approvals, we will not be allowed to commercialize our drugs and will not generate product revenues.

      We intend to file an NDA for ONCONASE(R) as a treatment for malignant mesothelioma if the data from current clinical trials support its efficacy. Obtaining FDA approval can take a substantial period of time and requires the expenditure of substantial resources for research and development and testing.

      Even if we receive regulatory approval, such approval may involve limitations on the indicated uses for which we may market our products. Further, even after approval, discovery of previously unknown problems could result in additional restrictions, including withdrawal of our products.

      In foreign jurisdictions, we must receive marketing authorizations from the appropriate regulatory authorities before we can commercialize our drugs. Foreign regulatory approval processes generally include all of the risks associated with the FDA approval procedures described above.

      If we fail to achieve regulatory approval or foreign marketing authorizations of our first product candidate we will not have a saleable product or product revenues for quite some time, if at all, and may not be able to continue operations.

      We are and will be dependent upon third parties for manufacturing, and will be dependent on third parties for marketing, our products. If these third parties do not devote sufficient time and resources to our products our revenues and profits may be adversely affected.

      We do not have the facilities or expertise to manufacture or market our products. We presently rely on third parties to perform certain of the manufacturing processes for the production of ONCONASE(R) for use in clinical trials. We intend to rely on third parties to manufacture and market our products if they are approved for sale by the appropriate regulatory agencies and are commercialized. Third party manufacturers may not be able to meet our needs with respect to the timing, quantity or quality of our products or to supply products on acceptable terms.

      Our product candidates may not be accepted by the market.

      Even if approved by the FDA and other regulatory authorities, our product candidates may not achieve market acceptance, which means we would not receive significant revenues from these products. Approval by the FDA does not necessarily mean that the medical community will be convinced of the relative safety, efficacy and cost-effectiveness of our products as compared to other products. In addition, third party reimbursers such as insurance companies and HMOs may be reluctant to reimburse expenses relating to our products.

      We depend upon key personnel and may not be able to retain these employees or recruit qualified replacement or additional personnel, which would harm our business.

      Because of the specialized scientific nature of our business, we are highly dependent upon qualified scientific, technical and management employees. There is intense competition for qualified personnel in the pharmaceutical field. Therefore the loss of key scientific, technical or management personnel, particularly Kuslima Shogen, our Chairman and Chief Executive Officer, would most likely delay our clinical trials, the commercialization of our products and the potential revenue from product sales. We carry key person life insurance on the life of Ms. Shogen with a face value of $1,000,000, but this amount may not be sufficient to cover our losses from any of these delays.

Risks Related to Our Industry

      Our proprietary technology and patents may offer only limited protection against infringement and the development by our competitors of competitive products.

      We currently own nine U.S. patents, four European patents and one Japanese patent. We also have patent applications that are pending in the United States, Europe and Japan, and an undivided interest in two patent applications that are pending in the United States. The scope of protection afforded by patents for biotechnological inventions can be uncertain, and such uncertainty may apply to our patents as well. Therefore, our patents may not give us competitive advantages or afford us adequate protection from competing products. Furthermore, others may independently develop products that are similar to our products, and may design around the claims of our patents.

      Patent litigation and intellectual property litigation are expensive. If we were to become involved in litigation, due to our limited capital resources and negative cash flow, we might not have the funds or other resources necessary to carry on the litigation in an effective manner. This may prevent us from protecting our patents or defending against claims of infringement.

      Developments by competitors may render our products obsolete or non-competitive.

      Currently, there are no approved systemic treatments for malignant mesothelioma. To our knowledge, no other company is developing a product with the same mechanism of action as ONCONASE(R). Several companies, universities, research teams and scientists are developing products to treat the same medical conditions our products are intended to treat. These competitors include Eli Lilly and Sugen, which are developing drugs for the treatment of malignant mesothelioma. Some of our competitors, including Eli Lilly, are more experienced and have greater clinical, marketing and regulatory capabilities and managerial and financial resources than we do. This may enable them to develop products to treat the same medical conditions our products are intended to treat before we are able to complete the development of our competing product.

      Our business is very competitive and involves rapid changes in the technologies involved in developing new drugs. If others experience rapid technological development, our products may become obsolete before we are able to recover expenses incurred in developing our products. We will probably face new competitors as new technologies develop. Our success depends on our ability to remain competitive in the development of new drugs. We may not be able to compete successfully.

      We may be sued for product liability.

      The use of our products by humans during testing of those products or after regulatory approval entails a risk of adverse effects which could expose us to product liability claims. We maintain product liability insurance in the amount of $3,000,000 for claims arising from the use of our products in U.S. clinical trials prior to FDA approval. Additionally, we also maintain product liability insurance in Europe in the amount of DM20,000,000. This insurance covers specifically Germany and Italy as well as additional European countries as the need arises. We may not be able maintain our existing insurance coverage or obtain coverage for the use of our products in the future. While we believe that we maintain adequate insurance coverage, our current insurance coverage and our financial resources may not be sufficient to pay any liability arising from a product liability claim.

Risks Related to This Offering

      Our stock is thinly traded and you may not be able to sell our stock when you want to do so.

      There has been no established trading market for our common stock since the stock was delisted from Nasdaq in April 1999. Since then our common stock has been quoted on the OTC Bulletin Board, and is currently thinly traded. From December 2000 through April 2002, the weekly trading volume was as low as 4,160 shares per week and only as high as 309,100 shares for any week in such period. You may be unable to sell our common stock when you want to do so if the trading market continues to be limited.

      The price of our common stock has been, and may continue to be, volatile.

      The market price of our common stock, like that of the securities of many other development stage biotechnology companies, has fluctuated over a wide range and it is likely that the price of our common stock will fluctuate in the future. Over the past three fiscal years, the sale price for our common stock, as reported by Nasdaq and the OTC Bulletin Board has fluctuated from a low of $0.19 to a high of $3.88. The market price of our common stock could be impacted by a variety of factors, including:

      o announcements of technological innovations or new commercial products by us or our competitors,

      o disclosure of the results of pre-clinical testing and clinical trials by us or our competitors,

      o     disclosure of the results of regulatory proceedings,

      o     changes in government regulation,

      o developments in the patents or other proprietary rights owned or licensed by us or our competitors,

      o public concern as to the safety and efficacy of products developed by us or others,

      o     litigation, and

      o     general market conditions in our industry.

      In addition, the stock market continues to experience extreme price and volume fluctuations. These fluctuations have especially affected the market price of many biotechnology companies. Such fluctuations have often been unrelated to the operating performance of these companies. Nonetheless, these broad market fluctuations may negatively affect the market price of our common stock.

      Our charter documents and Delaware law may discourage a takeover of our company.

      We are currently authorized to issue 1,000,000 shares of preferred stock. Our Board of Directors is authorized, without any approval of the stockholders, to issue the preferred stock and determine the terms of the preferred stock. There are no shares of preferred stock currently outstanding. The authorized shares of preferred stock will remain available for general corporate purposes, may be privately placed and can be used to make a change in control of our company more difficult. Under certain circumstances, our Board of Directors could create impediments to or frustrate persons seeking to effect a takeover or transfer in control of our company by causing shares of preferred stock to be issued to a stockholder who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of our company and its stockholders, but in which unaffiliated stockholders may wish to participate. Furthermore, the existence of authorized shares of preferred stock might have the effect of discouraging any attempt by a person, through the acquisition of a substantial number of shares of common stock, to acquire control of our company. Accordingly, the accomplishment of a tender offer may be more difficult. This may be beneficial to management in a hostile tender offer, but have an adverse impact on stockholders who may want to participate in the tender offer. Consequently, the Board of Directors, without further stockholder approval, could issue authorized shares of preferred stock with rights that could adversely affect the rights of the holders of our common stock to a stockholder which, when voted together with other securities held by members of the Board of Directors and the executive officers and their families, could prevent the majority stockholder vote required by our certificate of incorporation or Delaware General Corporation Law to effect certain matters.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. All statements, other than statements of historical fact, regarding our financial position, potential, business strategy, plans and objectives for future operations are "forward looking statements." These statements are commonly identified by the use of such terms and phrases as "intends," "expects," "anticipates," "estimates," "seeks" and "believes." You should read carefully the description of our plans and objectives for future operations, assumptions underlying these plans and objectives and other forward-looking statements included in "Prospectus Summary," "Use of Proceeds," "Management's Discussion And Analysis" and "Business" in this prospectus, but should not place undue reliance on these statements of expectations about our future performance. These descriptions and statements are based on management's current expectations. Our actual results may differ significantly from the results discussed in these forward-looking statements as a result of certain factors, including those set forth in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

      We will not receive any proceeds from the sale of our common stock in this offering. Some of the shares of common stock to be sold in this offering have not yet been issued and will only be issued upon the exercise of options and warrants. We will receive estimated net proceeds of approximately $1,278,979 if all of the warrants offered under this prospectus are exercised. However, the warrants may not be exercised, in which event we would not receive any proceeds. We intend to use any proceeds received from the exercise of the warrants for general corporate purposes, including the funding of research and development activities. We expect to incur expenses of approximately $60,000 in connection with this offering.

                           PRICE RANGE OF COMMON STOCK

      Our common stock is traded on the OTC Bulletin Board under the symbol "ACEL.OB." At the close of business on April 27, 1999, we were delisted from The Nasdaq SmallCap Market for failing to meet the minimum bid price requirements set forth in the NASD Marketplace Rules. As of April 30, 2002, we had approximately 1,217 stockholders of record of our common stock.

      The following table sets forth the range of high and low sale prices of our common stock. The prices for the periods commencing April 28, 1999 were obtained from the OTC Bulletin Board and the prices for the periods prior to April 28, 1999 were obtained from Nasdaq. These prices are believed to be representative of inter-dealer quotations, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.



                                                       Common Stock Price
                                                    -----------------------
                                                       Low          High
------------------------------------------------    ----------    ---------
Year Ending July 31, 2002
     First Quarter..............................        $0.33        $0.96
     Second Quarter ............................         0.35         1.01
     Third Quarter .............................         0.42         0.77
     Fourth Quarter (through May 31, 2002)......         0.36         0.47

Year Ending July 31, 2001
     First Quarter..............................        $0.75        $1.56
     Second Quarter.............................         0.53         1.38
     Third Quarter..............................         0.72         2.19
     Fourth Quarter ............................         0.81         1.59

Year Ended July 31, 2000
     First Quarter..............................        $0.41        $0.94
     Second Quarter.............................         0.38         1.94
     Third Quarter..............................         0.72         3.88
     Fourth Quarter.............................         0.69         2.63

                                 DIVIDEND POLICY

      We have not paid dividends on our common stock since inception and we do not plan to pay dividends in the foreseeable future. If we realize any earnings, they will be retained to finance our growth.

                             SELECTED FINANCIAL DATA

      You should read the following selected financial data together with the financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this prospectus. The selected statement of operations data shown below for the years ended July 31, 2001, 2000 and 1999 and the balance sheet data as of July 31, 2001 and 2000 are derived from our audited financial statements included elsewhere in this prospectus, and have been audited by KPMG LLP, independent auditors. The selected statement of operations data shown below for the years ended July 31, 1998 and 1997 and the balance sheet data as of July 31, 1999, 1998 and 1997 are derived from our audited financial statements which were also audited by KPMG LLP, but are not included in this prospectus or incorporated herein by reference. The selected financial data as of and for the six months ended January 31, 2002 and 2001 and for the period from August 24, 1981 (Date of Inception) to January 31, 2002 are unaudited and, in our opinion, contain all adjustments, consisting only of normal, recurring accruals, which are necessary for a fair statement of the results of those periods. Results for the six months ended January 31, 2002 are not necessarily indicative of results that may be expected for the entire year.

                                         August 24,
                                           1981
                                         (Date of
                                         Inception)                               Year Ended July 31,
                                         to January    ------------------------------------------------------------------------
                                          31, 2002         2001           2000           1999           1998           1997
                                        ------------   ------------   ------------   ------------   ------------   ------------
                                         (unaudited)
Statement of Operations
Data:
Total revenue,
principally investment
income ...............................  $  1,986,034   $     13,121   $     51,144   $    168,372   $    311,822   $    442,572
Costs and Expenses:
  Costs of sales .....................       336,495              0              0              0              0              0
  Research and development ...........    38,877,016      1,900,678      1,879,728      2,401,945      5,264,578      3,862,716
  General and administrative .........    21,249,007        705,745        644,588        920,686      1,412,968      1,475,624
  Interest ...........................     3,131,236        153,029          4,980          2,377         21,782        123,099
                                        ------------   ------------   ------------   ------------   ------------   ------------
  Total costs and expenses ...........    63,593,754      2,759,452      2,529,296      3,325,008      6,699,328      5,461,439
  State tax benefit ..................     1,560,979        451,395        755,854             --             --             --
Net loss .............................  $(60,046,741)  $ (2,294,936)  $ (1,722,298)  $ (3,156,636)  $ (6,387,506)  $ (5,018,867)
                                        ============   ============   ============   ============   ============   ============
Net loss per common share:
  Basic and diluted ..................                 $      (0.12)  $       (.10)  $       (.18)  $       (.40)  $       (.34)
Weighted average number
  of common shares:
  Basic and diluted ..................                   18,927,000     17,812,000     17,271,000     15,926,000     14,597,000
Dividends ............................                            0              0              0              0              0


                                                Six Months Ended
                                                   January 31
                                           --------------------------
                                               2002           2001
                                           ------------   -----------
                                                   (unaudited)
Statement of Operations
Data:
Total revenue,
principally investment
income ...............................     $        157   $     6,769
Costs and Expenses:
  Costs of sales .....................                0             0
  Research and development ...........        1,007,981       877,836
  General and administrative .........          383,614       325,452
  Interest ...........................           37,518         3,768
                                           ------------   -----------
  Total costs and expenses ...........        1,429,113     1,207,056
  State tax benefit ..................          353,730       451,395
Net loss .............................     $ (1,075,226)  $  (748,892)
                                           ============   ===========
Net loss per common share:
  Basic and diluted ..................     $     (0.05)   $     (0.04)
Weighted average number
  of common shares:
  Basic and diluted ..................       20,326,920    18,749,429
Dividends ............................                0             0

                                                                                                                    As of
                                                                         As of July 31,                          January 31,
                                           ------------------------------------------------------------------    -----------
                                              2001          2000          1999          1998          1997          2002
                                           ---------     ---------     ----------    ----------    ----------    -----------
Balance Sheet Data:                                                                                              (unaudited)
Total assets ..........................    $ 201,609     $ 488,099     $1,728,648    $5,516,678    $8,034,954    $   143,719
Cash and cash equivalents .............       44,781       257,445      1,383,133     5,099,453     7,542,289         14,483
Working capital (deficit) .............     (830,610)     (303,646)       498,993     3,398,527     5,254,434     (1,301,228)
Long-term liabilities .................       23,663        30,251              0         6,727        15,902         20,141
Total stockholders' equity (deficiency)     (740,378)     (131,860)       757,200     3,691,838     5,566,091     (1,213,627)

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

      Since our inception, we have devoted the majority of our resources to the research and development of ONCONASE(R). After we observed preliminary analysis of the progress and results of the Phase III clinical trial for advanced pancreatic cancer, we closed the pancreatic cancer trials and redirected our resources towards the completion of the ongoing Phase III clinical trial for unresectable malignant mesothelioma. We have had a series of meetings and communications with the FDA and the European Agency for the Evaluation of Medicinal Products, or EMEA, to establish mutually agreed upon parameters for the NDA and Marketing Authorization Application, or MAA, submissions. We must complete the current clinical trial for the FDA filing, as well as provide the FDA and EMEA with information regarding the methods used to manufacture ONCONASE(R), evaluation of the therapeutic and toxic doses of ONCONASE(R) in animals and studies regarding the detection of ONCONASE(R) in human blood and antibody formation. Additionally, for the MAA submission, we must establish or designate a legal partner in the EU, which is considered to be a qualified pharmaceutical company for at least three months prior to filing the MAA. We are also exploring various strategic alternatives for our business and our research and development operations.

      We have historically funded the research and development of our products from cash receipts resulting from the private sales of our securities and from certain debt financings. The termination of the Phase III clinical trials for advanced pancreatic cancer had a significant and detrimental impact on the price of our common stock and our ability to raise additional capital for future operations. We may not have, or may not be able to obtain, the financial resources required to pay for all the associated costs of the malignant mesothelioma program to file a Unites States and/or foreign registration for the marketing approval of ONCONASE(R) for this indication or for continued operations.

Results of Operations

Six Month Period Ended January 31, 2002 and 2001

      Revenues

      We are a development stage company as defined in the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 7. We are devoting substantially all of our present efforts to establishing a new business and developing new drug products. Our planned principal operations of marketing and/or licensing of new drugs have not commenced and, accordingly, we have not derived any significant revenue from these operations. We focus most of our productive and financial resources on the development of ONCONASE(R) and as such we did not had any sales in the six months ended January 31, 2002 and 2001. Investment income for the six months ended January 31, 2002, was $200 compared to $6,800 for the same period last year, a decrease of $6,600. This decrease was due to lower balances of cash and cash equivalents.

      Research and Development

      Research and development expense for the six months ended January 31, 2002 was $1,008,000 compared to $878,000 for the same period last year, an increase of $130,000, or 15%. This increase was primarily due to an increase in costs in support of on-going Phase III clinical trials for ONCONASE(R) for malignant mesothelioma and an increase in cost of clinical supplies related to the clinical trials, both resulting from the expansion of our Phase III clinical trials for malignant mesothelioma in Europe and an increase in patent and trademark applications for ONCONASE(R). This increase was partially offset by a reduction of a non-cash expense relating to stock options issued for consulting services.

      General and Administrative

      General and administrative expense for the six months ended January 31, 2002 was $383,000 compared to $325,000 for the same period last year, an increase of $58,000 or 18%. This increase was primarily due to an increase in public relations expenses and an increase in legal expenses due to business development activities, offset by a reduction in a non-cash expense relating to stock options issued for consulting services.

      Interest

      Interest expense for the six months ended January 31, 2002 was $38,000 compared to $4,000 for the same period last year, an increase of $34,000. This increase was primarily due to the interest expense on the renewal of the convertible notes and related warrants issued to unrelated parties in April 2001. The interest expense was based on the value of the warrants using the Black-Scholes options-pricing model, amortized on a straight-line basis over the life of the notes.

      Income Taxes

      New Jersey has enacted legislation permitting certain corporations located in New Jersey to sell state tax loss carryforwards and state research and development credits or tax benefits. For the state fiscal year 2002 (July 1, 2001 to June 30, 2002), we have $1,477,000 total available tax benefits of which $426,000 was allocated to be sold between July 1, 2001 and June 30, 2002. In December 2001, we received $354,000 from the sale of allocated tax benefits which was recognized as a tax benefit for the six months ended January 31, 2002. In December 2000, we received $451,000 from the sale of the allocated tax benefits which was recognized as a tax benefit for the six months ended January 31, 2001. We will attempt to sell the remaining balance of our tax benefits in the amount of approximately $1,051,000 between July 1, 2002 and June 30, 2003, subject to all existing laws of the State of New Jersey. However, we cannot assure you that we will be able to find a buyer for our tax benefits or that such funds will be available in a timely manner.

      Net Loss

      We have incurred net losses during each year since our inception. The net loss for the six months ended January 31, 2002 was $1,075,000 as compared to $749,000 for the same period last year, an increase of $326,000. The cumulative loss from the date of inception, August 24, 1981 to January 31, 2002, amounted to $60,046,000. Such losses are attributable to the fact that we are still in the development stage and accordingly have not derived sufficient revenues from operations to offset the development stage expenses.

Fiscal Years Ended July 31, 2001, 2000 and 1999

      Revenues

      We did not have any sales in fiscal 2001, 2000 and 1999. Investment income for fiscal 2001 was $13,000 compared to $51,000 for fiscal 2000, a decrease of $38,000. This decrease was due to lower balances of cash and cash equivalents. Investment income for fiscal 2000 was $51,000 compared to $168,000 for fiscal 1999, a decrease of $117,000. This decrease was due to lower balances of cash and cash equivalents.

      Research and Development

      Research and development expense for fiscal 2001 was $1,901,000 compared to $1,880,000 for fiscal 2000, an increase of $21,000, or 1%. This increase was primarily due to an increase in costs in support of ongoing clinical trials and increase in costs related to ONCONASE(R) clinical supplies, both primarily due to the expansion of our Phase III clinical trials for malignant mesothelioma in Europe. These increases were offset by a decrease in expenses related to the NDA filing for ONCONASE(R) with the FDA.

      Research and development expense for fiscal 2000 was $1,880,000 compared to $2,402,000 for fiscal 1999, a decrease of $522,000, or 22%. This decrease was primarily due to an 80% decrease in costs in support of ongoing clinical trials, primarily due to lower clinical costs related to the Phase III clinical trials for malignant mesothelioma and pancreatic cancer, an 82% decrease in costs related to the preclinical research studies of ONCONASE(R) and a 44% decrease in costs related to the manufacture of clinical supplies of ONCONASE(R). These decreases were offset by an increase in expenses in preparation of an NDA filing for ONCONASE(R) and an 82% increase in expenses associated with the new patent and trademark applications for ONCONASE(R).

      General and Administrative

      General and administrative expense for fiscal 2001 was $706,000 compared to $645,000 for fiscal 2000, an increase of $61,000, or 9%. This increase was primarily due to a 58% increase in costs related to public relations activities, a 30% increase in non-cash expense relating to stock options issued for consulting services, a 12% increase in personnel costs and an 87% increase in costs associated with business development activities.

      General and administrative expense for fiscal 2000 was $645,000 compared to $921,000 for fiscal 1999, a decrease of $276,000, or 29%. This decrease was primarily due to a 45% reduction in administrative personnel costs, primarily due to the resignation of our chief financial officer, a 46% decrease in consulting fees and a 55% decrease in public relations expenses, offset by a $20,000 increase in legal fees.

      Interest

      Interest expense for fiscal 2001 was $153,000 compared to $5,000 in fiscal 2000, an increase of $148,000. The increase was primarily due to the interest expense on convertible notes and related warrants issued in April 2001 to related and unrelated parties. The interest expense was based on the value of the warrants using the Black-Scholes options-pricing model, amortized on a straight-line basis over the life of the notes.

      Interest expense for fiscal 2000 was $5,000 compared to $2,000 in fiscal 1999, an increase of $3,000. The increase was primarily due to the financing of office equipment during the fiscal year ended July 31, 2000.

      Income Taxes

      In December 2000, we received $451,000 from the sale of an aggregate of $602,000 tax benefits which was recognized as a tax benefit for our fiscal 2001 In December 1999, we received $756,000 from the sale of our tax benefits which was recognized as a tax benefit for our fiscal 2000.

      Net Loss

      We have incurred net losses during each year since our inception. The net loss for fiscal 2001 was $2,295,000 as compared to $1,722,000 in fiscal 2000 and $3,157,000 in fiscal 1999. The cumulative loss from the date of inception, August 24, 1981, to July 31, 2001 amounted to $58,971,000. Such losses are attributable to the fact that we are still in the development stage and accordingly have not derived sufficient revenues from operations to offset the development stage expenses.

Liquidity and Capital Resources

      We have financed our operations since inception primarily through equity and debt financing, research product sales and interest income. During the fiscal year 2001, we had a net decrease in cash and cash equivalents of $213,000. During the six months ended January 31, 2002, we had a net decrease in cash and cash equivalents of $30,000, which resulted primarily from net cash used in operating activities of $572,000, offset by net cash provided by financing activities of $542,000, primarily from the private placement of common stock and warrants and proceeds from the short-term borrowings. Total cash resources as of January 31, 2002 were $14,000 compared to $45,000 at July 31, 2001.

      Our current liabilities as of July 31, 2001 were $918,000 compared to $590,000 at July 31, 2000, an increase of $328,000. Our current liabilities as of January 31, 2002 were $1,337,000 compared to $918,000 at July 31, 2001, an increase of $419,000. The increase was primarily due to an increase in expenses related to the expansion of our Phase III clinical trials for malignant mesothelioma in Europe. As of January 31, 2002 our current liabilities exceeded our current assets and we had a working capital deficit of $1,301,000.

      The following transactions occurred after January 31, 2002:

      o In February 2002, we issued warrants to purchase 1,500,000 shares of common stock to Roan Meyers Associates L.P. for an aggregate warrant purchase price of $1,500 in connection with the engagement of Roan Meyers to render advisory services. Roan Meyers has already exercised warrants to purchase 100,000 shares of common stock with an exercise price of $0.50 per share, resulting in gross proceeds of $50,000 to us. Warrants to purchase an additional 400,000 shares are currently exercisable, of which 150,000 shares have an exercise price of $0.50 per share and 250,000 have an exercise price of $1.00 per share. The remaining 1,000,000 warrants will become exercisable if Roan Meyers is successful in helping us raise capital. For each $1 million in capital financing raised with the assistance of Roan Meyers, 200,000 warrants will become exercisable up to 1,000,000 warrants in the aggregate. Of those 1,000,000 warrants, 400,000 are exercisable at $1.00 per share and 600,000 are exercisable at $1.50 per share. We recorded an expense equal to the fair market value of the first 500,000 warrants in February 2002 based upon the fair value of such warrants as estimated by Black Scholes ($153,300), less the $1,500 received from the sale of the warrants and will record an expense on the additional warrants when they vest using Black Scholes to estimate their value at that time.

      o In March 2002, we completed a private placement resulting in the issuance of 200,000 shares of restricted common stock and 200,000 five-year warrants to purchase an aggregate of 200,000 shares of common stock at an exercise price of $0.75 per share. We received an aggregate $100,000 from such private placement.

      o In April 2002, we completed a private placement resulting in the issuance of 838,638 shares of restricted common stock and 838,638 five-year warrants to purchase an aggregate of 838,638 shares of common stock at an exercise price of $0.75 per share. We received an aggregate $375,000 from such private placement.

      o In April 2002, we issued a note payable to an unrelated party in the amount of $100,000. The note was due thirty days bearing interest at 8% per annum. In addition, he will receive 100,000 stock options to purchase 100,000 shares of common stock at an exercise price of $0.60 per share. In May 2002, the lender orally agreed to extend the note for an undetermined period.

      o On May 13, 2002, we completed a private placement resulting in the issuance of 500,000 shares of restricted common stock and 500,000 five-year warrants to purchase an aggregate of 500,000 shares of common stock at an exercise price of $1.00 per share. We received an aggregate $200,000 from such private placement.

      From time to time, Kuslima Shogen, our Chief Executive Officer and acting Chief Financial Officer and the Chairman of our board of directors, has made some loans to us, a portion of which has been repaid. The amounts loaned are repayable upon demand and bear interest at 8% per annum. As of April 30, 2002, we owed Ms. Shogen $126,500.

      We have continued to incur losses since January 2002. As of April 30, 2002 we had an estimated working capital deficit of approximately $1,402,000.

      New Jersey has enacted legislation permitting certain corporations located in New Jersey to sell state tax loss carryforwards and state research and development credits or tax benefits. For the state fiscal year 2002 (July 1, 2001 to June 30, 2002), we have $1,477,000 total available tax benefits of which $426,000 was allocated to be sold between July 1, 2001 and June 30, 2002. In December 2001, we received $354,000 from the sale of the allocated tax benefits which was recognized as a tax benefit for the quarter ended October 31, 2001. In December 2000, we received $451,000 from the sale of an aggregate of $602,000 tax benefits which was recognized as a tax benefit for our fiscal 2001. In December 1999, we received $756,000 from the sale of our tax benefits which was recognized as a tax benefit for our fiscal 2000. We will attempt to sell the remaining balance of our tax benefits in the amount of approximately $1,051,000 between July 1, 2002 and June 30, 2003, subject to all existing laws of the State of New Jersey. However, we may not be able to find a buyer for our tax benefits or that such funds may not be available in a timely manner.

      Our continued operations will depend on our ability to raise additional funds through various potential sources such as equity and debt financing, collaborative agreements, strategic alliances, sale of tax benefits, revenues from the commercial sale of ONCONASE(R) and our ability to realize the full potential of our technology and our drug candidates. Such additional funds may not become available as we need them or be available on acceptable terms. To date, a significant portion of our financing has been through private placements of common stock and warrants, the issuance of common stock for stock options and warrants exercised and for services rendered, debt financing and financing provided by our Chief Executive Officer. Until our operations generate significant revenues, we will need to continue to fund operations through the sources of capital previously described. From August 1, 2001 through May 13, 2002, we received gross proceeds of approximately $1,271,000 from the private placement of equity from various individual investors, issuance of note payable to an unrelated party and the exercise of warrants by an unrelated party. We have also received from time to time loans payable on demand from a related party. As of April 30, 2002 the aggregate balance of these loans was $126,500. Additionally, in December 2001 we received $354,000 through the sale of our tax benefits. As we have no liquid resources and significant liabilities, we need to raise additional capital in order to remain in operation. We believe our current operating levels require $160,000 of cash per month. We do not presently maintain the cash balance needed to fund our operations; however, to date we have been able to meet the cash needed for continued operations.

      In the near term we continue to seek additional capital financing through the sales of equity in private placements but cannot be sure that we will be able to raise capital on favorable terms or at all. In addition, we expect some funds to be available through loans from our Chief Executive Officer, although no such loans are required to be made. Once any of these sources, if received, are exhausted, we will need additional financing through the sources described above to continue our operations. We cannot be sure these funds will be received; however, if the funds are received they will assist us in satisfying our liquidity needs. The report of our independent auditors on our July 31, 2001 financial statements included an explanatory paragraph which states that our recurring losses, working capital deficit and limited liquid resources raise substantial doubt about our ability to continue as a going concern. Our financial statements at July 31, 2001 and January 31, 2002 do not include any adjustments that might result from the outcome of this uncertainty.

      We will continue to incur costs in conjunction with our U.S. and foreign registrations for marketing approval of ONCONASE(R). We are currently in discussions with several potential strategic alliance partners including major international biopharmaceutical companies to further the development and marketing of ONCONASE(R) and other related products in our pipeline. However, we cannot be certain that any such alliances will materialize.

      Our common stock was delisted from The Nasdaq SmallCap Market effective at the close of business April 27, 1999 for failing to meet the minimum bid price requirements set forth in the NASD Marketplace Rules. Since April 28, 1999, our common stock has traded on the OTC Bulletin Board under the symbol "ACEL.OB". Delisting of our common stock from Nasdaq could have a material adverse effect on our ability to raise additional capital, our stockholders' liquidity and the price of our common stock.

      The market price of our common stock is volatile, and the price of the stock could be dramatically affected one way or another depending on numerous factors. The market price of our common stock could also be materially affected by the marketing approval or lack of approval of ONCONASE(R).

Changes In Accountants

      On December 1, 1993, some of the shareholders of Armus Harrison & Co. terminated their association with Armus Harrison, and Armus Harrison ceased performing accounting and auditing services, except for limited accounting services to be performed on our behalf. In June 1996, Armus Harrison dissolved and ceased all operations. The report of KPMG LLP with respect to our financial statements from inception to July 31, 2001 is based on the report of Armus Harrison for the period from inception to July 31, 1992, although Armus Harrison has not consented to the use of its report in the registration statement of which this prospectus is a part and will not be available to perform any subsequent review procedures with respect to its report. Accordingly, investors will be barred from asserting claims against Armus Harrison under Section 11 of the Securities Act on the basis of the use of its report in any of our registration statements into which the report is used directly on as the basis for a report used in any registration statement of ours. In addition, if anyone seeks to assert a claim against Armus Harrison for false or misleading financial statements and disclosures in documents previously filed by us, the claim will be adversely affected and possibly barred. Furthermore, due to the lack of a consent from Armus Harrison to the use of its audit report in the registration statement of which this prospectus is a part, our officers and directors will be unable to rely on the authority of Armus Harrison as experts in auditing and accounting if any claim is brought against such persons under Section 11 of the Securities

Act based on alleged false and misleading Financial Statements and disclosures attributable to Armus Harrison. The discussion regarding certain effects of the Armus Harrison termination is not meant and should not be construed in any way as legal advice to any party and any potential purchaser should consult with his, her or its own counsel with respect to the effect of the Armus Harrison termination on a potential investment in our common stock or otherwise.

                                    BUSINESS

Overview

      We are a biopharmaceutical company, organized in 1981, primarily engaged in the discovery and development of new drugs for the treatment of cancer and other pathological conditions. In 1987, we completed the molecular characterization (which is the determination of the molecular structure and other physical and chemical characteristics) of a specific protein, which we named P-30 Protein. In October 1998, the United States Adapted Names Council adapted the name ranpirnase as the United States adaptive name for P-30 Protein, which we have trademarked as ONCONASE(R).

      ONCONASE(R), which has been isolated from the eggs of the leopard frog, is a novel ribonuclease that is unique among the superfamily of pancreatic ribonuclease. We have determined that, thus far, ranpirnase is the smallest known protein belonging to the superfamily of pancreatic ribonuclease. Ribonucleases are enzymes that break certain bonds of ribonucleic acids. Ribonucleases serve several important biological functions in nature, including regulation of angiogenesis, which is the formation of new blood vessels, anti-viral and anti-parasitic defenses, and restrictive pollination in plants. In addition to taking advantage of the natural biological functions of ribonucleases, frog ribonucleases may be more therapeutically effective in humans than human ribonuclease as they do not appear to be inhibited by human ribonuclease inhibitors. Therefore, the development of amphibian ribonucleases into therapeutics may result in a new class of compounds for the treatment of diseases such as cancer and AIDS.

      Based on our preclinical and clinical testing, we believe that ONCONASE(R) and related compounds may have utility:

      o     as a single agent,

      o     in combination with other anti-cancer agents,

      o as the active ingredient in a targeted conjugate, which is a new compound resulting from chemically joining two different molecules with targeted specificity, and

      o     in a variety of delivery systems.

      During clinical trials, patients with advanced stages of solid tumors have been treated with ONCONASE(R) on a weekly basis. Data from these clinical trials show that the most significant clinical results to date have been observed in unresectable malignant mesothelioma, an inoperable cancer found in the lining of the lung and abdomen. Unresectable malignant mesothelioma is often linked to asbestos exposure and afflicts approximately 3,500 to 5,000 newly diagnosed patients in the United States each year. Epidemiologists have predicted that over the next 35 years over 250,000 people will die from malignant mesothelioma in Europe alone. There is currently no standard approved drug for this disease. We have also conducted pilot clinical trials in non-small cell lung cancer, metastatic breast cancer and renal cell cancer. We intend to initiate trials of ONCONASE(R) in other cancer indications.

      Side effects associated with ONCONASE(R), as observed in over 700 patients treated to date, have been modest. The most significant side effect has been in kidney function, which has been observed to be reversible upon the reduction of dose or temporary or permanent discontinuation of treatment. Patients treated with ONCONASE(R) have shown little evidence of bone marrow suppression, hair loss or other severe organ damage frequently observed after treatment with most other chemotherapeutic drugs. This safety profile may result from the fact that ranpirnase is structurally similar to several human ribonucleases.

      We are currently conducting a two-part Phase III clinical trial of ONCONASE(R) as a treatment for malignant mesothelioma. The first part compares ONCONASE(R) to doxorubicin in patients with unresectable malignant mesothelioma. Doxorubicin is considered by opinion leaders to be the most effective drug for the treatment of malignant mesothelioma. The second part of the trial compares the combination of ONCONASE(R) and doxorubicin versus doxorubicin by itself. The patient enrollment for the first part of the clinical trial has been completed however, the trial is still ongoing. The second part of the trial is still in the enrollment phase.

      We have had a series of meetings with the FDA to establish mutually agreed upon parameters for the NDA to obtain marketing approval for ONCONASE(R). In order to file the NDA, we have to complete the current clinical trial, as well as provide the FDA with information regarding the methods used to manufacture ONCONASE(R), evaluation of the therapeutic and toxic doses of ONCONASE(R) in animals and studies regarding the detection of ONCONASE(R) in human blood and antibody formation. We cannot estimate if or when we will file the NDA. Even if we file an NDA, marketing approval for ONCONASE(R) as a treatment for malignant mesothelioma may not be granted by the FDA.

      In February 2001, we received an Orphan Medicinal Product Designation for ONCONASE(R) from The European Agency for the Evaluation of Medicinal Products, or EMEA. We are currently in discussions with the EMEA regarding the Marketing Authorization Application, or MAA, registration requirements of ONCONASE(R) for the treatment of malignant mesothelioma. We must establish or designate a legal partner in the European Union, which is considered to be a qualified pharmaceutical company for at least three months prior to filing the MAA. We cannot predict whether this marketing approval will be granted.

      We have established a scientific collaboration with the National Cancer Institute, or NCI. This collaboration has produced a conjugate, or chemical construct, of ranpirnase with a monoclonal antibody that demonstrated activity in treating non-Hodgkin's lymphoma in preclinical studies. Additionally, preclinical studies are ongoing at the NCI in preparation for commencing clinical trials for the treatment of patients with non-Hodgkin's lymphoma with this new conjugate.

      We believe that ranpirnase may also be used in the development of an anti-viral agent. The National Institutes of Health, or NIH, have performed an independent in vitro screen of ONCONASE(R) against the HIV virus type 1. In vitro studies are those performed in artificial laboratory vessels. The results showed ONCONASE(R) to inhibit replication of HIV by up to 99.9% after a four-day incubation period at concentrations not toxic to uninfected cells. In vitro findings by the NIH revealed that ONCONASE(R) significantly inhibited production of HIV in several persistently infected human cell lines, preferentially breaking down viral RNA and cellular transfer RNA while not affecting normal cellular ribosomal RNA and messenger RNAs. Moreover, the NIH - Division of AIDS found that ONCONASE(R) has in vitro anti-viral effects. Subject to the availability of the required capital, we plan to conduct further research concerning anti-viral effects.

      Other Products

      We have also discovered another series of proteins that may have therapeutic uses. These proteins appear to be involved in the regulation of both early embryonic and malignant cell growth. However, it will require significant additional research and funding to develop these proteins into therapeutics. At this time, we are unable to fund such research and we do not know if we will be able to raise sufficient capital in the future for such research; however, we are in early discussions with potential collaborators for the development of these new compounds.

Research and Development Programs

      Research and development expenses for the fiscal years ended July 31, 2001, 2000, and 1999 were $1,901,000, $1,880,000, and $2,402,000, respectively.
Research and development expenses for the six months ended January 31, 2002 were $1,008,000. Our research and development programs focus primarily on the development of therapeutics from amphibian ribonucleases. Because ribonucleases have been shown to be involved in the regulation of cell proliferation, maturation, differentiation and programmed cell death known as apoptosis, ribonucleases may be ideal candidates for the development of therapeutics for the treatment of cancer and other life-threatening diseases, including HIV infection, that require anti-proliferative and pro-apoptotic properties.

      Our research and development programs relate to the development of drugs to treat the following cancers and other diseases:

      o     unresectable malignant mesothelioma,

      o     renal cell carcinoma,

      o     other cancers (epithelial malignancies),

      o     non-Hodgkin's lymphoma,

      o     primary brain tumors,

      o     viral diseases,

      o     anti-inflammatory diseases, and

      o     other pathological conditions such as organ transplantation.

      We are pursuing some of these programs independently, while others are being undertaken in collaboration with the National Institutes of Health and other institutions.

Clinical Development and Clinical Trials

      ONCONASE(R) has been tested in Phase I, Phase II and Phase III clinical trials in more than 35 cancer centers across the United States and Europe, including major centers such as Columbia-Presbyterian, University of Chicago, M.D. Anderson and Cedars-Sinai Cancer Centers. Due to limited capital, we have been very selective in our product development strategy, which is focused on the use of ONCONASE(R) alone or in combination with drugs which have shown evidence of preclinical and clinical efficacy on tumor types for which median survivals are typically less than a year and there are few or no approved treatments.

      ONCONASE(R) has been tested as a single agent in patients with a variety of solid tumors and in combination with tamoxifen in patients with prostate cancer, advanced pancreatic cancer and renal cell carcinoma.

      ONCONASE(R) is currently in a Phase III clinical trial for unresectable malignant mesothelioma, comparing ONCONASE(R) alone to doxorubicin and comparing ONCONASE(R) with doxorubicin to doxorubicin alone. The trial is a randomized, controlled study. No standard approved therapy exists to treat this deadly cancer, and most advanced, unresectable malignant mesothelioma patients die of progressive disease within six to 12 months of diagnosis.

      We have had a series of meetings with the FDA to establish mutually agreed upon parameters for the NDA to obtain marketing approval for ONCONASE(R). In February 2001, we received an Orphan Medicinal Product Designation for ONCONASE(R) from the EMEA. We are currently in discussions with the EMEA on the MAA registration requirements for ONCONASE(R) as treatment for malignant mesothelioma. We cannot predict whether marketing approval of ONCONASE(R) for the treatment of unresectable malignant mesothelioma will be granted by the FDA or foreign regulatory agencies.

      ONCONASE(R) has demonstrated to be synergistic with tamoxifen in inhibiting tumor cell growth in prostate and renal cell cancers in in vitro tests. We completed Phase I/II clinical studies testing ONCONASE(R) in combination with tamoxifen in prostate cancer and renal cell carcinoma. Reported toxicities in these trials were primarily renal, dose-related and reversible. There has been little evidence of bone marrow suppression, hair loss or other severe organ damage frequently observed after treatment with most other chemotherapeutic drugs. We intend to proceed with prostate and renal cell cancer research in the future either on our own or in collaboration with others; however, at this time we are not certain if we will have the financings for such research.

      A collaboration with the NCI has produced a conjugate of ranpirnase with a monoclonal antibody which has been deemed active in vivo for non-Hodgkin's lymphoma. The conjugate is currently being evaluated by the NCI for clinical trials.

Preclinical Research

      The results of our preclinical research have been presented at scientific meetings or have been published in peer-reviewed journals.

      In Vitro Anti-Cancer Activity

      ONCONASE(R) has demonstrated a broad spectrum of anti-tumor effects in vitro. The NCI Cancer Screen has determined that ONCONASE(R) kills cancer cells, therefore, was judged to be what is called an "active" drug in accordance with NCI criteria. Scientists at Harvard Medical School demonstrated in vitro that ONCONASE(R) interferes with new blood vessel formation in tumors.

      In vitro, ONCONASE(R), in combination with other drugs shown below, has been shown to have a synergistic effect, which means that the effect of ONCONASE(R) with these drugs acting together is greater than if used alone with respect to the following:


          Drug Combination                                      Cancer
          ----------------                                      ------
      ONCONASE(R) + Tamoxifen                    Prostatic, Ovarian, Renal Cell Carcinoma

      ONCONASE(R) + Phenothiazine                Non-Small Cell Lung Carcinoma

      ONCONASE(R) + Lovastatin                   Non-Small Cell Lung Carcinoma, Ovarian

      ONCONASE(R) + Cisplatin                    Ovarian

      ONCONASE(R) + All-trans-retionoic acid     Glioma

      ONCONASE(R) + Vincristine                  Colorectal, Breast

      ONCONASE(R) + Doxorubicin                  Colorectal, Resistant Breast

      ONCONASE(R) + Taxol                        Resistant Breast

      In Vivo Anti-Cancer Activity

      There is in vivo data which indicates that the use of ONCONASE(R) with the following drugs is synergistic:

      o     vincristine,

      o     doxorubicin, and

      o     tamoxifen.

      These synergisms suggest a potential for broader therapeutic utility of ONCONASE(R) in cancer treatments. The NCI reported the ability of ONCONASE(R) to overcome multiple drug resistance as well as other forms of drug resistance (referring to a drug that no longer kills cancer cells) both in vitro and in vivo.

      ONCONASE(R) as a Radiosensitizing and Anti-Angiogenic Agent

      Collaborative research at the University of Medicine and Dentistry of New Jersey at Camden and the University of Pennsylvania Medical Center, Department of Radiation Oncology, demonstrated that ranpirnase makes tumors more susceptible to be killed by radiation treatment and interferes with tumor blood vessel supply.

      Ranpirnase Conjugates and Fusion Proteins

      In addition to using it in its native form, we are conjugating, or chemically linking, ranpirnase with targeting molecules, resulting in various conjugates, to ensure its delivery to specific tissue targets. Several conjugates are being developed by the NIH in collaboration with our scientists and have demonstrated significant anti-tumor activity, reflecting significant prolongation of survival of treated animals as compared to untreated animals. In addition, we are synthesizing several genes of ranpirnase, its variants and other amphibian ribonucleases using recombinant, or cloning, technologies. We intend to use these genes to develop novel therapeutics that selectively target specific tumors. Production of these engineered genes and products may also lead to their use in gene therapy and other therapeutic applications in cancer and other diseases.

      Ranpirnase Variant Conjugates

      We have developed a variant of ranpirnase and conjugated, or linked, it to a variety of clinically important proteins and peptides. These conjugates are designed to specifically target selected molecular structures in the body. These conjugates may have therapeutic applications in the treatment of anti-inflammatory diseases, such as arthritis, and other autoimmune diseases.

      Proteasome Inhibitors

      Cyclins and cyclin-dependent kinases are two major groups of protein regulators of the cell cycle progression. This means that each dividing cell, such as a tumor (malignant) cell, undergoes cyclical metabolic and morphological (structural) changes which are defined as the cell cycle. Cancer can be defined as the uncontrolled growth and proliferation of cells often associated with a de-regulated pattern of cell growth maturation and division. In vitro studies of ONCONASE(R) have shown its ability to interrupt cell cycle progression. Given that ONCONASE(R) and proteasome inhibitors both have been shown in vitro to modulate fundamental mechanisms governing tumor cell growth, proliferation and death, we are testing ONCONASE(R) and proteasome inhibitors in combination and have discovered synergistic anti-tumor effects. We believe that a new class of anti-cancer compounds can be developed combining ranpirnase and its variants with proteasome inhibitors.

      HIV Infection

      The drugs currently approved in the United States for the treatment of the HIV infection consist primarily of reverse transcriptase inhibitors and protease inhibitors. There is an extremely high rate of resistance developing to several currently available anti-viral drugs, primarily due to the exponentially increasing rate of mutations of HIV that occur during infection and to patients not taking drugs as prescribed.

      Experimental data shows that anti-HIV effects of ONCONASE(R) are quite selective, resulting in a likelihood to inhibit replication of the different HIV-1 subtypes. In vitro studies have been performed by independent scientific collaborators, including the NIH - Division of AIDS. Ranpirnase is an enzyme highly specialized in the breakdown of RNA molecules and might be an effective anti-HIV agent, irrespective of viral mutations that render other antiviral agents ineffective.

      We do not currently possess the funds necessary to conduct further research relating to most, if not all, of our preclinical research and cannot be certain that we will be able to obtain the financing to do so.

Raw Materials

      The major active ingredient derived from leopard frog eggs is the protein ranpirnase. Although we currently acquire our natural source material from a single supplier, we believe that it is abundantly available from other sources. We have sufficient egg inventory on hand to produce enough ONCONASE(R) to complete the current Phase III clinical trial for malignant mesothelioma and supply ONCONASE(R) for up to two years after commercialization. In addition, we have successfully completed the cloning of the gene of the natural protein ranpirnase; however, the use of this recombinant technology may not be more cost effective than the natural source.

Manufacturing

      We have an agreement with Scientific Protein Laboratories, a subsidiary of a division of American Home Products Corp., which will perform the intermediary manufacturing process of purifying ranpirnase. Scientific Protein Laboratories sends the intermediate product to a contract filler for the final manufacturing step and vial filling. Products manufactured for use in Phase III clinical trials and for commercial sale must be manufactured in compliance with Current Good Manufacturing Practices. Both Scientific Protein Laboratories and the contract filler to whom the intermediate product is sent, manufacture in accordance with Current Good Manufacturing Practices. For the foreseeable future, we intend to rely on these manufacturers, or substitute manufacturers, if necessary, to manufacture our product. We might not be able to find substitute manufacturers, if necessary. We are dependent upon our contract manufacturers to comply with Current Good Manufacturing Practices and to meet our production requirements. It is possible that our contract manufacturers may not comply with Current Good Manufacturing Practices or timely deliver sufficient quantities of our products.

Marketing

      Neither we nor any of our officers or employees have pharmaceutical marketing experience. If we were to market our products ourselves, we would need significant additional expenditures and management resources to develop an internal sales force. We may not be able to successfully penetrate the markets for any products developed or develop internal marketing capabilities. We intend, in some instances, to enter into development and marketing agreements with third parties. We expect that under such arrangements we would act as a co-marketing partner or would grant exclusive marketing rights to our corporate partners in return for possibly assuming further research and development cost, up-front fees, milestone payments and royalties on sales. Under these agreements, our partners may have the responsibility for a significant portion of development of the product and regulatory approval. In the event that our partners fail to develop and/or market a product successfully, our business may be adversely affected.

Government Regulation

      The manufacturing and marketing of pharmaceutical products in the United States requires the approval of the FDA under the Federal Food, Drug and Cosmetic Act. Similar approvals by comparable regulatory agencies are required in most foreign countries. The FDA has established mandatory procedures and safety standards which apply to the clinical testing, manufacturing and marketing of pharmaceutical products. Obtaining FDA approval for a new therapeutic may take many years and involve substantial expenditures. State, local and other authorities also regulate pharmaceutical manufacturing facilities.

      As an initial step in the FDA regulatory approval process, preclinical studies are conducted in laboratory dishes and animal models to assess the drug's efficacy and to identify potential safety problems. The results of these studies are submitted to the FDA as a part of the IND, which is filed to obtain approval to begin human clinical testing. The human clinical testing program typically involves up to three phases. Data from human trials as well as other regulatory requirements such as chemistry, manufacturing and controls, pharmacology and toxicology sections, are submitted to the FDA in an NDA or Biologics License Application, or BLA. Preparing an NDA or BLA involves considerable data collection, verification and analysis. A similar process in accordance with EMEA regulations is required to gain marketing approval in Europe. Moreover, a commercial entity must be established and approved by the EMEA in a member state of the EU at least three months prior to filing the MAA in the EU in preparation for the commercialization of ONCONASE(R).

      We have not received United States or other marketing approval for any of our product candidates and may not receive any approvals. We may encounter difficulties or unanticipated costs in our effort to secure necessary governmental approvals, which could delay or preclude us from marketing our products.

      With respect to patented products, delays imposed by the governmental approval process may materially reduce the period during which we may have the exclusive right to exploit them.

Patents

      We believe it is important to develop new technology and to improve our existing technology. When appropriate, we file patent applications to protect inventions in which we have an ownership interest.

      We own nine patents in the United States:

      o U.S. Patent No. 4,888,172, issued in 1989, which covers a pharmaceutical produced from fertilized frog eggs (Rana pipiens) and the methodology for producing it.

      o U.S. Patent No. 5,559,212, issued in 1996, which covers the amino acid sequence of ONCONASE(R).

      o U.S. Patents Nos. 5,529,775 and 5,540,925, issued in 1996, and U.S. Patent No. 5,595,734, issued in 1997, which cover combinations of ONCONASE(R) with certain other pharmaceuticals.

      o U.S. Patent No. 5,728,805, issued in 1998, which covers a family of variants of ONCONASE(R).

      o Patent No. US 6,175,003 B1, issued January 16, 2001, which covers the genes of ONCONASE(R) and a variant of ONCONASE(R).

      o Patent No. US 6,239,257 B1, issued on May 29, 2001, which covers a family of variants of ONCONASE(R).

      o Patent No. US 6,290,951 B1 issued in September 18, 2001, which covers alteration of the cell cycle in vivo, particularly for inducing apoptosis of tumor cells.

      We own four European patents, which have been validated in certain European countries. These patents cover ONCONASE(R), a variant of ONCONASE(R), process technology for making ONCONASE(R), and combinations of ONCONASE(R) with certain other chemotherapeutics. We also have patent applications pending in the United States, Europe, and Japan. Additionally, we own one Japanese patent and have an undivided interest in two applications that are pending in the United States. Each of these applications relate to a Subject Invention (as that term is defined in CRADAs to which we and the NIH are parties).

      The scope of protection afforded by patents for biotechnological inventions can be uncertain, and such uncertainty may apply to our patents as well. The patent applications we have filed, or that we may file in the future, may not result in patents. Our patents may not give us competitive advantages, may be wholly or partially invalidated or held unenforceable, or may be held uninfringed by products that compete with our products. Patents owned by others may adversely affect our ability to do business. Furthermore, others may independently develop products that are similar to our products or that duplicate our products, and may design around the claims of our patents. Although we believe that our patents and patent applications are of substantial value to us, we cannot assure you that such patents and patent applications will be of commercial benefit to us, will adequately protect us from competing products or will not be challenged, declared invalid, or declared uninfringed. We also rely on proprietary know-how and on trade secrets to develop and maintain our competitive position. Others may independently develop or obtain access to such know-how or trade secrets. Although our employees and consultants having access to proprietary information are required to sign agreements which require them to keep such information confidential, our employees or consultants may breach these agreements or these agreements may be held to be unenforceable.

Competition

      Currently, there are no approved systemic treatments for malignant mesothelioma. To our knowledge, no other company is developing a product with the same mechanism of action as ONCONASE(R). There are several companies, universities, research teams and scientists, both private and government-sponsored, which engage in research similar, or potentially similar, to that performed by us. These include Eli Lilly and Sugen which are developing agents for the malignant mesothelioma indication. Eli Lilly is conducting a Phase III trial of the combination of the multi-targeted antifolate (MTA) with cisplatin vs. cisplatin alone, and Sugen is conducting a Phase II trial of the VEGF antagonist. There is no comparable survival data available on the foregoing studies at this time.

      Some of our competitors have far greater financial resources, larger research staffs and more extensive physical facilities. These competitors may develop products that are more effective than ours and may be more successful than us at producing and marketing their products. We are not aware, however, of any product currently being marketed that has the same mechanism of action as our proposed anti-tumor agent, ONCONASE(R). Search of scientific literature reveals no published information which would indicate that others are currently employing this method or producing such an anti-tumor agent. There are several chemotherapeutic agents currently used to treat the forms of cancer which ONCONASE(R) is being used to treat. ONCONASE(R) may not prove to be as safe and as effective as currently-used drugs. Others may develop new treatments which are more effective than ONCONASE(R).

Employees

      As of April 30, 2002, we employed 14 persons, of whom 11 were engaged in research and development activities and three were engaged in administration and management. We have five employees who hold Ph.D. or M.D. degrees. All of our employees are covered by confidentiality agreements. We consider relations with our employees to be very good. None of our employees are covered by a collective bargaining agreement.

Environmental Matters

      Our operations are subject to comprehensive regulation with respect to environmental, safety and similar matters by the United States Environmental Protection Agency and similar state and local agencies. Failure to comply with applicable laws, regulations and permits can result in injunctive actions, damages and civil and criminal penalties. If we expand or change our existing operations or propose any new operations, we may need to obtain additional or amend existing permits or authorizations. We spend time, effort and funds in operating our facilities to ensure compliance with environmental and other regulatory requirements. Such efforts and expenditures are common throughout the biotechnology industry and generally should have no material adverse effect on our financial condition. The principal environmental regulatory requirements and matters known to us requiring or potentially requiring capital expenditures by us do not appear likely, individually or in the aggregate, to have a material adverse effect on our financial condition. We believe that we are in compliance with all current laws and regulations.

Properties

      We lease a total of approximately 17,000 square feet in an industrial office building located in Bloomfield, New Jersey. We lease the facility under a five-year operating lease which expired December 31, 2001. We are currently negotiating our new lease agreement under similar terms. The monthly rental obligation is $11,333. We believe that the facility is sufficient for our needs in the foreseeable future.

Legal Proceedings

      We are presently not involved in any legal proceedings.

                                   MANAGEMENT

Directors And Executive Officers

      Our directors and executive officers are:

Name                                    Age    Director Since    Position with the Company
----------------------------            ---    --------------    ---------------------------------------------
Kuslima Shogen                          56     1981              Chairman of the Board, Chief Executive
                                                                 Officer and Acting Chief Financial Officer

Stanislaw M. Mikulski, M.D.             57     1986              Executive Vice President, Medical Director
                                                                 and Director

Stephen K. Carter, M.D.(1)              63     1997              Director and Chairman of the Scientific
                                                                 Advisory Board

Donald R. Conklin (1)(2)                65     1997              Director

Martin F. Stadler(1)(2)                 59     1997              Director

--------------------
(1)   Member of Compensation Committee

(2)   Member of Audit Committee

Business Experience of Directors and Executive Officers

      Kuslima Shogen has served as our Chief Executive Officer since September 1986, as Chairman of the Board since August 1996, as a Director since our inception and as Acting Chief Financial Officer since June 23, 1999. She also served as our Chief Financial Officer from September 1986 through July 1994 and as our President from September 1986 through July 1996. Ms. Shogen formed the company in 1981 to pursue research that she had initiated while a biology student in the University Honors Program at Fairleigh Dickinson University. Prior to our founding, from 1976 to 1981 she was founder and president of a biomedical research consortium specializing in Good Laboratory Practices and animal toxicology. During that time, she also served as a consultant for the Lever Brothers Research Group. Ms. Shogen has received numerous awards for achievements in biology, including the Sigma Xi first prize from the Scientific Research Society of North America in 1974 and first prize for the most outstanding research paper in biology at the Eastern College Science Conferences competitions in 1972, 1973, and 1974. She earned a B.S. degree in 1974 and an M.S. degree in 1976 in biology from Fairleigh Dickinson University, or FDU, and also completed graduate studies in 1978 in embryology. She is a Phi Beta Kappa graduate. In April 1998, Ms. Shogen received the Pinnacle Award from FDU, the highest honor the University bestows on its graduates.

      Stanislaw M. Mikulski, M.D., F.A.C.P. has served as our Executive Vice President and Medical Director since 1987 and as a Director since 1986. Prior to his affiliation with us, Dr. Mikulski was Special Assistant to the Chief of the Investigational Drug Branch of the National Cancer Institute, and the Coordinator for Immunotherapy Trials in Cancer for the Division of Cancer Treatment. Prior to joining us, he maintained a private practice in medical oncology for over eight years. He is a diplomate of the American Board of Internal Medicine and Medical Oncology as well as a Fellow of the American College of Physicians and a member of the American Society of Clinical Oncology, The American Association for Cancer Research and the American Association for the Advancement of Science. Dr. Mikulski is currently a clinical assistant Professor of Medicine at the University of Medicine and Dentistry of New Jersey. He received his M.D. in 1967 from the Medical School of Warsaw, Poland and subsequently performed post-doctoral studies in human tumor immunology at the University of California in Los Angeles.

      Stephen K. Carter, M.D. joined the Board of Directors in May 1997 and serves as Chairman of our Scientific Advisory Board. In addition to his positions with us, Dr. Carter also serves as a senior clinical consultant to Sugen, Inc. From 1995 through 1997, he served as Senior Vice President of Research and Development for Boehringer-Ingelheim Pharmaceuticals. Before this, Dr. Carter spent over 13 years with Bristol-Myers Squibb, an international leader in the development of innovative anti-cancer and anti-viral therapies. He held a variety of senior executive research and development positions while at Bristol-Myers, including serving for five years as Senior Vice President of worldwide clinical research and development of its Pharmaceutical Research Institute. From 1976 to 1982, he established and directed the Northern California Cancer Program. Prior to this, he held a number of positions during a nine-year tenure at the National Cancer Institute, including the position of Deputy Director at the National Institutes of Health. He has also been a member of the faculties of the medical schools of Stanford University, the University of California at San Francisco and New York University. Dr. Carter has published extensively on the development of anti-cancer drugs, was the co-founding editor of journals devoted to cancer therapeutics or immunology, and has served on the editorial boards of a number of additional journals dedicated to cancer treatment. He is a member of the American Society of Clinical Oncology, the American Association for Cancer Research, and the Society of Surgical Oncology, as well as several other medical societies. Dr. Carter earned his B.A. from Columbia University and his M.D. from New York Medical College. He currently serves on the Board of Directors of Allos Therapeutics.

      Donald R. Conklin joined the Board of Directors in May 1997. Prior to his retirement in May 1997, Mr. Conklin was a senior executive with Schering-Plough, a major worldwide pharmaceutical firm. During his more than 35 years with Schering-Plough, he held a variety of key management positions within the firm. From 1986 to 1994, he served as President of Schering-Plough Pharmaceuticals and Executive Vice-President of Schering-Plough Corporation. In this position, he was responsible for worldwide pharmaceutical operations, including the launch of INTRON A(R) (interferon alfa-2b). Prior to this, Mr. Conklin had served as President of Schering USA and had held a variety of executive marketing positions in the United States, Europe, and Latin America. Immediately preceding his retirement, he was Chairman of Schering-Plough Health Care Products and an Executive Vice President of Schering-Plough Corporation. Mr. Conklin received his B.A. with highest honors from Williams College and his M.B.A. degree from the Rutgers University School of Business. He currently serves on the Board of Directors of Vertex Pharmaceuticals, Inc. and BioTransplant, Inc.

      Martin F. Stadler joined the Board of Directors in November 1997. At the end of 1996, Mr. Stadler retired from Hoffmann La-Roche, Inc. after 32 years of pharmaceutical, chemical and diagnostic experience. Mr. Stadler served as senior vice president and chief financial officer, and was a member of the Hoffmann La-Roche, Inc. Board of Directors from 1985 through 1996. His responsibilities included finance, information technology, human resources, quality control and technical services. Prior to 1985, Mr. Stadler served as vice-president of strategic planning and business development. Mr. Stadler received his B.S. degree from Rutgers University and his M.B.A. from Fairleigh Dickenson University. In April 1999, he received the Pinnacle Award from FDU, the highest honor the University bestows on its graduates. Mr. Stadler is a member of the Finance Council of the American Management Association and a trustee of Fairleigh Dickenson University.

      In March 1998 the SEC approved the settlement previously disclosed in our November 1997 Proxy Statement of allegations by the SEC of violations of Sections 13 and 16 of the Securities Exchange Act of 1934, as amended (the Exchange Act) by Kuslima Shogen, Chairman and Chief Executive Officer and Stanislaw Mikulski, Executive Vice President. Ms. Shogen and Dr. Mikulski agreed to the entry of a cease and desist order and the payment of monetary penalties totaling $40,000 (payable by us under our indemnity agreements with these individuals) without admitting or denying any of the SEC's allegations concerning certain allegedly late filings required to be made by them pursuant to Sections 13 and 16 of the Exchange Act with respect to changes in beneficial ownership of our securities. With the exception of one late filing by Ms. Shogen in 1996, each of the allegedly unreported transactions occurred during the years 1983 to 1994. The alleged reporting violations relate solely to the filings of required forms. There was no allegation by the SEC of any fraudulent or willful misconduct. No action was brought against us.

Executive Compensation

                           Summary Compensation Table

      The following table provides a summary of cash and non-cash compensation for each of the last three fiscal years ended July 31, 2001, 2000 and1999 earned by our Chief Executive Officer and our only other executive officer during the last fiscal year.

                                                                                      Securities
                                                                     Other Annual     Underlying       All other
Name and                                         Salary     Bonus    Compensation    Options/SARs     Compensation
Principal Position                       Year     ($)        ($)        ($)(1)            (#)            ($)(2)
-------------------------------------    ----   --------    -----    ------------    ------------     ------------
Kuslima Shogen,
    Chief Executive Officer,             2001   $150,000     -0-          -0-           115,000           $4,154
    Chairman of the Board of             2000    150,000     -0-          -0-           215,000            3,615
    Directors and Acting Chief           1999    150,000     -0-          -0-                -0-              -0-
    Financial Officer

Stanislaw M. Mikulski                    2001   $130,000     -0-          -0-            55,000           $3,900
    Executive Vice President and         2000    130,000     -0-          -0-           130,000            3,600
    Medical Director                     1999    130,000     -0-          -0-                -0-              -0-



---------------------
(1) Excludes perquisites and other personal benefits which in the aggregate do not exceed 10% of such executive officer's total annual salary and bonus.

(2)   Consists of our contributions to a 401(k) plan.

                        Option Grants in Last Fiscal Year

      The following table contains information concerning the grant of stock options to our executive officers during the fiscal year ended July 31, 2001:

                             Number of        % of Total        Exercise
                             Securities         Options          or Base                          Potential Realizable Value at
                             Underlying       Granted to          Price                           Assumed Annual Rates of Stock
                              Options        Employees in       ($/Share)      Expiration     Price Appreciation for Option Term(2)
Name                        Granted (#)       Fiscal Year          (1)            Date         0%($)         5%($)        10%($)
-------------------------   -------------    --------------    ------------   ------------    ------         ------       -------
Kuslima Shogen...........      115,000(3)         32.67%            $.85          (4)           --           $4,888        $9,775

Stanislaw M. Mikulski....       55,000(3)         15.63%            $.85          (4)           --           $2,338        $4,675

---------------------
(1) The exercise price of these options was based on the average of the high and low trade prices of our common stock for the twenty trading days preceding the date of grant.

(2) The amounts set forth in the three columns represent hypothetical gains that might be achieved by the optionees if the respective options are exercised at the end of their terms. These gains are based on assumed rates of stock price appreciation of 0%, 5% and 10%. The 0% appreciation column is included because the exercise prices of the options equal the market price of the underlying common stock on the date the options were granted, and thus the options will have no value unless our stock price increases above the exercise prices.

(3) These options vested and became exercisable as to 20% of the shares on the date of the grant and 20% of the shares each year thereafter. An aggregate 23,000 options issued to Kuslima Shogen were exercised in March 2001.

(4)   These options will expire five years after the vesting date.

                   Option Exercises and Fiscal Year-End Values

      The following table sets forth the information with respect to our executive officers concerning the exercise of options during the fiscal year ended July 31, 2001 and unexercised options held as of July 31, 2001.

                                                              Number of Securities Underlying
                                                               Unexercised Options at Fiscal      Value of Unexercised In-The-Money
                                  Shares          Value                Year-End (#)               Options at Fiscal Year-End ($)(2)
                               Acquired on      Realized    ----------------------------------    ---------------------------------
Name                           Exercise (#)      ($)(1)       Exercisable       Unexercisable      Exercisable       Unexercisable
-------------------------     -------------    ----------   --------------    ----------------    -------------     ---------------
Kuslima Shogen...........        55,555         $12,870           780,926             261,000       $ 4,639            $ 67,525

Stanislaw M. Mikulski....            -0-             -0-          275,563             152,000       $30,725            $ 43,300

---------------------
(1) Based upon the fair market value of the purchased shares on the option exercise date less the exercise price paid for the shares.

(2) The fair market value of our common stock at the fiscal year end was based on the average of the high and low trade prices ($0.89) for our common stock obtained from the OTC Bulletin Board on the last trading day of the fiscal year July 31, 2001.

Directors' Compensation

      Directors receive no cash compensation in consideration for their serving on our Board of Directors. In November 1993 and January 1994, the Board of Directors and the stockholders, respectively, approved our 1993 Stock Option Plan which, among other things, provides for automatic grants of options under a formula to non-employee directors, or independent directors, on an annual basis.

      The formula provides that:

      o on each December 31st each independent director receives automatically an option to purchase 15,000 shares of our common stock, referred to as the regular grant; and

      o on the date of each independent director's initial election to the Board of Directors, the newly elected independent director automatically receives an option to purchase the independent director's pro rata share of the regular grant which equals the product of 1,250 multiplied by the number of whole months remaining in the calendar year, referred to as the pro rata grant.

Each option granted pursuant to a regular grant and a pro rata grant vests and becomes exercisable on December 30th following the date of grant. An option will not become exercisable as to any shares unless the independent director has served continuously on the Board of Directors during the year preceding the date on which the options are scheduled to vest and become exercisable, or from the date the independent director joined the Board of Directors until the date on which the options are scheduled to vest and become exercisable. However, if an independent director does not fulfill the continuous service requirement due to the independent director's death or disability all options held by the independent director nonetheless vest and become exercisable as described herein. An option granted pursuant to the formula remains exercisable for a period of five years after the date the option first becomes exercisable. The per share exercise price of an option granted under the formula is the average of the high and low trade prices for the twenty
(20) days prior to the date of the grant.

      During the fiscal year ended July 31, 2001, the following independent directors listed below were granted options under our 1997 Stock Option Plan (1997 Plan) pursuant to the same formula under the 1993 Plan as set forth above. The exercise prices of the options are equal to the formula set forth above.

Name                     Number of Options    Exercise Price    Expiration
---------------------    -----------------    --------------    ----------
Stephen K. Carter             15,000              $0.82          12/30/06
Donald R. Conklin             15,000              $0.82          12/30/06
Martin F. Stadler             15,000              $0.82          12/30/06

      Additionally, in April 2001 our board of directors approved the issuance of 50,000 stock options under the 1997 Plan to Martin Stadler, which vested on the date of grant. The exercise price of the stock options was $0.90 per share which was based on the average of the high and low trade prices of our common stock for the ten trading days preceding the date of grant.

Compensation Committee Interlocks and Insider Participation

      During the fiscal year ended July 31, 2001, the members of our Board of Directors who served on the Compensation Committee were Stephen K. Carter, Donald R. Conklin and Martin F. Stadler, all of whom are non-employee directors. As more fully described under "Certain Relationships and Related Transactions", Messrs. Conklin and Stadler were issued convertible notes which were converted into common stock and warrants to purchase common stock.

Certain Relationships and Related Transactions

      On July 23, 1991, the Board of Directors authorized us to pay Kuslima Shogen an amount equal to 15% of any gross royalties which may be paid to us from any license(s) with respect to our principal product, ONCONASE(R), or any other products derived from amphibian source extract, produced either as a natural, synthesized, and/or genetically engineered drug for which we own or are a co-owner of the patents, or acquire such rights in the future, for a period not to exceed the life of the patents. If we manufacture and market the drugs ourselves, we will pay an amount equal to 5% of net sales from any products sold during the life of the patents. On April 16, 2001, this agreement was amended and clarified to provide that Ms. Shogen would receive the 15% royalty payment relating to licensees or the 5% fee relating to sales but not both, unless we and a licensee both market the licensed product.

      In December 1999, our compensation committee approved the issuance of an aggregate total of 75,000 stock options to our outside board of directors, which vested on the date of grant. The exercise price of the stock options was $0.47 per share which was based on the average of the high and low trade prices of our common stock for the twenty trading days preceding the date of grant. An aggregate 50,000 of these options were exercised.

      In April 2001, our board of directors approved the issuance of 50,000 stock options under the 1997 Plan to Martin Stadler, which vested on the date of grant. The exercise price of the stock options was $0.90 per share which was based on the average of the high and low trade prices of our common stock for the ten trading days preceding the date of grant. In April 2001, we issued convertible notes to

Kuslima Shogen, our Chief Executive Officer and a director, two of our directors, Donald Conklin and Martin Stadler, and unrelated parties in the aggregate amount of $366,993. Messrs. Conklin and Stadler are members of our Compensation Committee. The notes were due within ninety days unless the lenders elect to exercise an option to convert their note into common stock at the conversion price of $0.90 per share. The related parties named above elected to convert their notes into an aggregate 330,000 shares of common stock. In addition, upon conversion, they received three-year warrants to purchase an aggregate 330,000 shares of common stock at an exercise price of $2.50 per share and with an expiration date of July 7, 2004. The notes issued to unrelated parties with an aggregate balance of $69,993 were renewed for one hundred twenty
(120) days for the same conversion price of $0.90 per share. These unrelated parties elected to convert an aggregate of $64,993 notes payable into an aggregate 72,214 shares of common stock in October 2001. In addition, upon conversion, they received five-year warrants to purchase an aggregate 72,214 shares of common stock at an exercise price of $1.50 per share. On October 31, 2001, the Board of Directors approved a change in the exercise price of the 330,000 warrants issued to related parties upon conversion of notes from $2.50 per share to $1.50 per share and changed the expiration date to July 7, 2006.

      From August 1, 2001 to April 30, 2002, Kuslima Shogen loaned us an aggregate of $150,000 from time to time, of which an aggregate of $41,400 was repaid during such time period. The amounts loaned are repayable upon demand and bear interest at 8% per annum. As of April 30, 2002, we owed Ms. Shogen $126,500.

         Security Ownership Of Certain Beneficial Owners And Management

      The following table sets forth certain information concerning stock ownership of each person who is the beneficial owner of five percent or more of our outstanding common stock, each of the current directors, our Chief Executive Officer and each of our other executive officers with annual compensation of more than $100,000 and all directors and executive officers as a group as of April 30, 2002. Except as otherwise noted, each person has sole voting and investment power with respect to the shares shown as beneficially owned.

                                                        Number          Percentage of
Directors, Officers or 5% Stockholders(1)(2)          of Shares(3)     Stock Outstanding
--------------------------------------------------    ------------     -----------------
Kuslima Shogen................................         1,981,305(4)           8.8%
Stanislaw M. Mikulski.........................           582,531(5)           2.6%
Stephen K. Carter.............................           193,750(6)             *
Donald R. Conklin.............................           429,250(7)           2.0%
Martin F. Stadler.............................           466,250(8)           2.1%
All executive officers and directors
as a group (five persons) ....................         3,653,086(9)          15.7%

---------------------
*     Less than one percent.

(1) The address of all officers and directors listed above is in the care of the company.

(2) All shares listed are common stock. Except as discussed below, none of these shares are subject to rights to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the Exchange Act, and the beneficial owner has sole voting and investment power, subject to community property laws where applicable.

(3) The percentage of stock outstanding for each stockholder is calculated by dividing (i) the number of shares of Common Stock deemed to be beneficially held by such stockholder as of April 30, 2002 by (ii) the sum of (A) the number of shares of common stock outstanding as of April 30, 2002 plus

      (B) the number of shares issuable upon exercise of options or warrants held by such stockholder which were exercisable as of April 30, 2002 or which will become exercisable within 60 days after April 30, 2002.

(4) Includes 512,685 shares underlying options which were exercisable as of April 30, 2002 or which will become exercisable within 60 days after April 30, 2002 and 110,000 shares underlying warrants which were exercisable as of April 30, 2002 or which will become exercisable within 60 days after April 30, 2002.

(5) Includes 221,281 shares underlying options which were exercisable as of April 30, 2002 or which will become exercisable within 60 days after April 30, 2002.

(6) Includes 193,750 shares underlying options which were exercisable as of April 30, 2002 or which will become exercisable within 60 days after April 30, 2002.

(7) Includes 88,750 shares underlying options which were exercisable as of April 30, 2002 or which will become exercisable within 60 days after April 30, 2002 and 110,000 shares underlying warrants which were exercisable as of April 30, 2002 or which will become exercisable within 60 days after April 30, 2002.

(8) Includes 131,250 shares underlying options which were exercisable as of April 30, 2002 or which will become exercisable within 60 days after April 30, 2002 and 110,000 shares underlying warrants which were exercisable as of April 30, 2002 or which will become exercisable within 60 days after April 30, 2002.

(9) Includes all shares owned beneficially by the directors and the executive officers named in the table.

                             SELLING SECURITYHOLDERS

      In March 2002, we completed a private placement resulting in the issuance of 200,000 shares of restricted common stock and 200,000 five-year warrants to purchase an aggregate of 200,000 shares of common stock at an exercise price of $0.75 per share. We received an aggregate $100,000 from such private placement. This prospectus relates to the offer and resale of 200,000 shares of common stock and 200,000 shares of common stock underlying warrants issued in the March private placement.

      In April 2002, we completed a private placement resulting in the issuance of 838,638 shares of restricted common stock and 838,638 five-year warrants to purchase an aggregate of 838,638 shares of common stock at an exercise price of $0.75 per share. We received an aggregate $375,000 from such private placement. This prospectus relates to the offer and resale of 838,638 shares of common stock and 838,638 shares of common stock underlying warrants issued in the April private placement.

      On May 13, 2002, we completed a private placement resulting in the issuance of 500,000 shares of restricted common stock and 500,000 five-year warrants to purchase an aggregate of 500,000 shares of common stock at an exercise price of $1.00 per share. We received an aggregate $200,000 from such private placement. This prospectus relates to the offer and resale of 500,000 shares of common stock and 500,000 shares of common stock underlying warrants issued in the May private placement.

      We are required to maintain the effectiveness of this registration statement for a period of two years from the date this prospectus is declared effective.

Stock Ownership

      The table below sets forth the number of shares of common stock:

      o     owned beneficially by each of the selling stockholders;

      o     offered by each selling stockholder pursuant to this prospectus;

      o to be owned beneficially by each selling stockholder after completion of the offering, assuming that all of the warrants and options held by the selling stockholders are exercised and all of the shares offered in this prospectus are sold and that none of the other shares held by the selling stockholders, if any, are sold; and

      o the percentage to be owned by each selling stockholder after completion of the offering, assuming that all of the warrants and options held by the selling stockholders are exercised and all of the shares offered in this prospectus are sold and that none of the other shares held by the selling stockholders, if any, are sold.

For purposes of this table each selling stockholder is deemed to own beneficially:

      o the shares of common stock underlying the warrants and options offered hereby;

      o the issued and outstanding shares of common stock owned by the selling stockholder as of April 30, 2002; and

      o the shares of common stock underlying any other options or warrants owned by the selling stockholder which are exercisable as of April 30, 2002 or which will become exercisable within 60 days after April 30, 2002.

Except as otherwise noted, none of such persons or entities has had any material relationship with us during the past three years.

      In connection with the registration of the shares of common stock offered in this prospectus, we will supply prospectuses to the selling stockholders.


                                              Shares Owned                         Shares Owned        % of Shares
                                                Prior To       Shares Being       Upon Completion      Owned After
Name(1)                                         Offering          Offered           Of Offering        Offering(2)

AIG DKR Soundshore Holding, Ltd. (3)             454,546         (454,546)                  0             *
AIG DKR Soundshore Strategic
Holding Fund, Ltd. (3)                           454,546         (454,546)                  0             *
AIG DKR Soundshore Private Investors
Holding Fund, Ltd. (3)                           454,546         (454,546)                  0             *
Hamblett, Michael (4)                            113,638         (113,638)                  0             *
Muniz, Charles (5)                             2,107,000         (500,000)          1,107,000             4.89%
Muniz, Melba (6)                               2,107,000         (500,000)          1,107,000             4.89%
Seguso, Robert (7)                               200,000         (200,000)                  0             *
Stone, Michael                                   300,000         (300,000)                  0             *
Torkan, Lisa                                     117,000         (100,000)             17,000             *
                                               ---------        ---------           ---------
Total                                          4,201,276        3,077,276           1,124,000


--------------------------
*     Less than one percent.

(1)   The last name of the individual selling stockholders is listed first.

(2) The percentage of stock outstanding for each stockholder after the offering is calculated by dividing (i) (A) the number of shares of common stock deemed to be beneficially held by such stockholder as of April 30, 2002, minus (B) the number of shares being offered in this offering by such stockholder (including shares underlying options and warrants) by (i) the sum of (A) the number of shares of common stock outstanding as of April 30, 2002 plus (B) the number of shares of common stock issuable upon the exercise of options and warrants held by such stockholder which were exercisable as of April 30, 2002 or which will be exercisable within 60 days after April 30, 2002.

(3) Includes 227,273 shares of common stock underlying warrants that become exercisable on July 16, 2002.

(4) Includes 56,819 shares of common stock underlying warrants that become exercisable on July 23, 2002.

(5) Mr. Charles Muniz is deemed to beneficially own 497,000 shares of common stock and 250,000 shares of common stock underlying warrants that are currently held in the name of his wife, Melba Muniz. His ownership includes 250,000 shares of common stock underlying warrants that become exercisable on August 13, 2002.

(6) Mrs. Melba Muniz is deemed to beneficially own 610,000 shares of common stock and 750,000 shares of common stock underlying warrants that are currently held in the name of her husband, Charles Muniz. Her ownership includes 250,000 shares of common stock underlying warrants that become exercisable on August 13, 2002.

(7) Includes 100,000 shares of common stock underlying warrants that become exercisable on July 4, 2002.

                            DESCRIPTION OF SECURITIES

      Our certificate of incorporation provides for authorized capital stock of 41,000,000 shares, including 40,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share.

Common Stock

      As of April 30, 2002 we had 21,866,423 shares of common stock issued and outstanding. Holders of our common stock are entitled to one vote per share in the election of directors and on all other matters on which stockholders are entitled or permitted to vote. Holders of our common stock are not entitled to cumulative voting rights. Therefore, holders of a majority of the shares voting for the election of directors can elect all of the directors. Subject to the terms of any outstanding series of preferred stock, the holders of common stock are entitled to dividends in amounts and at times as may be declared by the Board of Directors out of funds legally available. Upon liquidation or dissolution, holders of our common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment of any liquidation preferences to holders of our preferred stock. Holders of our common stock have no redemption, conversion or preemptive rights.

Warrants

      We currently have outstanding warrants to purchase an aggregate of 5,817,143 shares of common stock. Of such shares, 4,278,505 shares underlying the warrants are covered by an effective registration statement on Form S-1 and the remaining 1,538,638 shares underlying the warrants are being registered for sale under this prospectus.

      200,000 shares of common stock covered by this prospectus are issuable upon the exercise of warrants issued in a March 2002 private placement. Such warrants are exercisable at a price of $0.75 per share for a five-year period from the date of grant.

      838,638 shares of common stock covered by this prospectus are issuable upon the exercise of warrants issued in an April 2002 private placement. Such warrants are exercisable at a price of $0.75 per share for a five-year period from the date of grant.

      500,000 shares of common stock covered by this prospectus are issuable upon the exercise of warrants issued in a May 2002 private placement. Such warrants are exercisable at a price of $1.00 per share for a five-year period from the date of grant.

Options

      At April 30, 2002, we had outstanding options to purchase 2,908,433 shares of common stock at an average purchase price of $1.73 per share.

                              PLAN OF DISTRIBUTION

      Shares of common stock currently outstanding and shares of common stock issuable upon exercise of the warrants and options covered by this prospectus may be sold pursuant to this prospectus by the selling stockholders. These sales may occur in privately negotiated transactions or in the over-the-counter market through brokers and dealers as agents or to brokers and dealers as principals, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from the purchasers of the common stock for whom the broker-dealers may act as agent or to whom they may sell as principal, or both. Some of the selling stockholders may also sell some of their shares of common stock pursuant to Rule 144 under the Securities Act. We have been advised by the selling stockholders that they have not made any arrangements relating to the distribution of the shares of common stock covered by this prospectus. In effecting sales, broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or discounts from the selling stockholders in amounts to be negotiated immediately prior to the sale.

      Upon being notified by a selling stockholder that any material arrangement (other than a customary brokerage account agreement) has been entered into with a broker or dealer for the sale of shares through a block trade, purchase by a broker or dealer, or similar transaction, we will file a supplemented prospectus pursuant to Rule 424(c) under the Securities Act disclosing (a) the name of each such broker-dealer, (b) the number of shares involved, (c) the price at which such shares were sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealer(s), (e) if applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in the prospectus, as supplemented, and (f) any other facts material to the transaction.

      Some of the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act by virtue of the number of shares of common stock to be sold or resold by such persons or entities or the manner of sale thereof, or both. If any of the selling stockholders, broker-dealers or other holders were determined to be underwriters, any discounts, concessions or commissions received by them or by brokers or dealers acting on their behalf and any profits received by them on the resale of their shares of common stock might be deemed underwriting discounts and commissions under the Securities Act.

      The selling stockholders have represented to us that any purchase or sale of our common stock by them will be in compliance with the Exchange Act. In general, Rule 102 under Regulation M under the Exchange Act prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which he has a beneficial interest, any common stock or any right to purchase common stock, or attempting to induce any person to purchase common stock or rights to purchase common stock, for a period of one business day prior to and subsequent to completion of his participation in the distribution.

      During the distribution period, Rule 104 under Regulation M prohibits the selling stockholders and any other person engaged in the distribution from engaging in any stabilizing bid or purchasing the common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. No such person may effect any stabilizing transaction to facilitate any offering at the market. Inasmuch as the selling stockholders will be reoffering and reselling the common stock at the market, Rule 104 prohibits them from effecting any stabilizing transaction in contravention of Rule 104 with respect to the common stock.

                                 LEGAL MATTERS

      The validity of the shares to be offered by this prospectus will be passed upon for us by Dorsey & Whitney, LLP, New York, New York.

                                     EXPERTS

      Our financial statements as of July 31, 2001 and 2000 and for each of the years in the three-year period ended July 31, 2001, and the period from August 24, 1981 (the date of inception) to July 31, 2001, have been included herein and in the registration statement in reliance on the report of KPMG LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP with respect to our financial statements from inception to July 31, 2001 is based on the report of Armus Harrison, appearing elsewhere herein, for the period from inception to July 31, 1992. As discussed elsewhere herein, Armus Harrison ceased performing accounting and auditing services for the Company in 1993 and subsequently dissolved and ceased all operations.

      The report of KPMG LLP covering the July 31, 2001 financial statements contains an explanatory paragraph that states that our recurring losses from operations, net working capital deficiency and limited liquid resources raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

                              AVAILABLE INFORMATION

      We are subject to the informational requirements of the Exchange Act and, accordingly, file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information filed with the SEC are available for inspection and copying at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that filed electronically with the SEC.

      We have filed with the SEC a registration statement under the Securities Act on Form S-1 to register with the SEC the securities offered by this prospectus. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all of the information contained in the registration statement or the exhibits to that registration statement.

                                      Index

                                                                            Page
                                                                            ----

Audited Financial Statements:
-----------------------------

Independent Auditors' Report of KPMG LLP.....................................F-2

Independent Auditors' Report of Armus, Harrison & Co.........................F-3

Balance Sheets - July 31, 2001 and 2000......................................F-5

Statements of Operations - Years ended July 31, 2001, 2000, and 1999 and the Period from August 24, 1981
     (Date of Inception) to July 31, 2001....................................F-6

Statement of Stockholders' Equity (Deficiency)
     Period from August 24, 1981
     (Date of Inception) to July 31, 2001....................................F-7

Statements of Cash Flows - Years ended July 31, 2001, 2000, and 1999 and Period from August 24, 1981
     (Date of Inception) to July 31, 2001...................................F-12

Notes to Financial Statements - Years ended July 31, 2001, 2000 and
     1999 and the Period from August 24, 1981
     (Date of Inception) to July 31, 2001...................................F-15

Unaudited Financial Statements:

Unaudited Balance Sheet - January 31, 2002..................................F-37

Statements of Operations (unaudited) - Siz Months Ended January 31,
     2002 and 2001 and the Period from
     August 24, 1981 (Date of Inception) to January 31, 2002................F-38

Statement of Cash Flows (unaudited) - Six Months Ended January 31, 2002 and 2001 and the Period from
     August 24, 1981 (Date of Inception) to January 31, 2002................F-39

Notes of Unaudited Financial Statements.....................................F-41

                          Independent Auditors' Report

The Stockholders and Board of Directors
Alfacell Corporation:

We have audited the accompanying balance sheets of Alfacell Corporation (a development stage company) as of July 31, 2001 and 2000, and the related statements of operations, stockholders' equity (deficiency), and cash flows for each of the years in the three-year period ended July 31, 2001 and the period from August 24, 1981 (date of inception) to July 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of Alfacell Corporation for the period from August 24, 1981 to July 31, 1992 were audited by other auditors whose report dated December 9, 1992, except as to note 18 which is July 19, 1993 and note 3 which is October 28, 1993, expressed an unqualified opinion on those statements with an explanatory paragraph regarding the Company's ability to continue as a going concern.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and, for the effect on the period from August 24, 1981 to July 31, 2001 of the amounts for the period from August 24, 1981 to July 31, 1992, on the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Alfacell Corporation as of July 31, 2001 and 2000, and the results of its operations and its cash flows for each of the years in the three-year period ended July 31, 2001 and the period from August 24, 1981 to July 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, has a working capital deficit and has limited liquid resources which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                 /s/ KPMG LLP


Short Hills, New Jersey
October 12, 2001

--------------------------------------------------------------------------------
On December 1, 1993, certain shareholders of Armus Harrison & Co. ("AHC") terminated their association with AHC (the "AHC termination"), and AHC ceased performing accounting and auditing services, except for limited accounting services to be performed on behalf of the Company. In June 1996, AHC dissolved and ceased all operations. The report of AHC with respect to the financial statements of the Company from inception to July 31, 1992 is included herein, although AHC has not consented to the use of such report herein and will not be available to perform any subsequent review procedures with respect to such report. Accordingly, investors will be barred from asserting claims against AHC under Section 11 of the Securities Act of 1933, as amended (the "Securities Act") on the basis of the use of such report in any registration statement of the Company into which such report is incorporated by reference. In addition, in the event any persons seek to assert a claim against AHC for false or misleading financial statements and disclosures in documents previously filed by the Company, such claim will be adversely affected and possibly barred. Furthermore, as a result of the lack of a consent from AHC to the use of its audit report herein, or, to its incorporation by reference into a registration statement, the officers and directors of the Company will be unable to rely on the authority of AHC as experts in auditing and accounting in the event any claim is brought against such persons under Section 11 of the Securities Act based on alleged false and misleading financial statements and disclosures attributable to AHC. The discussion regarding certain effects of the AHC termination is not meant and should not be construed in any way as legal advice to any party and any potential purchaser should consult with his, her or its own counsel with respect to the effect of the AHC termination on a potential investment in the Common Stock of the Company or otherwise.
--------------------------------------------------------------------------------

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Alfacell Corporation
Bloomfield, New Jersey

We have audited the balance sheets of Alfacell Corporation (a Development Stage Company) as of July 31, 1992 and 1991, as restated, and the related statements of operations, stockholders' deficiency, and cash flows for the three years ended July 31, 1992, as restated, and for the period from inception August 24, 1981 to July 31, 1992, as restated. In connection with our audit of the 1992 and 1991 financial statements, we have also audited the 1992, 1991 and 1990 financial statement schedules as listed in the accompanying index. These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly in all material respects, the financial position of Alfacell Corporation as of July 31, 1992 and 1991, as restated, and for the three years ended July 31, 1992, as restated, and for the period from inception August 24, 1981 to July 31, 1992, as restated, and the results of operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liability in the normal course of business. As shown in the statement of operations, the Company has incurred substantial losses in each year since its inception. In addition, the Company is a development stage company and its principal operation for production of income has not commenced. The Company's working capital has been reduced considerably by operating losses, and has a deficit net worth. These factors, among others, as discussed in Note 2 to the Notes of Financial Statements, indicates the uncertainties about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and the amount of classification of liabilities that might be necessary should the Company be unable to continue its existence.

                                              /s/ Armus, Harrison & Co.
                                              ---------------------------
                                              Armus, Harrison & Co.

Mountainside, New Jersey
December 9, 1992
Except as to Note 18 which
  is July 19, 1993 and Note 3
  which is October 28, 1993

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                                 Balance Sheets

                             July 31, 2001 and 2000

                                                                       2001             2000
                                                                   ------------    ------------
ASSETS
Current assets:
    Cash and cash equivalents ..................................   $     44,781    $    257,445
    Other assets ...............................................         42,933          28,617
                                                                   ------------    ------------
        Total current assets ...................................         87,714         286,062

Property and equipment, net of accumulated depreciation and
    amortization of $1,081,423 in 2001 and $1,006,808 in 2000 ..         67,555         142,170

Other assets ...................................................         46,340          59,867
                                                                   ------------    ------------
        Total assets ...........................................   $    201,609    $    488,099
                                                                   ============    ============

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities:
    Current portion of long-term debt ..........................   $      7,057    $      7,074
    Note payable - convertible debt - unrelated party, less debt
    discount of $34,511 ........................................         35,482              --
    Accounts payable ...........................................        409,972         170,788
    Accrued expenses ...........................................        465,813         411,846
                                                                   ------------    ------------
        Total current liabilities ..............................        918,324         589,708

Long-term debt, less current portion ...........................         23,663          30,251
                                                                   ------------    ------------
        Total liabilities ......................................        941,987         619,959
                                                                   ------------    ------------

Stockholders' deficiency:
    Preferred stock, $.001 par value.  Authorized and unissued,
       1,000,000 shares at July 31, 2001 and 2000 ..............             --              --
    Common stock $.001 par value.  Authorized 40,000,000 shares;
       issued and outstanding 19,802,245 shares and 18,431,559
       shares at July 31, 2001 and 2000, respectively ..........         19,802          18,431
    Capital in excess of par value .............................     58,211,335      56,526,288
    Deficit accumulated during development stage ...............    (58,971,515)    (56,676,579)
                                                                   ------------    ------------
        Total stockholders' deficiency .........................       (740,378)       (131,860)
                                                                   ------------    ------------
        Total liabilities and stockholders' deficiency .........   $    201,609    $    488,099
                                                                   ============    ============

See accompanying notes to financial statements.

                              ALFACELL CORPORATION
                            Statements of Operations

                       Years ended July 31, 2001, 2000 and
                        1999, and the Period from August
                         24, 1981 (Date of Inception) to
                                  July 31, 2001

                                              August 24, 1981
                                                  (date of
                                                 inception)
                                              to July 31, 2001      2001           2000           1999
                                              ----------------  -----------    -----------    -----------
Revenues:
    Sales ...................................   $    553,489             --             --             --
    Investment income .......................      1,372,285         13,121         51,144        168,372
    Other income ............................         60,103             --             --             --
                                                ------------    -----------    -----------    -----------
                                                   1,985,877         13,121         51,144        168,372
                                                ------------    -----------    -----------    -----------
Cost and expenses:
    Cost of sales ...........................        336,495             --             --             --
    Research and development ................     37,869,035      1,900,678      1,879,728      2,401,945
    General and administrative ..............     20,865,393        705,745        644,588        920,686
    Interest:
       Related parties ......................      1,142,860        108,900             --             --
       Others ...............................      1,950,858         44,129          4,980          2,377
                                                ------------    -----------    -----------    -----------
                                                  62,164,641      2,759,452      2,529,296      3,325,008
                                                ------------    -----------    -----------    -----------

Net loss before state tax benefit ...........   $(60,178,764)    (2,746,331)    (2,478,152)    (3,156,636)

State tax benefit ...........................      1,207,249        451,395        755,854             --
                                                ------------    -----------    -----------    -----------

           Net loss .........................   $(58,971,515)    (2,294,936)    (1,722,298)    (3,156,636)
                                                ============    ===========    ===========    ===========

Loss per basic and diluted common share .....                   $     (0.12)   $     (0.10)   $     (0.18)
                                                                ===========    ===========    ===========

Weighted average number of shares outstanding                    18,927,000     17,812,000     17,271,000
                                                                ===========    ===========    ===========

See accompanying notes to financial statements.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                 Statement of Stockholders' Equity (Deficiency)

                           Period from August 24, 1981
                      (Date of Inception) to July 31, 2001

                                                                                                                      Deficit
                                                                     Common Stock         Capital In     Common     Accumulated
                                                                ----------------------    Excess of     Stock to       During
                                                                  Number                     par           be        Development
                                                                of Shares      Amount       Value        Issued         Stage
                                                                ----------    --------   -----------    ---------    -----------
Issuance of shares to officers and stockholders for
  equipment, research and development, and expense
  reimbursement .............................................      712,500    $   713    $   212,987    $       --   $        --
Issuance of shares for organizational legal service .........       50,000         50          4,950            --            --
Sale of shares for cash, net ................................       82,143         82        108,418            --            --
Adjustment for 3 for 2 stock split declared September 8, 1982      422,321        422           (422)           --            --
Net loss ....................................................           --         --             --            --      (121,486)
                                                                ----------    -------    -----------    ----------   -----------
Balance at July 31, 1982 ....................................    1,266,964      1,267        325,933            --      (121,486)
Issuance of shares for equipment ............................       15,000         15         13,985            --            --
Sale of shares to private investors .........................       44,196         44         41,206            --            --
Sale of shares in public offering, net ......................      660,000        660      1,307,786            --            --
Issuance of shares under stock grant program ................       20,000         20        109,980            --            --
Exercise of warrants, net ...................................        1,165          1          3,494            --            --
Net loss ....................................................           --         --             --            --      (558,694)
                                                                ----------    -------    -----------    ----------   -----------
Balance at July 31, 1983 ....................................    2,007,325      2,007      1,802,384            --      (680,180)

Exercise of warrants, net ...................................      287,566        287        933,696            --            --
Issuance of shares under stock grant program ................       19,750         20        101,199            --            --
Issuance of shares under stock bonus plan for directors and
  consultants ...............................................      130,250        131        385,786            --            --
Net loss ....................................................           --         --             --            --    (1,421,083)
                                                                ----------    -------    -----------    ----------   -----------
Balance at July 31, 1984 ....................................    2,444,891      2,445      3,223,065            --    (2,101,263)

Issuance of shares under stock grant program ................       48,332         48        478,057            --            --
Issuance of shares under stock bonus plan for directors and
  consultants ...............................................       99,163         99        879,379            --            --
Shares canceled .............................................      (42,500)       (42)      (105,783)           --            --
Exercise of warrants, net ...................................      334,957        335      1,971,012            --            --
Net loss ....................................................           --         --             --            --    (2,958,846)
                                                                ----------    -------    -----------    ----------   -----------
Balance at July 31, 1985 ....................................    2,884,843      2,885      6,445,730            --    (5,060,109)

Issuance of shares under stock grant program ................       11,250         12        107,020            --            --
Issuance of shares under stock bonus plan for directors and
  consultants ...............................................       15,394         15        215,385            --            --
Exercise of warrants, net ...................................       21,565         21         80,977            --            --
Net loss ....................................................           --         --             --            --    (2,138,605)
                                                                ----------    -------    -----------    ----------   -----------
Balance at July 31, 1986 (carried forward) ..................    2,933,052      2,933      6,849,112            --    (7,198,714)

                                                                                Deferred        Total
                                                                              compensation,  Stockholders'
                                                                Subscription   restricted       Equity
                                                                 Receivable      stock      (Deficiency)
                                                                ------------  ------------  -------------
Issuance of shares to officers and stockholders for
  equipment, research and development, and expense
  reimbursement .............................................     $       --   $       --   $   213,700
Issuance of shares for organizational legal service .........             --           --         5,000
Sale of shares for cash, net ................................             --           --       108,500
Adjustment for 3 for 2 stock split declared September 8, 1982             --           --            --
Net loss ....................................................             --           --      (121,486)
                                                                  ----------   ----------   -----------
Balance at July 31, 1982 ....................................             --           --       205,714
Issuance of shares for equipment ............................             --           --        14,000
Sale of shares to private investors .........................             --           --        41,250
Sale of shares in public offering, net ......................             --           --     1,308,446
Issuance of shares under stock grant program ................             --           --       110,000
Exercise of warrants, net ...................................             --           --         3,495
Net loss ....................................................             --           --      (558,694)
                                                                  ----------   ----------   -----------
Balance at July 31, 1983 ....................................             --           --     1,124,211

Exercise of warrants, net ...................................             --           --       933,983
Issuance of shares under stock grant program ................             --           --       101,219
Issuance of shares under stock bonus plan for directors and
  consultants ...............................................             --           --       385,917
Net loss ....................................................             --           --    (1,421,083)
                                                                  ----------   ----------   -----------
Balance at July 31, 1984 ....................................             --           --     1,124,247

Issuance of shares under stock grant program ................             --           --       478,105
Issuance of shares under stock bonus plan for directors and
  consultants ...............................................             --           --       879,478
Shares canceled .............................................             --           --      (105,825)
Exercise of warrants, net ...................................             --           --     1,971,347
Net loss ....................................................             --           --    (2,958,846)
                                                                  ----------   ----------   -----------
Balance at July 31, 1985 ....................................             --           --     1,388,506

Issuance of shares under stock grant program ................             --           --       107,032
Issuance of shares under stock bonus plan for directors and
  consultants ...............................................             --           --       215,400
Exercise of warrants, net ...................................             --           --        80,998
Net loss ....................................................             --           --    (2,138,605)
                                                                  ----------   ----------   -----------
Balance at July 31, 1986 (carried forward) ..................             --           --      (346,669)


                              ALFACELL CORPORATION
                          (A Development Stage Company)

            Statement of Stockholders' Equity (Deficiency), Continued

                                                                                                                 Deficit
                                                                   Common Stock       Capital In    Common     Accumulated
                                                              --------------------    Excess of    Stock to       During
                                                                Number                   par          be       Development
                                                              of Shares    Amount       Value       Issued        Stage
                                                              ----------  --------   -----------   ---------   -----------
Balance at July 31, 1986 (brought forward) ................   2,933,052    $2,933    $ 6,849,112         --   $ (7,198,714)

Exercise of warrants at $10.00 per share ..................      14,745        15        147,435         --             --
Issuance of shares under stock bonus plan for directors and
  consultants .............................................       5,000         5         74,995         --             --
Issuance of shares for services ...........................     250,000       250        499,750         --             --
Sale of shares to private investors, net ..................       5,000         5         24,995         --             --
Net loss ..................................................          --        --             --         --     (2,604,619)
                                                              ---------    ------    -----------   --------   ------------
Balance at July 31, 1987 ..................................   3,207,797     3,208      7,596,287         --     (9,803,333)

Issuance of shares for legal and consulting services ......     206,429       207        724,280         --             --
Issuance of shares under employment incentive program .....     700,000       700      2,449,300         --             --
Issuance of shares under stock grant program ..............      19,000        19         66,481         --             --
Exercise of options at $3.00 per share ....................     170,000       170        509,830         --             --
Issuance of shares for litigation settlement ..............      12,500        12         31,125         --             --
Exercise of warrants at $7.06 per share ...................      63,925        64        451,341         --             --
Sale of shares to private investors .......................      61,073        61        178,072         --             --
Amortization of deferred compensation, restricted stock ...          --        --             --         --             --
Net loss ..................................................          --        --             --         --     (3,272,773)
                                                              ---------    ------    -----------   --------   ------------
Balance at July 31, 1988 ..................................   4,440,724     4,441     12,006,716         --    (13,076,106)

Sale of shares for litigation settlement ..................     135,000       135      1,074,703         --             --
Conversion  of debentures at $3.00 per share ..............     133,333       133        399,867         --             --
Sale of shares to private investors .......................     105,840       106        419,894         --             --
Exercise of options at $3.50 per share ....................       1,000         1          3,499         --             --
Issuance of shares under employment agreement .............     750,000       750      3,749,250         --             --
Issuance of shares under the 1989 Stock Plan ..............      30,000        30        149,970         --             --
Amortization of deferred compensation, restricted stock ...          --        --             --         --             --
Net loss ..................................................          --        --             --         --     (2,952,869)
                                                              ---------    ------    -----------   --------   ------------
Balance at July 31, 1989 ..................................   5,595,897     5,596     17,803,899         --    (16,028,975)

Issuance of shares for legal and consulting services ......      52,463        52        258,725         --             --
Issuance of shares under the 1989 Stock Plan ..............      56,000        56        335,944         --             --
Sale of shares for litigation settlement ..................      50,000        50        351,067         --             --
Exercise of options at $3.00 - $3.50 per share ............     105,989       106        345,856         --             --
Sale of shares to private investors .......................      89,480        90        354,990         --             --
Issuance of shares under employment agreement .............     750,000       750      3,749,250         --             --
Conversion of debentures at $5.00 per share ...............     100,000       100        499,900         --             --
Amortization of deferred compensation, restricted stock ...          --        --             --         --             --
Net loss ..................................................          --        --             --         --     (4,860,116)
                                                              ---------    ------    -----------   --------   ------------
Balance at July 31, 1990 (carried forward) ................   6,799,829     6,800     23,699,631         --    (20,889,091)

                                                                            Deferred         Total
                                                                          compensation,   Stockholders'
                                                            Subscription   restricted        Equity
                                                             Receivable      stock       (Deficiency)
                                                            ------------  ------------   -------------
Balance at July 31, 1986 (brought forward) ................         --             --     $  (346,669)

Exercise of warrants at $10.00 per share ..................         --             --         147,450
Issuance of shares under stock bonus plan for directors and
  consultants .............................................         --             --          75,000
Issuance of shares for services ...........................         --             --         500,000
Sale of shares to private investors, net ..................         --             --          25,000
Net loss ..................................................         --             --      (2,604,619)
                                                              --------     ----------     -----------
Balance at July 31, 1987 ..................................         --             --      (2,203,838)

Issuance of shares for legal and consulting services ......         --             --         724,487
Issuance of shares under employment incentive program .....         --     (2,450,000)             --
Issuance of shares under stock grant program ..............         --             --          66,500
Exercise of options at $3.00 per share ....................         --             --         510,000
Issuance of shares for litigation settlement ..............         --             --          31,137
Exercise of warrants at $7.06 per share ...................         --             --         451,405
Sale of shares to private investors .......................         --             --         178,133
Amortization of deferred compensation, restricted stock ...         --        449,167         449,167
Net loss ..................................................         --             --      (3,272,773)
                                                              --------     ----------     -----------
Balance at July 31, 1988 ..................................         --     (2,000,833)     (3,065,782)

Sale of shares for litigation settlement ..................         --             --       1,074,838
Conversion  of debentures at $3.00 per share ..............         --             --         400,000
Sale of shares to private investors .......................         --             --         420,000
Exercise of options at $3.50 per share ....................         --             --           3,500
Issuance of shares under employment agreement .............         --     (3,750,000)             --
Issuance of shares under the 1989 Stock Plan ..............         --       (150,000)             --
Amortization of deferred compensation, restricted stock ...         --      1,050,756       1,050,756
Net loss ..................................................         --             --      (2,952,869)
                                                              --------     ----------     -----------
Balance at July 31, 1989 ..................................         --     (4,850,077)     (3,069,557)

Issuance of shares for legal and consulting services ......         --             --         258,777
Issuance of shares under the 1989 Stock Plan ..............         --       (336,000)             --
Sale of shares for litigation settlement ..................         --             --         351,117
Exercise of options at $3.00 - $3.50 per share ............         --             --         345,962
Sale of shares to private investors .......................         --             --         355,080
Issuance of shares under employment agreement .............         --     (3,750,000)             --
Conversion of debentures at $5.00 per share ...............         --             --         500,000
Amortization of deferred compensation, restricted stock ...         --      3,015,561       3,015,561
Net loss ..................................................         --             --      (4,860,116)
                                                              --------     ----------     -----------
Balance at July 31, 1990 (carried forward) ................         --     (5,920,516)     (3,103,176)

                              ALFACELL CORPORATION
                          (A Development Stage Company)

            Statement of Stockholders' Equity (Deficiency), Continued

                                                                                                               Deficit
                                                                 Common Stock      Capital In     Common     Accumulated
                                                              -------------------   Excess of    Stock to       During
                                                                Number                 par          be        Development
                                                              of Shares   Amount      Value       Issued        Stage
                                                              ---------  --------  -----------   ---------   -----------
Balance at July 31, 1990 (brought forward) ................   6,799,829   $6,800   $ 23,699,631        --   $(20,889,091)

Exercise of options at $6.50 per share ....................      16,720       16        108,664        --             --
Issuance of shares for legal consulting services ..........      87,000       87        358,627        --             --
Issuance of shares under the 1989 Stock Plan ..............     119,000      119        475,881        --             --
Amortization of deferred compensation, restricted stock ...          --       --             --        --             --
Net loss ..................................................          --       --             --        --     (5,202,302)
                                                              ---------   ------   ------------    ------   ------------
Balance at July 31, 1991 ..................................   7,022,549    7,022     24,642,803        --    (26,091,393)

Exercise of options at $3.50 per share ....................       1,000        1          3,499        --             --
Sale of shares to private investors .......................      70,731       71        219,829        --             --
Conversion of debentures at $5.00 per share ...............      94,000       94        469,906        --             --
Issuance of shares for services ...........................      45,734       46        156,944        --             --
Issuance of shares under the 1989 Stock Plan ..............     104,000      104        285,896        --             --
Amortization of deferred compensation, restricted stock ...          --       --             --        --             --
Net loss ..................................................          --       --             --        --     (4,772,826)
                                                              ---------   ------   ------------    ------   ------------
Balance at July 31, 1992 ..................................   7,338,014    7,338     25,778,877        --    (30,864,219)

Sale of share to private investors ........................     352,667      353        735,147        --             --
Issuance of shares for legal services .....................      49,600       50        132,180        --             --
Issuance of shares for services ...........................       5,000        5          9,995        --             --
Issuance of shares under the 1989 Stock Plan ..............     117,000      117        233,883        --             --
Amortization of deferred compensation, restricted stock ...          --       --             --        --             --
Net loss ..................................................          --       --             --        --     (2,357,350)
                                                              ---------   ------   ------------    ------   ------------
Balance at July 31, 1993 ..................................   7,862,281    7,863     26,890,082        --    (33,221,569)

Conversion of debentures at $2.75 per share to $6.00 per
  share ...................................................     425,400      425      1,701,575        --             --
Sale of shares to private investors, net ..................     743,000      743      1,710,048        --             --
Conversion of short-term borrowings .......................      72,800       73        181,927        --             --
Issuance of shares for services ...........................      16,200       16         43,334        --             --
Issuance of shares under the 1989 Stock Plan, for services        5,000        5         14,995        --             --
Issuance of options to related parties upon conversion of .
  accrued interest, payroll and expenses ..................          --       --      3,194,969        --             --
Repurchase of stock options from related party ............          --       --       (198,417)       --             --
Issuance of options upon conversion of accrued interest ...          --       --        142,441        --             --
Common stock to be issued .................................          --       --             --    50,000             --
Amortization of deferred compensation, restricted stock ...          --       --             --        --             --
Net loss ..................................................          --       --             --        --     (2,234,428)
                                                              ---------   ------   ------------    ------   ------------
Balance at July 31, 1994 (carried forward) ................   9,124,681    9,125     33,680,954    50,000    (35,455,997)

                                                                            Deferred         Total
                                                                          compensation,   Stockholders'
                                                            Subscription   restricted        Equity
                                                             Receivable      stock       (Deficiency)
                                                            ------------  ------------   -------------
Balance at July 31, 1990 (brought forward) ................   $       --   $(5,920,516)   $(3,103,176)
                                                                                          -----------
Exercise of options at $6.50 per share ....................           --            --        108,680
Issuance of shares for legal consulting services ..........                         --        358,714
Issuance of shares under the 1989 Stock Plan ..............           --      (476,000)            --
Amortization of deferred compensation, restricted stock ...           --     2,891,561      2,891,561
Net loss ..................................................           --            --     (5,202,302)
                                                              ----------   -----------    -----------
Balance at July 31, 1991 ..................................           --    (3,504,955)    (4,946,523)

Exercise of options at $3.50 per share ....................           --            --          3,500
Sale of shares to private investors .......................           --            --        219,900
Conversion of debentures at $5.00 per share ...............           --            --        470,000
Issuance of shares for services ...........................           --            --        156,990
Issuance of shares under the 1989 Stock Plan ..............           --      (286,000)            --
Amortization of deferred compensation, restricted stock ...           --     3,046,726      3,046,726
Net loss ..................................................           --            --     (4,772,826)
                                                              ----------   -----------    -----------
Balance at July 31, 1992 ..................................           --      (744,229)    (5,822,233)

Sale of share to private investors ........................           --            --        735,500
Issuance of shares for legal services .....................           --            --        132,230
Issuance of shares for services ...........................           --       (10,000)            --
Issuance of shares under the 1989 Stock Plan ..............           --      (234,000)            --
Amortization of deferred compensation, restricted stock ...           --       664,729        664,729
Net loss ..................................................           --            --     (2,357,350)
                                                              ----------   -----------    -----------
Balance at July 31, 1993 ..................................           --      (323,500)    (6,647,124)

Conversion of debentures at $2.75 per share to $6.00 per
  share ...................................................           --            --      1,702,000
Sale of shares to private investors, net ..................           --            --      1,710,791
Conversion of short-term borrowings .......................           --            --        182,000
Issuance of shares for services ...........................           --            --         43,350
Issuance of shares under the 1989 Stock Plan, for services            --            --         15,000
Issuance of options to related parties upon conversion of .
  accrued interest, payroll and expenses ..................           --            --      3,194,969
Repurchase of stock options from related party ............           --            --       (198,417)
Issuance of options upon conversion of accrued interest ...           --            --        142,441
Common stock to be issued .................................           --            --         50,000
Amortization of deferred compensation, restricted stock ...           --       265,000        265,000
Net loss ..................................................           --            --     (2,234,428)
                                                              ----------   -----------    -----------
Balance at July 31, 1994 (carried forward) ................           --       (58,500)    (1,774,418)

                              ALFACELL CORPORATION
                          (A Development Stage Company)

            Statement of Stockholders' Equity (Deficiency), Continued

                                                                                                              Deficit
                                                              Common Stock       Capital In     Common      Accumulated
                                                           -------------------    Excess of    Stock to        During
                                                             Number                  par          be        Development
                                                           of Shares   Amount       Value       Issued         Stage
                                                           ---------  --------   -----------   --------     -----------
Balance at July 31, 1994 (brought forward) ............    9,124,681   $ 9,125   $33,680,954   $  50,000    $(35,455,997)

Sale of shares to private investors, net ..............      961,000       961     2,023,241     (50,000)             --
Conversion of short-term borrowings ...................       17,600        17        43,983          --              --
Issuance of shares for services .......................       30,906        31        77,234          --              --
Exercise of options at $2.27 - $2.50 per share ........      185,000       185       437,015          --              --
Common stock to be issued .............................           --        --            --     339,008              --
Common stock to be issued, for services ...............           --        --            --       4,800              --
Amortization of deferred compensation, restricted stock           --        --            --          --              --
Net loss ..............................................           --        --            --          --      (1,993,123)
                                                          ----------   -------   -----------   ---------    ------------
Balance at July 31, 1995 ..............................   10,319,187    10,319    36,262,427     343,808     (37,449,120)

Sale of shares to private investors, net ..............    2,953,327     2,953     8,969,655    (339,008)             --
Issuance of shares for services .......................       19,995        20        70,858      (4,800)             --
Exercise of options at $2.50 - $3.87 per share ........      566,700       567     1,657,633          --              --
Sale of warrants ......................................           --        --        12,084          --              --
Issuance of options/warrants for services .............           --        --        50,872          --              --
Common stock to be issued .............................           --        --            --     258,335              --
Subscription receivable ...............................           --        --            --          --              --
Net loss ..............................................           --        --            --          --      (2,942,152)
                                                          ----------   -------   -----------   ---------    ------------
Balance at July 31, 1996 ..............................   13,859,209    13,859    47,023,529     258,335     (40,391,272)

Sale of shares to private investors, net ..............      112,000       112       503,888          --              --
Issuance of options for services ......................           --        --        76,504          --              --
Exercise of options at $2.45 - $4.00 per share, net ...      729,134       729     2,620,359    (258,335)             --
Exercise of warrants at $5.00 per share, net ..........      147,450       148       737,102          --              --
Net loss ..............................................           --        --            --          --      (5,018,867)
                                                          ----------   -------   -----------   ---------    ------------
Balance at July 31, 1997 ..............................   14,847,793    14,848    50,961,382          --     (45,410,139)

Sale of shares to private investors, net ..............    2,337,150     2,337     4,199,877          --              --
Issuance of options for services ......................           --        --       199,954          --              --
Exercise of warrants at $2.20 - $2.50 per share .......        4,950         5        11,080          --              --
Issuance of shares for services, net ..................       50,000        50        99,950          --              --
Net loss ..............................................           --        --            --          --      (6,387,506)
                                                          ----------   -------   -----------   ---------    ------------
Balance at July 31, 1998 ..............................   17,239,893    17,240    55,472,243          --     (51,797,645)

Issuance of options for services ......................           --        --       205,593          --              --
Issuance of shares for services, net ..................       46,701        46        16,359          --              --
Net loss ..............................................           --        --            --          --      (3,156,636)
                                                          ----------   -------   -----------   ---------    ------------
Balance at July 31, 1999 (carried forward) ............   17,286,594   $17,286   $55,694,195   $      --    $(54,954,281)


                                                                        Deferred        Total
                                                                      compensation,  Stockholders'
                                                        Subscription   restricted       Equity
                                                         Receivable      stock      (Deficiency)
                                                        ------------  ------------  -------------
Balance at July 31, 1994 (brought forward) ............   $      --     $(58,500)    $(1,774,418)

Sale of shares to private investors, net ..............          --           --       1,974,202
Conversion of short-term borrowings ...................          --           --          44,000
Issuance of shares for services .......................          --           --          77,265
Exercise of options at $2.27 - $2.50 per share ........          --           --         437,200
Common stock to be issued .............................          --           --         339,008
Common stock to be issued, for services ...............          --           --           4,800
Amortization of deferred compensation, restricted stock          --       58,500          58,500
Net loss ..............................................          --           --      (1,993,123)
                                                          ---------     --------     -----------
Balance at July 31, 1995 ..............................          --           --        (832,566)

Sale of shares to private investors, net ..............          --           --       8,633,600
Issuance of shares for services .......................          --           --          66,078
Exercise of options at $2.50 - $3.87 per share ........          --           --       1,658,200
Sale of warrants ......................................          --           --          12,084
Issuance of options/warrants for services .............          --           --          50,872
Common stock to be issued .............................          --           --         258,335
Subscription receivable ...............................    (254,185)          --        (254,185)
Net loss ..............................................          --           --      (2,942,152)
                                                          ---------     --------     -----------
Balance at July 31, 1996 ..............................    (254,185)          --       6,650,266

Sale of shares to private investors, net ..............          --           --         504,000
Issuance of options for services ......................          --           --          76,504
Exercise of options at $2.45 - $4.00 per share, net ...     254,185           --       2,616,938
Exercise of warrants at $5.00 per share, net ..........          --           --         737,250
Net loss ..............................................          --           --      (5,018,867)
                                                          ---------     --------     -----------
Balance at July 31, 1997 ..............................          --           --       5,566,091

Sale of shares to private investors, net ..............          --           --       4,202,214
Issuance of options for services ......................          --           --         199,954
Exercise of warrants at $2.20 - $2.50 per share .......          --           --          11,085
Issuance of shares for services, net ..................          --           --         100,000
Net loss ..............................................          --           --      (6,387,506)
                                                          ---------     --------     -----------
Balance at July 31, 1998 ..............................          --           --       3,691,838

Issuance of options for services ......................          --           --         205,593
Issuance of shares for services, net ..................          --           --          16,405
Net loss ..............................................          --           --      (3,156,636)
                                                          ---------     --------     -----------
Balance at July 31, 1999 (carried forward) ............   $      --     $     --     $   757,200

                              ALFACELL CORPORATION
                          (A Development Stage Company)

            Statement of Stockholders' Equity (Deficiency), Continued

                                                                                                         Deficit
                                                            Common Stock       Capital In    Common    Accumulated
                                                        --------------------    Excess of   Stock to      During
                                                          Number                   par         be      Development
                                                        of Shares    Amount       Value      Issued       Stage
                                                        ---------   --------   -----------  --------   -----------
Balance at July 31, 1999 (brought forward) ..........   17,286,594   $17,286   $55,694,195   $  --    $(54,954,281)

Sale of shares to private investors, net ............      875,000       875       547,417      --              --
Exercise of options at $0.43 - $1.43 per share ......       95,000        95        45,755      --              --
Issuance of shares for services, net ................      174,965       175        92,009      --              --
Vesting of options previously issued for services ...           --        --       146,912      --              --
Net loss ............................................           --        --            --      --      (1,722,298)
                                                        ----------   -------   -----------   -----    ------------

Balance at July 31, 2000 ............................   18,431,559    18,431    56,526,288      --     (56,676,579)
Sale of shares to private investors, net ............      863,331       863       955,561      --              --
Exercise of options at $0.29 - $0.85 per share ......      165,555       166        83,565      --              --
Issuance of shares for services, net ................       11,800        12        10,018      --              --
Exercise of convertible debentures at $0.90 per share      330,000       330       296,670      --              --
Issuance of warrants with convertible debt ..........           --        --       178,807      --              --
Issuance of options for services ....................           --        --       160,426      --              --
Net loss ............................................           --        --            --      --      (2,294,936)
                                                        ----------   -------   -----------   -----    ------------
Balance at July 31, 2001 ............................   19,802,245   $19,802   $58,211,335   $  --    $(58,971,515)
                                                        ==========   =======   ===========   =====    ============

                                                                        Deferred        Total
                                                                      compensation,  Stockholders'
                                                        Subscription   restricted       Equity
                                                         Receivable      stock      (Deficiency)
                                                        ------------  ------------  -------------
Balance at July 31, 1999 (brought forward) ..........       $  --         $  --       $   757,200

Sale of shares to private investors, net ............          --            --           548,292
Exercise of options at $0.43 - $1.43 per share ......          --            --            45,850
Issuance of shares for services, net ................          --            --            92,184
Vesting of options previously issued for services ...          --            --           146,912
Net loss ............................................          --            --        (1,722,298)
                                                            -----         -----       -----------
Balance at July 31, 2000 ............................          --            --          (131,860)

Sale of shares to private investors, net ............          --            --           956,424
Exercise of options at $0.29 - $0.85 per share ......          --            --            83,731
Issuance of shares for services, net ................          --            --            10,030
Exercise of convertible debentures at $0.90 per share          --            --           297,000
Issuance of warrants with convertible debt ..........          --            --           178,807
Issuance of options for services ....................          --            --           160,426
Net loss ............................................          --            --        (2,294,936)
                                                            -----         -----       -----------
Balance at July 31, 2001 ............................       $  --         $  --          (740,378)
                                                            =====         =====       ===========


See accompanying notes to financial statements.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                            Statements of Cash Flows

                    Years ended July 31, 2001, 2000 and 1999,
                       and the Period from August 24, 1981
                      (Date of Inception) to July 31, 2001

                                                          August 24, 1981
                                                              (date of
                                                           inception) to
                                                              July 31,
                                                                2001              2001             2000             1999
                                                            ------------      -----------      -----------      -----------
Cash flows from operating activities:
   Net loss ...........................................     $(58,971,515)     $(2,294,936)     $(1,722,298)     $(3,156,636)
   Adjustments to reconcile net loss to net
    cash used in operating activities:
     Gain on sale of marketable securities ............          (25,963)              --               --               --
     Depreciation and amortization ....................        1,492,458           74,615           93,748          101,231
     Loss on disposal of property and equipment .......           18,926               --               --               --
     Noncash operating expenses .......................        5,824,106          304,722          146,912          208,053
     Amortization of deferred compensation ............       11,442,000               --               --               --
     Amortization of organization costs ...............            4,590               --               --               --
     Changes in assets and liabilities:
       (Increase) decrease in other current assets ....         (102,800)         (14,316)          58,224          (29,521)
       Decrease in other assets .......................           49,711           13,527               --               --
       Increase in loans and interest
        payable, related party ........................          744,539               --               --               --
       Increase (decrease) in accounts payable ........          706,082          249,214           76,901         (513,338)
       Increase in accrued payroll and
        expenses, related parties .....................        2,348,145               --               --               --
       Increase (decrease) in accrued expenses ........        1,007,326           53,967         (366,804)        (314,248)
                                                            ------------      -----------      -----------      -----------
         Net cash used in operating activities ........      (35,462,395)      (1,613,207)      (1,713,317)      (3,704,459)
                                                            ------------      -----------      -----------      -----------
Cash flows from investing activities:
     Purchase of marketable securities ................         (290,420)              --               --               --
     Proceeds from sale of marketable equity securities          316,383               --               --               --
     Purchase of property and equipment ...............       (1,406,836)              --          (37,575)              --
     Patent costs .....................................          (97,841)              --               --               --
                                                            ------------      -----------      -----------      -----------
       Net cash used in investing activities ..........       (1,478,714)              --          (37,575)              --
                                                            ------------      -----------      -----------      -----------

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                       Statements of Cash Flows, Continued

                                                                  August 24, 1981
                                                                      (date of
                                                                   inception) to
                                                                      July 31,
                                                                        2001              2001             2000            1999
                                                                    ------------      -----------      -----------     -----------
Cash flows from financing activities:
   Proceeds from short-term borrowings .........................    $    849,500      $        --      $        --     $        --
   Payment of short-term borrowings ............................        (623,500)              --               --              --
   Increase in loans payable, related party, net ...............       2,628,868               --               --              --
   Proceeds from bank debt and other long-term debt,
    net of deferred debt costs .................................       2,452,460               --           41,577              --
   Reduction of bank debt and long-term debt ...................      (2,935,848)          (6,605)         (10,515)         (9,175)
   Proceeds from issuance of common stock, net .................      28,310,163          956,424          548,292          (2,686)
   Proceeds from exercise of stock options and warrants, net ...       5,590,254           83,731           45,850              --
   Proceeds from issuance of convertible debentures,
    related party ..............................................         297,000          297,000               --              --
   Proceeds from issuance of convertible debentures,
    unrelated party ............................................         416,993           69,993               --              --
                                                                    ------------      -----------      -----------     -----------
     Net cash provided by financing activities .................      36,985,890        1,400,543          625,204         (11,861)
                                                                    ------------      -----------      -----------     -----------
     Net increase (decrease) in cash and cash equivalents ......          44,781         (212,664)      (1,125,688)     (3,716,320)
Cash and cash equivalents at beginning of period ...............              --          257,445        1,383,133       5,099,453
                                                                    ------------      -----------      -----------     -----------
Cash and cash equivalents at end of period .....................    $     44,781      $    44,781      $   257,445     $ 1,383,133
                                                                    ============      ===========      ===========     ===========

Supplemental disclosure of cash flow information - interest paid    $  1,662,446      $     8,733      $     4,980     $     2,378
                                                                    ============      ===========      ===========     ===========

Noncash financing activities:
   Issuance of convertible subordinated debenture
    for loan payable to officer ................................    $  2,725,000      $        --      $        --              --
                                                                    ============      ===========      ===========     ===========

   Issuance of common stock upon the conversion
    of convertible subordinated debentures, related party ......    $  3,242,000      $   297,000      $        --     $        --
                                                                    ============      ===========      ===========     ===========

   Conversion of short-term borrowings to common stock .........    $    226,000      $        --      $        --     $        --
                                                                    ============      ===========      ===========     ===========

   Conversion of accrued interest, payroll and expenses
    by related parties to stock options ........................    $  3,194,969      $        --      $        --     $        --
                                                                    ============      ===========      ===========     ===========

   Repurchase of stock options from related party ..............        (198,417)     $        --      $        --     $        --
                                                                    ============      ===========      ===========     ===========

   Conversion of accrued interest to stock options .............    $    142,441      $        --      $        --     $        --
                                                                    ============      ===========      ===========     ===========

   Conversions of accounts payable to common stock..............    $    296,200      $    10,030      $    92,184     $    16,631
                                                                    ============      ===========      ===========     ===========
   Conversion of notes payable, bank and accrued
    interest to long-term debt..................................    $  1,699,072      $        --      $        --     $        --
                                                                    ============      ===========      ===========     ===========


                              ALFACELL CORPORATION
                          (A Development Stage Company)

                       Statements of Cash Flows, Continued

                                                                  August 24, 1981
                                                                      (date of
                                                                   inception) to
                                                                      July 31,
                                                                        2001              2001             2000            1999
                                                                    ------------      -----------      -----------     -----------
Conversion of loans and Interest Payable,
 related party and accrued payroll and expenses, related
 parties to long-term accrued payroll and other, related party..    $  1,863,514      $        --      $        --     $        --
                                                                    ============      ===========      ===========     ===========

   Issuance of common stock upon the conversion
    of convertible subordinated debentures, other...............    $    127,000      $        --      $        --     $        --
                                                                    ============      ===========      ===========     ===========

   Issuance of common stock for services rendered...............    $      2,460      $        --      $        --     $     2,460
                                                                    ============      ===========      ===========     ===========

See accompanying notes to financial statements.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                          Notes to Financial Statements

                         Years ended July 31, 2001, 2000
                          and 1999 and the Period From
                            August 24, 1981 (Date of
                           Inception) to July 31, 2001

(1)   Summary of Significant Accounting Policies

      Business Description

      Alfacell Corporation (the "Company") was incorporated in Delaware on August 24, 1981 for the purpose of engaging in the discovery, investigation and development of a new class of anti-cancer drugs and anti-viral agents. The Company is a development stage company as defined in the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establishing its business. Its planned principal operations have not commenced and, accordingly, no significant revenue has been derived therefrom.

      The Company's current operations encompass all the risks inherent in discovering and developing a new drug, including: an uncertainty regarding the timing and amount of future revenues to be derived from the Company's technology; obtaining future capital as needed; attracting and retaining key personnel; and a business environment with heightened competition, rapid technological change and strict government regulations.

      Use of Estimates

      The preparation of financial statements requires management to make estimates and assumptions that affect reported amounts and disclosures in these financial statements. Actual results could differ from those estimates.

      Property and Equipment

      Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets ranging from three to seven years. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operations for the period.

      The cost of repairs and maintenance is charged to operations as incurred; significant renewals and betterments are capitalized.

      Cash Equivalents

      The Company considers all highly liquid investments with maturities of three months or less, at the time of purchase, to be cash equivalents.

      Research and Development

      Research and development costs are expensed as incurred.

      Fair Value of Financial Instruments

      For all financial instruments, their carrying value approximates fair value due to the short maturity of those instruments. The debt has been issued at rates which represent prevailing market rates for similar financings.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(1)   Summary of Significant Accounting Policies, (Continued)

      Comprehensive Income (Loss)

      The net loss of $2,295,000, $1,722,000 and $3,157,000, recorded for the years ended July 31, 2001, 2000 and 1999, respectively, is equal to the comprehensive loss for those periods in accordance with Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income.

      Earnings (Loss) Per Common Share

      "Basic" earnings per common share equals net income divided by weighted average common shares outstanding during the period. "Diluted" earnings per common share equals net income divided by the sum of weighted average common shares outstanding during the period plus common stock equivalents. The Company's Basic and Diluted per share amounts are the same since the Company is in a loss position and the assumed exercise of stock options and warrants would be all anti-dilutive. The number of outstanding options and warrants that could dilute earnings per share in future periods was 6,445,748, 6,156,195 and 5,894,875 at July 31, 2001, 2000 and 1999,
      respectively.

      Long-Lived Assets

      The Company reviews long-lived assets for impairment whenever events or changes in business circumstances occur that indicate that the carrying amount of the assets may not be recoverable. The Company assesses the recoverability of long-lived assets held and to be used based on undiscounted cash flows, and measures the impairment, if any, using discounted cash flows. SFAS No. 121 has not had a material impact on the Company's financial position, operating results or cash flows.

      Stock Option Plans

      Stock based compensation is recognized using the intrinsic value method. For disclosure purposes, proforma net income (loss) and net income (loss) per share data are provided in accordance with Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" as if the fair value method had been applied.

      The Company records compensation expense equal to the value of stock options granted for consulting services rendered to the Company by non-employees. The value of the options granted to non-employees is determined by the Black Scholes option pricing model.

(2)   Liquidity

      The Company has reported net losses of $2,295,000, $1,722,000, and $3,157,000 for the fiscal years ended July 31, 2001, 2000 and 1999, respectively. The loss from date of inception, August 24, 1981, to July 31, 2001 amounts to $58,971,000. Also, the Company has a working capital deficit and limited liquid resources. These factors raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of reported asset amounts or the amounts or classification of liabilities which might result from the outcome of this uncertainty.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(2)   Liquidity, (Continued)

      The Company's continued operations will depend on its ability to raise additional funds through various potential sources such as equity and debt financing, collaborative agreements, strategic alliances, sale of tax benefits, revenues from the commercial sale of ONCONASE(R) and its ability to realize the full potential of its technology and its drug candidates. Such additional funds may not become available or be available on acceptable terms. To date, a significant portion of the Company's financing has been through private placements of common stock and warrants, the issuance of common stock for stock options and warrants exercised and for services rendered, debt financing and financing provided by the Company's Chief Executive Officer. Additionally, the Company raised capital through the sale of a portion of its tax benefits. Until the Company's operations generate significant revenues, the Company will continue to fund operations from cash on hand and through the sources of capital previously described. From August through October 4, 2001, the Company received gross proceeds of approximately $178,500 from the private placement of various individual investors and $100,000 note payable upon demand from an unrelated party. No assurances can be provided that the additional capital will be sufficient to meet the Company's needs.

      The Company will continue to incur costs in conjunction with its U.S. and foreign registrations for marketing approval of ONCONASE(R). The Company is currently in discussion with several potential strategic alliance partners including major international biopharmaceutical companies to further the development and marketing of ONCONASE(R) and other related products in its pipeline. However, there can be no assurance that any such alliances will materialize. The Company intends to seek foreign marketing approvals for ONCONASE(R) for the treatment of malignant mesothelioma. Therefore, the Company expanded its ongoing clinical trial internationally. The Company's ability to raise funding at this time may be dependent upon other factors including, without limitation, market conditions, and such funds may not be available or be available on acceptable terms.

      The Company's common stock was delisted from The Nasdaq SmallCap Market effective at the close of business April 27, 1999 for failing to meet the minimum bid price requirements set forth in the NASD Marketplace Rules. As of April 28, 1999, the Company's common stock trades on the OTC Bulletin Board under the symbol "ACEL". Delisting of the Company's common stock from Nasdaq could have a material adverse effect on its ability to raise additional capital, its stockholders' liquidity and the price of its common stock.

(3)   Property and Equipment

      Property and equipment, at cost, consists of the following at July 31:

                                                  2001          2000
                                                  ----          ----

      Laboratory equipment............           $  755,040       755,040
      Office equipment................              296,105       296,105
      Leasehold improvements..........               97,833        97,833
                                                 ----------    ----------
         Total........................            1,148,978     1,148,978
         Less accumulated depreciation            1,081,423     1,006,808
                                                 ----------    ----------
         Property and equipment, net..           $   67,555       142,170
                                                 ==========    ==========

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(4)   Long-term Debt

      Long-term debt consists of the following at July 31:

                                                                               2001        2000
                                                                             -------     -------
Note payable, in monthly installments of $1,459, including principal and interest commencing April 2000 and each month thereafter until March
   2005, secured by equipment ..........................................     $30,720     $37,325
Less current portion ...................................................       7,057       7,074
                                                                             -------     -------
                                                                             $23,663     $30,251
                                                                             =======     =======

(5)   Note Payable - Convertible Note

      In April 2001, the Company entered into convertible notes payable with certain related and unrelated parties in the aggregate amount of $366,993. The notes were due within ninety (90) unless the lenders elect to exercise an option to convert the note into Alfacell common stock, par value $.001 per share at a conversion price of $0.90 per share (the estimated fair market value of the stock based on the average of the high and low trade prices of the Company's common stock for the ten (10) trading days preceding the loan date). In addition, upon conversion, the lender would receive a three-year warrant for each share of converted Alfacell common stock at an exercise price of $2.50 per share that will expire on July 7, 2004. The estimated value of the warrants of $133,793, using the Black-Scholes options-pricing model, was recorded as interest expense over the ninety day note term. In July 2001, an aggregate of $297,000 note payables were converted which resulted in the issuance of 330,000 shares of the Company's common stock. In addition, upon conversion, the Company issued the agreed to three-year warrants to purchase an aggregate of 330,000 shares of common stock at an exercise price of $2.50 per share. An aggregate balance of the convertible notes in the amount of $69,993 was renewed for one hundred twenty (120) days for the same conversion price of $0.90 per share. In addition, upon conversion, the lender would receive a five-year warrant for each share of converted Alfacell common stock at an exercise price of $1.50 per share. The estimated value of the warrants of $45,000, using the Black-Scholes options-pricing model, was treated as a debt discount which will accrete as interest expense over the one hundred twenty day note term through October 31, 2001.

(6)   Leases

      The Company leases its facility under a five-year operating lease which is due to expire on December 31, 2001 and will be negotiating a new lease agreement under similar terms. The annual rental obligation, which commenced January 1, 1997, is $96,775 and is subject to annual escalation amounts. Rent expense charged to operations was $136,000, $127,000, and $108,000 in 2001, 2000 and 1999, respectively.

      Future minimum lease payments under noncancellable leases for the next year ending July 31 are as follows:

                                               Operating leases
                                               ----------------
                       2002                              56,667

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(7)  Stockholders' Equity

      On September 1, 1981, the Company issued 712,500 shares of common stock (1,068,750 shares adjusted for the stock split on September 8, 1982) to officers and stockholders in exchange for equipment, research and development services, stock registration costs, reimbursement of expenses and other miscellaneous services. The common stock issued for services was recorded at the estimated fair value of services rendered based upon the Board of Directors' determination and ratification of the value of services. Equipment received in exchange for common stock was recorded at the transferor's cost. Common stock issued for reimbursement of expenses was recorded based upon expenses incurred. All values assigned for expenses and services rendered have been charged to operations except for stock registration costs which were charged against proceeds.

      On July 30, 1982, the Company sold 82,143 shares of common stock (123,214 shares adjusted to reflect the stock split on September 8, 1982) to a private investor at a price of $1.40 per share, resulting in net proceeds to the Company of approximately $108,500.

      On September 8, 1982, the Company declared a 3-for-2 stock split. Shares previously issued by the Company have been restated in accordance with the stock split.

      On September 8, 1982, the Company issued 15,000 shares of common stock to an officer and stockholder in exchange for equipment. The equipment received in exchange for the common stock was recorded at the transferor's cost.

      On November 1, 1982 and January 3, 1983, the Company sold 28,125 and 16,071 shares of common stock, respectively, to private investors at $.93 per share, resulting in net proceeds to the Company of approximately $41,250.

      On January 17, 1983, the Company sold 660,000 shares of its common stock and 330,000 common stock purchase warrants in a public offering at a price of $2.50 per share, resulting in net proceeds to the Company of approximately $1,308,446. The warrants were to expire 12 months after issuance; however, the Company extended the expiration date to July 16, 1984. During the fiscal years ended July 31, 1983 and 1984, the net proceeds to the Company from the exercise of the warrants amounted to $934,000. Each common stock purchase warrant was not detachable from its common stock or exercisable until six months after the issuance date of January 17, 1983. Each warrant entitled the holder to purchase one share of common stock at an exercise price of $3.00 after six months and prior to nine months after issuance. The exercise price increased to $3.50 after nine months and prior to 12 months after issuance.

      In connection with the public offering, the Company sold 60,000 five-year purchase warrants to the underwriters at a price of $.001 per warrant. Each warrant entitled the holder to purchase one share of common stock at an exercise price of $3.00. Pursuant to the antidilution provisions of the warrants, the underwriters received warrants to purchase 67,415 shares at an exercise price of $2.67 per share. As of July 31, 1986, all such warrants were exercised and the Company received proceeds of approximately $180,000.

      On February 22, 1984, the Company filed a registration statement with the Securities and Exchange Commission for the issuance of two series of new warrants, each to purchase an aggregate of 330,000 shares (hereinafter referred to as one-year warrants and two-year warrants). The one-year warrants had an exercise price of $6.50 per share and expired July 17, 1985. The two-year warrants had an exercise price of $10.00 per share and were to expire July 17, 1986. However, the Company extended the expiration date to August 31, 1987. The one-year warrants and two-year warrants were issued as of July 17, 1984 on a one-for-one basis to those public offering warrant holders who exercised their original warrants, with the right to oversubscribe to any of the warrants not exercised. During the fiscal years ended July 31, 1985, 1986, 1987 and 1988, the Company received net proceeds of approximately $2,471,000 as a result of the exercise of the warrants.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(7)   Stockholders' Equity, (Continued)

      On January 2, 1987, the Company issued 250,000 shares of common stock to officers and stockholders, including the President and Chief Executive Officer, in recognition of services performed for the Company. The fair value of such shares was recorded as compensation expense.

      On February 3, 1987, the Company sold 5,000 shares of common stock to a private investor for $5.00 per share, resulting in net proceeds to the Company of approximately $25,000.

      On September 1, 1987, the Board of Directors approved new wage contracts for three officers. The contracts provided for the issuance of 700,000 shares of common stock as an inducement for signing. The fair value of these shares was recorded as deferred compensation and was amortized over the term of the employment agreements. The contracts also provided for the issuance of 1,500,000 shares of common stock in 750,000 increments upon the occurrence of certain events. These shares were issued during the fiscal years ended July 31, 1989 and 1990 and the fair value of such shares was recorded as deferred compensation and was amortized over the remaining term of the employment agreements. The contracts also provided for five-year options to purchase 750,000 shares of common stock at $3.00 per share; options for the purchase of 170,000 shares were exercised on June 16, 1988 and the remaining options for the purchase of 580,000 shares expired on September 2, 1992.

      During the fiscal year ended July 31, 1988, the Company issued 206,429 shares of common stock for payment of legal and consulting services. The fair value of such shares was charged to operations.

      During the fiscal year ended July 31, 1988, the Company issued 12,500 shares of common stock in connection with the settlement of certain litigation. The fair value of these shares was charged to operations.

      During the fiscal year ended July 31, 1988, the Company sold 61,073 shares of common stock to private investors at $2.92 per share resulting in net proceeds to the Company of approximately $178,133.

      On September 21, 1988, the Company entered into a stipulation of settlement arising from a lawsuit wherein it agreed to pay a total of $250,000 in 12 monthly installments. Under the agreement, the Company authorized the issuance on September 7, 1988 and October 18, 1988 of 85,000 and 50,000 shares, respectively, to an escrow account to secure payment of the $250,000 due under the stipulation of settlement. During the fiscal year ended July 31, 1989, the Company issued and sold the 135,000 shares of common stock for $1,074,838. On February 14, 1989, the Board of Directors authorized the issuance of an additional 50,000 shares. During the year ended July 31, 1990, the shares were sold for $351,117. The proceeds from the above transactions were used to pay the settlement and related legal costs, reduce loans from and interest due to the Company's Chief Executive Officer, and for working capital.

      During the fiscal year ended July 31, 1989, the Company sold 105,840 shares of common stock to private investors at $3.97 per share resulting in net proceeds to the Company of approximately $420,000.

      During the fiscal year ended July 31, 1990, the Company issued 52,463 shares of common stock for payment of legal and consulting services. The fair value of the common stock was charged to operations.

      During the fiscal year ended July 31, 1990, the Company issued 50,000 shares of common stock in connection with the settlement of certain litigation. The fair value of the common stock was charged to operations.

      During the fiscal year ended July 31, 1990, the Company sold 89,480 shares of common stock to private investors at $3.97 per share resulting in net proceeds to the Company of approximately $355,080.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(7)   Stockholders' Equity, (Continued)

      During the fiscal year ended July 31, 1991, the Company issued 87,000 shares of common stock for payment of legal and consulting services. The fair value of the common stock was charged to operations.

      During the fiscal year ended July 31, 1992, the Company sold 70,731 shares of common stock to private investors at $2.75 to $3.50 per share resulting in net proceeds to the Company of approximately $219,900.

      During the fiscal year ended July 31, 1992, the Company issued 45,734 shares of common stock as payment for services rendered to the Company. The fair value of the common stock was charged to operations.

      During the fiscal years ended July 31, 1992 and 1990, 94,000 and 50,000 shares of common stock, respectively, were issued to the Company's Chief Executive Officer upon the conversion of outstanding debentures.

      During the fiscal year ended July 31, 1993, the Company sold 352,667 shares of common stock to private investors at prices ranging from $2.00 to $3.00 per share resulting in net proceeds to the Company of approximately $735,500. In addition, the private investors were granted options to purchase common stock totaling 587,167 shares at prices ranging from $3.00 to $7.00. During the fiscal years ended July 31, 1995 and 1996, 322,500 and 228,833 options expired, respectively. A total of 42,167 options due to expire on July 31, 1995 were extended to July 31, 1996 and their exercise price was reduced to $2.50. During the fiscal year ended July 31, 1996, 35,834 options were exercised resulting in net proceeds to the Company of approximately $89,600.

      During the fiscal year ended July 31, 1993, the Company issued 54,600 shares of common stock as payment for legal and other services performed for the Company. The fair value of 49,600 shares was charged to operations. The remaining 5,000 shares were recorded as deferred compensation and were amortized over a one-year period, beginning in February 1993, in accordance with the agreement entered into with the recipient.

      During the fiscal year ended July 31, 1994, the Company issued 7,000 shares of common stock as payment for services performed for the Company. The fair value of the common stock was charged to operations.

      During the fiscal year ended July 31, 1994, the Company sold 25,000 shares of common stock to a private investor at $2.00 per share resulting in net proceeds to the Company of $50,000. In addition, the private investor was granted options to purchase common stock totaling 25,000 shares at $4.00 per common share. These options were exercised in September 1996 resulting in net proceeds to the Company of $100,000.

      During the fiscal year ended July 31, 1994, the Company sold 800,000 shares of common stock to private investors at $2.50 per share resulting in net proceeds to the Company of $1,865,791. In addition, the private investors were granted warrants to purchase common stock totaling 800,000 shares at $5.00 per common share. Warrants for the purchase of 147,450 shares were exercised during fiscal 1997 resulting in net proceeds to the Company of $737,250. The remaining 652,550 warrants expired during fiscal 1997.

      During the fiscal year ended July 31, 1994, 400,000 shares of common stock were issued to the Company's Chief Executive Officer upon the conversion of outstanding debentures.

      During the fiscal year ended July 31, 1994, 25,400 shares of common stock were issued upon the conversion of other outstanding debentures.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(7)   Stockholders' Equity, (Continued)

      In September 1994, the Company completed a private placement resulting in the issuance of 288,506 shares of common stock and three-year warrants to purchase 288,506 shares of common stock at an exercise price of $5.50 per share. The warrants expired during fiscal 1998. The common stock and warrants were sold in units consisting of 20,000 shares of common stock and warrants to purchase 20,000 shares of common stock. The price per unit was $50,000. The Company received proceeds of approximately $545,000, net of costs associated with the placement of approximately $55,000 and the conversion of certain debt by creditors of $121,265 into equivalent private placement units of 17,600 shares for conversion of short-term borrowings and 30,906 shares issued for services rendered. In October 1994, an additional two units at $50,000 per unit were sold to a private investor under the same terms as the September 1994 private placement resulting in the issuance of 40,000 shares of common stock and warrants to purchase 40,000 shares of common stock. The warrants expired during fiscal 1998.

      During the fiscal year ended July 31, 1995, 185,000 shares of common stock were issued upon the exercise of stock options by unrelated parties resulting in net proceeds to the Company of $437,200. The exercise prices of the options ranged from $2.27 to $2.50, which had been reduced from $3.50 and $5.00, respectively, during fiscal 1995.

      During the fiscal year ended July 31, 1995, the Company sold 681,000 shares of common stock to private investors resulting in net proceeds to the Company of approximately $1,379,000. The shares were sold at prices ranging from $2.00 to $2.25.

      During the fiscal year ended July 31, 1995, the Company sold 139,080 shares of common stock and 47,405 three-year warrants to purchase shares of common stock at an exercise price of $4.00 per share to private investors. The stock and warrants were sold at prices ranging from $2.25 to $2.73 per share and resulted in net proceeds to the Company of $343,808, of which $4,800 was for services rendered. The common shares were issued to the investors subsequent to July 31, 1995.

      On August 4, 1995, the Company issued 6,060 shares of common stock as payment for services rendered to the Company. The fair value of the common stock was charged to operations.

      On September 29, 1995, the Company completed a private placement resulting in the issuance of 1,925,616 shares of common stock and three-year warrants to purchase an aggregate of 55,945 shares of common stock at an exercise price of $4.00 per share. Of these shares 1,935 were issued for services rendered to the Company. The common stock was sold alone at per share prices ranging from $2.00 to $3.70, and in combination with warrants at per unit prices ranging from $4.96 to $10.92, which related to the number of warrants contained in the unit. The Company received proceeds of approximately $4.1 million, including $1,723,000 for approximately 820,000 shares received during the fiscal year ended July 31, 1995. The warrants expired in October 1998.

      As consideration for the extension of the Company's term loan agreement with its bank, the Company granted the bank a warrant to purchase 10,000 shares of common stock at an exercise price of $4.19. The warrants were issued as of October 1, 1995 and expired on August 31, 1997.

      In June 1996, the Company sold in a private placement 1,515,330 shares of common stock and three-year warrants to purchase 313,800 shares of common stock at an exercise price of $7.50 per share. Of these shares, 12,000 were issued for services rendered to the Company. The common stock was sold alone at a per share price of $3.70, in combination with warrants at a per unit price of $12.52 and warrants were sold alone at a per warrant price of $1.42. Each unit consisted of three shares of common stock and one warrant. The Company received proceeds of approximately $5.7 million. The warrants expired during the fiscal 2000.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(7)   Stockholders' Equity, (Continued)

      In June 1996, the Company issued 10,000 five-year stock options as payment for services rendered. The options vested immediately and have an exercise price of $4.95 per share. The Company recorded research and development expense of $28,260 which was the fair value of the stock options on the date of issuance. The options expired during the fiscal year ended July 31, 2001.

      During the fiscal year ended July 31, 1996, 207,316 shares of common stock were sold from October 1995 to April 1996 at per share prices ranging from $3.60 to $4.24 resulting in proceeds of approximately $808,000.

      During the fiscal year ended July 31, 1996, 656,334 stock options were exercised by both related and unrelated parties resulting in net proceeds of approximately $1.9 million to the Company. Of these shares, 89,634 were issued subsequent to July 31, 1996. The exercise prices of the options ranged from $2.50 to $3.87 per share.

      In August 1996, the Company issued 10,000 stock options with an exercise price of $4.69 per share exercisable for five years as payment for services to be rendered. An equal portion of these options vested monthly for one year commencing September 1, 1996. The Company recorded general and administrative expense of $27,900 which was the fair value of the stock options on the date of issuance. Of these options, an aggregate total of 1,666 expired in September and October 2001.

      In March 1997, the Company issued 112,000 shares of common stock at $4.50 per share in a private placement to a single investor resulting in net proceeds of $504,000 to the Company.

      In May 1997, the Company issued 100,000 stock options to a director with an exercise price of $5.20 per share as payment for serving as Chairman of the Scientific Advisory Board (the "SAB"). These options will vest as follows provided the director is then serving as Chairman of the SAB at the time of vesting: 10,000 vested immediately, 10,000 after one full calendar year, 10,000 annually for each of the following three years and 50,000 on May 13, 2002. The vesting of the 50,000 options which vest in May 2002 may be accelerated upon the occurrence of the following events:
      25,000 options upon the good faith determination by the Company's Board of Directors that a substantive collaborative agreement with a major biopharmaceutical company was a result of Dr. Carter's efforts and 25,000 options upon the good faith determination by the Company's Board of Directors that Dr. Carter made a material contribution towards the approval by the United States Food and Drug Administration of a New Drug Application for the marketing of ONCONASE(R) in the United States. The Company recorded research and development expense of $326,500 which was the fair value on the date of issuance of that portion of the stock options that had vested as of July 31, 2001.

      During the fiscal year ended July 31, 1997, 639,500 stock options were exercised by both related and unrelated parties resulting in net proceeds of approximately $2.6 million to the Company. The exercise prices of the options ranged from $2.45 to $4.00 per share.

      During the fiscal year ended July 31, 1997, 147,450 warrants were exercised by both related and unrelated parties resulting in net proceeds of approximately $737,250 to the Company. The exercise price of the warrants was $5.00 per share.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(7)   Stockholders' Equity, (Continued)

      In October 1997, the Company issued 75,000 stock options to a director with an exercise price of $3.66 per share as payment for non-board related services to be rendered. These options will vest as follows provided he has been serving continuously on the Company's board of directors at the time of vesting: 10,000 vested immediately; 10,000 after one full calendar year; 10,000 annually for each of the following three years; and 25,000 on October 31, 2002. The vesting and exercisability of the 25,000 options which vest in October 2002 may be accelerated upon the good faith determination of the Company's Board of Directors that a substantive collaborative agreement with a major pharmaceutical/biotechnology company was a direct result of the director's efforts. A total general and administrative expense of $185,600 is being amortized over a five-year period which commenced in October 1997. As of July 31, 2001, the Company recorded general and administrative expense of $162,500, based upon the fair value of such 75,000 options on the date of issuance, amortized on a straight-line basis over the vesting period of the grant.

      In October 1997, the Company issued 12,000 five-year stock options to a consultant with an exercise price of $3.91 per share as payment for services to be rendered. An equal portion of these options vest monthly and are to be amortized over a one-year period which commenced in October 1997. In May 1998, the Company terminated the services of the consultant which resulted in the cancellation of 5,000 options. The Company recorded a total research and development expense for the remaining 7,000 options in the amount of $15,800, based upon the fair value of such options on the date of issuance, amortized on a straight-line basis over the vesting period of the grant.

      On December 9, 1997, the stockholders authorized the amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of common stock, par value $.001 from 25,000,000 shares to 40,000,000 shares.

      On December 9, 1997, the stockholders approved the 1997 Stock Option Plan (the "1997 Plan"). The total number of shares of common stock authorized for issuance upon exercise of options granted under the 1997 Plan is 2,000,000. Options are granted at fair market value on the date of the grant and generally are exercisable in 20% increments annually over five years starting one year after the date of grant and terminate five years from their initial exercise date.

      On January 23, 1998 the Securities and Exchange Commission (the "SEC") declared effective a registration statement on Form S-3 for the offer and sale by certain stockholders of up to 3,734,541 shares of common stock. Of these shares (i) an aggregate of 2,737,480 shares were issued to private placement investors in private placement transactions which were completed during the period from March 1994 through March 1997 (the "Earlier Private Placements"), (ii) an aggregate of 409,745 shares are issuable upon exercise of warrants which were issued to private placement investors in the Earlier Private Placements and (iii) an aggregate of 587,316 shares may be issued, or have been issued, upon exercise of options which were issued to option holders in certain other private transactions. As a result of the delisting of the Company's Common Stock from the Nasdaq SmallCap Market, the Company no longer qualified for the use of a Form S-3 registration statement for this offering when it filed its Annual Report on Form 10-K for the fiscal year ended July 31, 1999 and thus, this registration statement was no longer effective. The Company filed a registration statement on Form S-1 to register these shares, which has not yet been declared effective.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(7)   Stockholders' Equity, (Continued)

      In February 1998, the Company completed the February 1998 Private Placement primarily to institutional investors which resulted in the issuance of 1,168,575 units at a unit price of $4.00. Each unit consisted of two (2) shares of the Company's common stock, par value $.001 per share and one (1) three-year warrant to purchase one (1) share of common stock at an exercise price of $2.50 per share. The Company received proceeds of approximately $4,202,000, net of costs associated with the private placement of approximately $472,000. The placement agent also received warrants to purchase an additional 116,858 units comprised of the same securities sold to investors at an exercise price of $4.40 per unit as part of its compensation. In May 2001, the expiration date of these warrants was extended from May 19, 2001 to August 17, 2001. The warrants expired on August 17, 2001.

      In March 1998, the Company entered into a conversion agreement with one of its raw material suppliers (the "Supplier") for the conversion of an outstanding payable (the "Conversion Agreement") into 50,000 shares of the Company's Common Stock. Pursuant to the Conversion Agreement, the Company issued 50,000 shares of Common Stock to the Supplier. The fair value of the Common Stock approximated the outstanding payable amount of $100,000.

      In March 1998, the Company issued 75,000 stock options to a director with an exercise price of $2.80 per share as payment for non-board related services to be rendered. These options will vest as follows provided he has been serving continuously on the Company's board of directors at the time of vesting: 10,000 vested immediately; 10,000 after one full calendar year; 10,000 annually for each of the following three years; and 25,000 on March 24, 2003. The vesting and exercisability of the 25,000 options which vest in March 2003 may be accelerated upon the good faith determination of the Company's Board of Directors that a substantive collaborative agreement and licensing or financing arrangement with a major pharmaceutical/biotechnology company was a direct result of the director's efforts. A total general and administrative expense of $138,100 is being amortized over a five-year period which commenced in March 1998. As of July 31, 2001, the Company recorded general and administrative expense of $109,300, based upon the fair value of such 75,000 options on the date of issuance, amortized on a straight-line basis over the vesting period of the grant.

      On April 20, 1998 the SEC declared effective a registration statement on Form S-3 for the offer and sale by certain stockholders of up to 3,918,299 shares of common stock. Of these shares (i) an aggregate of 2,337,150 shares of Common Stock were issued to the private placement investors in the February 1998 Private Placement, (ii) an aggregate of 1,168,575 shares may be issued upon exercise of the Warrants which were issued to the private placement investors in the February 1998 Private Placement, (iii) 350,574 shares may be issued upon the exercise of the Placement Agent Warrant which was issued to the placement agent in the February 1998 Private Placement and the Warrants issuable upon exercise of the Placement Agent Warrant, (iv) 50,000 shares of Common Stock were issued to a Supplier in connection with conversion of an outstanding accounts payable, and (v) 12,000 shares may be issued upon the exercise of options which were issued as payment for services to be rendered. As a result of the delisting of the Company's Common Stock from the Nasdaq SmallCap Market, the Company no longer qualified for the use of a Form S-3 registration statement for this offering when it filed its Annual Report on Form 10-K for the fiscal year ended July 31, 1999 and thus, this registration statement was no longer effective. The Company filed a registration statement on Form S-1 to register these shares, which has not yet been declared effective.

      During the fiscal year ended July 31, 1998, the Company issued 833 three-year stock options as payment for services rendered in August 1997. The options vested thirty days from the issuance date and have an exercise price of $4.47 per share. The total general and administrative expense recorded for these options was $1,700, based upon the fair value of such options on the date of issuance. These options expired in August 2000.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(7)   Stockholders' Equity, (Continued)

      During the fiscal year ended July 31, 1998, the Company issued 15,000 three-year stock options with an exercise price of $4.15 per share as payment for services to be rendered. An equal portion of these options vest monthly and a total general and administrative expense of $30,000 is being amortized over a one-year period which commenced September 1997. The Company also issued 5,000 three-year stock options with an exercise price of $4.15 per share as payment for services to be rendered. Of these options, 833 vested monthly for five months commencing September 30, 1997 and 835 vested on the last day of the sixth month. Total general and administrative expense of $9,700 was amortized over a six-month period which commenced September 1997. As of July 31, 1998, the Company recorded general and administrative expense of $37,100, based upon the fair value of the 20,000 stock options on the date of the issuance, amortized on a straight-line basis over the vesting periods of the grants. These options expired three years after it vested.

      During the fiscal year ended July 31, 1998, 4,950 shares of Common Stock were issued upon the exercise of warrants by unrelated parties resulting in net proceeds of approximately $11,100 to the Company. The exercise prices of the warrants ranged from $2.20 to $2.50 per share.

      On October 1, 1998 (the "Effective Date"), the Company entered into an agreement with a consultant (the "Agreement"), resulting in the issuance of 200,000 five-year stock options with an exercise price of $1.00 per share as payment for services to be rendered. These options will vest as follows: an aggregate of 20,000 shall vest on October 1, 1999 or upon signing of the first corporate partnering deal, whichever shall occur first; an aggregate of 2,500 of such options shall vest on the last day of each month over the first twelve months after the Effective Date of the Agreement; the remaining 150,000 options will vest on the third anniversary of the Effective Date of the Agreement provided that the consultant is still providing consulting services to the Company under the Agreement at that time. The vesting of such remaining options shall be accelerated as follows: 50,000 of such options or the remainder of the unvested options, whichever is less, shall vest upon the signing of each corporate partnering deal in which the total consideration provided in the Agreement is less than $5,000,000; 100,000 of such options or the remainder of the unvested options, whichever is less, shall vest upon the signing of each corporate partnering deal in which the total consideration provided in the Agreement is greater than $5,000,000 but less than $10,000,000; 200,000 of such options or the remainder of the unvested options, whichever is less, shall vest upon the signing of each corporate partnering deal in which the total consideration provided in the Agreement is greater than $10,000,000. Should the Company sell a controlling interest in its assets and/or equity at any time after the signature of the Agreement, all options will vest. The Company has recorded approximately $49,300 of general and administrative expense based upon the fair value of the vested options through July 31, 2000. Additional expense will be recorded in subsequent periods through October 1, 2001 as the remainder of the options vest. During the fiscal year ended July 31 2000, the Agreement was terminated which resulted in the cancellation of 150,000 options.

      During the fiscal year ended July 31, 1999, the Company issued 5,000 three-year stock options as payment for services rendered. The options vested immediately and have an exercise price of $1.43 per share. The total general and administrative expense recorded for these options was $4,200, based upon the fair value of such options on the date of issuance.

      During the fiscal year ended July 31, 1999, the Company issued 40,701 shares of common stock for payment of legal services. The fair value of the common stock in the amount of $16,631 was charged to operations.

      During the fiscal year ended July 31, 1999, the Company issued 6,000 shares of common stock for payment of services rendered. The fair value of the common stock in the amount of $2,460 was charged to operations.

      During the fiscal year ended July 31, 2000, the Company issued 174,965 shares of common stock for payment of services rendered. The fair value of the common stock in the amount of $92,184 was charged to operations.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(7)   Stockholders' Equity, (Continued)

      During the fiscal year ended July 31, 2000, the Company issued 95,000 shares of common stock upon the exercise of stock options by unrelated parties which resulted in gross proceeds of $45,850 to the Company. The exercise prices of the options ranged from $0.43 to $1.43.

      During the fiscal year ended July 31, 2000, the Company sold an aggregate of 875,000 shares of common stock to private investors at prices ranging from $0.50 to $1.00 per share resulting in net proceeds of $548,300 to the Company. In addition, the private investors were granted warrants to purchase an aggregate of 875,000 shares of common stock, inclusive of additional warrants issued so that all investors in the private placements received substantially the same securities, at per share exercise prices ranging from $1.03 to $4.55. The warrants will expire during the period commencing May 2003 and ending in May 2005.

      During the fiscal year ended July 31, 2001, the Company issued 11,800 shares of common stock for payment of services rendered. The fair value of the common stock in the amount of $10,030 was charged to operations.

      During the fiscal year ended July 31, 2001, the Company sold an aggregate of 863,331 shares of common stock to private investors at prices ranging from $0.90 to $1.50 per share resulting in net proceeds of $956,000 to the Company. In addition, the private investors were granted warrants to purchase an aggregate of 696,665 shares of common stock at per share exercise prices ranging from $1.50 to $3.00. The warrants will expire during the period commencing July 2004 and ending in October 2006.

      During the fiscal year ended July 31, 2001, the Company issued 165,555 shares of common stock upon the exercise of stock options by related parties which resulted in gross proceeds of $83,700 to the Company. The per share exercise prices of the options ranged from $0.29 to $0.85.

      During the fiscal year ended July 31, 2001, the Company issued 50,000 five-year stock options to a director as payment for non-board related services. These options vested immediately and have an exercise price of $0.90 per share. The Company recorded general and administrative expense of $31,600 which was the fair market value of the options, using the Black-Scholes options-pricing model, on the date of issuance. In addition, the director will receive a contingent award of 50,000 shares of the Company's common stock should the Company complete a strategic partnership or receive an investment from the prospective partner or its affiliates.

      During the fiscal year ended July 31, 2001, the Company issued 330,000 shares of common stock upon the conversion of convertible notes from related parties. In addition, upon conversion, the related parties were granted three-year warrants to purchase an aggregate of 330,000 shares of common stock at an exercise price of $2.50 per share. The estimated value of these warrants in the amount of $108,900 was recorded by the Company as interest expense during the fiscal year ended July 31, 2001.

(8)   Common Stock Warrants

      During the fiscal years 1988 and 1991, the Board of Directors granted stock purchase warrants to acquire a maximum of 400,000 shares of common stock at $5.00 per share which were not exercised and expired.

      The following table summarizes the activity of common stock warrants issued in connection with the Private Placements completed in fiscal years 1994 through 2001:

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(8)   Common Stock Warrants, (Continued)

                                                               Warrants    Exercise Price          Expiration
                                                               --------    --------------          ----------
      Sold in March 1994 Private Placement                      800,000     $   5.00           3/21/97 to 6/21/97

      Outstanding at July 31, 1994                              800,000         5.00           3/21/97 to 6/21/97
      Sold in September 1994 Private Placement                  288,506         5.50          12/9/97 to 12/14/97
      Sold in October 1994 Private Placement                     40,000         5.50                1/21/98
      Sold in September 1995 Private Placement                   47,405         4.00                10/1/98
                                                              ---------

      Outstanding and exercisable at July 31, 1995            1,175,911      4.00 - 5.50       3/21/97 to 10/1/98
      Issued to bank in connection with an
      amendment to the Company's term loan                       10,000         4.19                8/31/97
      Sold in September 1995 Private Placement                    8,540         4.00                10/1/98

      Outstanding and exercisable at July 31, 1996            1,508,251      4.00 - 7.50       3/21/97 to 9/10/99
      Exercised                                                 147,450         5.00           3/21/97 to 6/21/97
      Expired                                                   652,550         5.00           3/21/97 to 6/21/97
                                                              ---------

      Outstanding and exercisable at July 31, 1997              708,251      4.00 - 7.50       12/9/97 to 9/10/99
      Sold in February 1998 Private Placement                 1,168,575         2.50                8/17/01
      Issued to the Placement Agent in connection with
      the February 1998 Private placement (see note 7)          350,574      2.20 - 2.50            8/17/01
      Exercised                                                   4,950      2.20 - 2.50            5/19/01
      Expired                                                   338,506      4.19 - 5.50       8/31/97 to 1/21/98
                                                              ---------

      Outstanding and exercisable at July 31, 1998            1,883,944      2.20 - 7.50       10/1/98 to 8/17/01
      Expired                                                    55,945         4.00                10/1/98
                                                                 ------

      Sold in February 2000 Private Placement                   875,000     $ 1.03 - 4.55      5/28/03 to 5/28/05
      Expired                                                   313,800         7.50           8/30/99 to 9/11/99
                                                              ---------

      Outstanding and exercisable at July 31, 2000            2,389,199      1.03 - 4.55       5/19/01 to 5/28/05
      Sold in various private placements                        696,665      1.50 - 3.00       7/07/04 to 10/30/06
      Issued to related parties upon conversion of note
      payable                                                   330,000         2.50                7/07/04
                                                              ---------

      Outstanding at July 31, 2001                            3,415,864      1.03 - 4.55       8/17/01 to 10/30/06
                                                              =========      ===========

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(9)   Stock Options

      1993 Stock Option Plan

      The Company's stockholders approved the 1993 stock option plan totaling 3,000,000 shares, which provide that options may be granted to employees, directors and consultants. Options are granted at market value on the date of the grant and generally are exercisable in 20% increments annually over five years starting one year after the date of grant and terminate five years from their initial exercise date.

      1997 Stock Option Plan

      The Company's stockholders approved the 1997 stock option plan totaling 2,000,000 shares, which provide that options may be granted to employees, directors and consultants. Options are granted at market value on the date of the grant and generally are exercisable in 20% increments annually over five years starting one year after the date of grant and terminate five years from their initial exercise date.

      The following table summarizes stock option activity for the period August 1, 1994 to July 31, 2001:

                                             Shares Available              Number of       Weighted Average Exercise
                                                for Grant                    Shares             Price Per Share
                                                ---------                    ------             ---------------
 Balance August 1, 1994                          1,926,841                 5,935,337                $3.76
      Granted                                     (818,850)                  818,850                 2.60
      Exercised                                         --                  (185,000)                2.36
      Canceled                                          --                (1,897,500)                4.30
                                                ----------                ----------
 Balance July 31, 1995                           1,107,991                 4,671,687                 3.39
      Granted                                     (296,205)                  296,205                 3.99
      Exercised                                         --                  (656,334)                2.92
      Canceled                                       6,500                  (235,333)                4.89
                                                ----------                ----------
 Balance July 31, 1996                             818,286                 4,076,225                 3.43
      1997 Plan                                  2,000,000                        --                   --
      Granted                                     (932,500)                  932,500                 4.90
      Exercised                                         --                  (639,500)                3.82
      Canceled                                     484,845                  (484,845)                4.70
                                                ----------                ----------
 Balance July 31, 1997                           2,370,631                 3,884,380                 3.56
      Granted                                     (234,333)                  234,333                 3.31
      Canceled                                      91,100                   (91,100)                3.81
                                                ----------                ----------
Balance July 31, 1998                            2,227,398                 4,027,613                 3.54
      Granted                                     (595,000)                  595,000                 0.62
      Canceled                                     443,934                  (555,737)                3.97
                                                ----------                ----------
Balance July 31, 1999                            2,076,332                 4,066,876                 3.05
      Granted                                     (827,000)                  827,000                 0.52
      Exercised                                         --                   (95,000)                0.48
      Canceled                                     638,395                (1,031,880)                2.73
                                                ----------                ----------
 Balance July 31, 2000                           1,887,727                 3,766,996                 2.65
      Granted                                     (447,000)                  447,000                 0.85
      Exercised                                         --                  (165,555)                0.51
      Canceled                                     774,315                (1,018,557)                3.42
                                                ----------                ----------
 Balance July 31, 2001                           2,215,042                 3,029,884                 2.24
                                                ==========                ==========                =====

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(9)   Stock Options, (Continued)

      The stock options granted in fiscal year ended July 31, 2000 included an aggregate total of 75,000 stock options issued to the Company's outside board of directors and an aggregate total of 350,000 stock options issued to the employees of the Company, which will vest and become exercisable upon certain milestones, or these options will terminate, and the employees must be actively employed by Alfacell through the date of the approval. Compensation expense, if any, will be determined based on the Company's stock price on the vesting date relative to the options exercise price. No compensation expense was issued in 2000 and 2001. An aggregate 50,000 options issued to the Company's outside board of directors were exercised during the fiscal year 2001. The options outstanding at July 31, 2001 will expire between August 1, 2001 and August 21, 2009.

      The weighted-average fair value per option at the date of grant for options granted during the fiscal years 2001, 2000 and 1999 were $0.74, $0.45 and $0.36, respectively. The fair value was estimated using the Black-Scholes options pricing model based on the following assumptions:

                                                      2001                   2000                   1999
                                                   -------                -------                -------
Expected dividend yield                                  0%                     0%                     0%
Risk-free interest rate                               5.50%                  6.00%                  6.00%
Expected stock price volatility                     104.25%                114.50%                 93.99%
Expected term until exercise (years)                  6.00                   6.37                   5.59

      Pro forma net loss and loss per share reflecting approximate compensation cost for the fair value of stock options awarded are as follows:

                                          2001                         2000                         1999
                                          ----                         ----                         ----
Net Loss:
 As reported                         $  (2,294,936)               $  (1,722,298)               $  (3,156,636)
 Pro forma                              (2,522,656)                  (1,956,667)                  (3,429,057)
Loss per common share:
 As reported                         $       (0.12)               $       (0.10)               $       (0.18)
 Pro forma                                   (0.13)                       (0.11)                       (0.20)

      The following table summarizes information concerning options outstanding at July 31, 2001:

                        Options Outstanding                               Options Exercisable
         --------------------------------------------------   ---------------------------------------------
                                           Weighted Average    Weighted                            Weighted
                                              Remaining        Average                             Average
             Range of                        Contractual       Exercise                            Exercise
         Exercise Prices        Shares       Term (Years)       Price              Shares           Price
         ---------------        ------       ------------       -----              ------           -----
          $0.00 - 1.99          1,404,445        5.66         $    0.62            528,645         $ 0.61
           2.00 - 2.99             96,550        5.14              2.73             41,550           2.80
           3.00 - 3.99          1,132,794        1.57              3.20          1,097,794           3.19
           4.00 - 4.99            183,595        1.78              4.60            183,595           4.60
           5.00 - 5.99            167,500        3.38              5.17            117,500           5.16
           6.00 - 6.99             45,000        1.42              6.97             45,000           6.97
           ===========             ------        ====              ====             ------         ======
                                3,029,884                                        2,014,084
                                =========                                        =========

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(9)   Stock Options, (Continued)

      Stock option activity prior to adoption of SFAS No. 123 is as follows:

      1981 Non-Qualified Stock Option Plan

      In 1981, the Board of Directors adopted a non-qualified stock option plan and had reserved 300,000 shares for issuance to key employees or consultants. Options were nontransferable and expired if not exercised within five years. Option grants of 60,000 shares expired unexercised by July 31, 1991.

      Non-Qualified Stock Options

      The Board of Directors issued non-qualified stock options which were not part of the 1981 non-qualified stock option plan or the 1989 Stock Plan as follows:

                                                                                 Shares        Price Range
                                                                                 ------        -----------
              Granted                                                          1,782,000       $ 3.00-3.87
              Exercised                                                         (276,989)        3.00-3.50
              Canceled                                                          (106,000)        3.00-3.50
              Expired                                                           (649,011)        3.00-3.50
              Granted pursuant to conversion of certain liabilities:
                Related party                                                  1,324,014            3.20
                Unrelated party                                                   73,804            3.20
              Repurchased stock options                                         (102,807)           3.20
                                                                               ---------
              Balance at July 31, 1994                                         2,045,011         3.20-3.87
                                                                               =========        ==========

      In connection with certain private placements, the Board of Directors had included in the agreements, options to purchase additional shares of the Company's common stock as follows:

                                                                                  Shares       Price Range
                                                                                  ------       -----------
              Granted (42,167 options were repriced and extended
                  as described in note 9)                                         894,887      $2.50-7.00
              Exercised                                                           (81,000)      3.97-6.50
              Expired                                                            (201,720)      3.97-6.50
                                                                                 --------
              Balance at July 31, 1994                                            612,167       2.50-7.00
                                                                                 ========      ==========

      All of the above options are expired as of July 31, 2001.

      1989 Stock Plan

      On February 14, 1989, the Company adopted the Alfacell Corporation 1989 Stock Plan (the "1989 Stock Plan"), pursuant to which the Board of Directors could issue awards, options and grants. The maximum number of shares of common stock that could have been issued pursuant to the option plan was 2,000,000.

      No more options are being granted pursuant to this plan. The per share option exercise price was determined by the Board of Directors. All options and shares issued upon exercise were nontransferable and forfeitable in the event employment was terminated within two years of the date of hire. In the event the option was exercised and said shares were forfeited, the Company would return to the optionee the lesser of the current market value of the securities or the exercise price paid.

(9)   Stock Options, (Continued)

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

      The stock option activity is as follows:

                                                                  Shares                  Price Range
                                                                  ------                  -----------
Granted, February 14, 1989                                       3,460,000                $ 3.50-5.00
Options issued in connection with share purchase                    36,365                       2.75
Expired                                                         (1,911,365)                 2.75-5.00
Canceled                                                           (10,000)                      5.00
                                                               -----------
Balance at July 31, 1994                                         1,575,000                  3.50-5.00
                                                               ===========                ===========

      As of fiscal year ended July 31, 1994, 1,703,159 options were granted under the 1993 stock option plan.

(10)  Stock Grant and Compensation Plans

      The Company had adopted a stock grant program effective September 1, 1981, and pursuant to said plan, had reserved 375,000 shares of its common stock for issuance to key employees. The stock grant program was superseded by the 1989 Stock Plan and no further grants will be given pursuant to the grant plan. The following stock transactions occurred under the Company's stock grant program:

Year ended                                   Fair                    Amount of
 July 31,              Shares                Value                  Compensation
 --------              ------                -----                  ------------

   1983                   20,000          $      5.50               $   110,000
   1984                   19,750                5.125                   101,219
   1985                   48,332          5.125-15.00                   478,105
   1986                   11,250          5.125-15.00                   107,032
   1988                   19,000                 3.50                     6,500
                     ===========          ===========               ===========

      On January 26, 1984, the Company adopted a stock bonus plan for directors and consultants. The plan was amended on October 6, 1986, to reserve 500,000 shares for issuance under the plan and to clarify a requirement that stock issued under the Plan could not be transferred until three years after the date of the grant. The stock bonus plan for directors and consultants was superseded by the 1989 Stock Plan and no further grants will be given pursuant to the stock bonus plan for directors and consultants. The following stock transactions occurred under the Company's stock bonus plan:

Year ended                                   Fair                  Amount of
 July 31,               Shares               Value                Compensation
-----------           -----------         ----------              ------------
   1984                   130,250         $2.50-3.88              $   385,917
   1985                    99,163         3.50-15.00                  879,478
   1985                   (42,500)              2.50                 (105,825)*
   1986                    15,394         9.65-15.00                  215,400
   1987                     5,000              15.00                   75,000
                      ===========         ==========              ===========

      * Shares granted in 1984 were renegotiated in 1985 and canceled as a result of the recipient's termination.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(10)  Stock Grant and Compensation Plans, (Continued)

      1989 Stock Plan

      Under the 1989 Stock Plan, one million shares of the Company's common stock were reserved for issuance as awards to employees. The 1989 Stock Plan also provides for the granting of options to purchase common stock of the Company (see note 8). In addition, the 1989 Stock Plan provided for the issuance of 1,000,000 shares of the Company's common stock as grants. To be eligible for a grant, grantees must have made substantial contributions and shown loyal dedication to the Company.

      Awards and grants were authorized under the 1989 Stock Plan during the following fiscal years:

Year ended                                                               Amount of
 July 31,               Shares                 Fair Value               Compensation
 --------               ------                 ----------               ------------
   1989                   30,000               $     5.00               $  150,000

   1990                   56,000                     6.00                  336,000

   1991                  119,000                     4.00                  476,000

   1992                  104,000                     2.75                  286,000

   1993                  117,000                     2.00                  234,000

   1994                    5,000                     3.00                   15,000
                      ==========               ==========               ==========

      Compensation expense is recorded for the fair value of all stock awards and grants over the vesting period. The 1994 stock award was immediately vested. There were no stock awards in fiscal 2001, 2000 or 1999.

(11)  Income Taxes

      The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109). Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect for all years in which the temporary differences are expected to reverse.

      New Jersey has enacted legislation permitting certain corporations located in New Jersey to sell state tax loss carryforwards and state research and development credits or tax benefits. For the state fiscal year 2001 (July 1, 2000 to June 30, 2001), the Company had $1,774,000 total available tax benefits of which $602,000 was allocated to be sold between July 1, 2000 to June 30, 2001. In December 2000, the Company received $451,000 from the sale of an aggregate of $602,000 tax benefits which was recognized as a tax benefit for the fiscal year 2001. In December 1999, the Company received $756,000 from the sale of its allocated tax benefits which was recognized as a tax benefit for the fiscal year 2000. The Company will attempt to sell the remaining balance of its tax benefits in the amount of approximately $1,172,000 between July 1, 2001 and June 30, 2002, subject to all existing laws of the State of New Jersey. However, there is no assurance that the Company will be able to find a buyer for its tax benefits or that such funds will be available in a timely manner.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(11)  Income Taxes, (Continued)

      At July 31, 2001 and 2000, the tax effects of temporary differences that give rise to the deferred tax assets are as follows:

                                                                              2001                        2000
                                                                              ----                        ----
Deferred tax assets:
      Excess of book over tax depreciation and amortization               $     83,946                $     72,248
      Accrued expenses                                                         131,098                     171,916
      Federal and state net operating loss carryforwards                    14,666,868                  14,838,624
      Research and experimentation and investment tax
          credit carry forwards                                              1,203,536                     922,785
                                                                          ------------                ------------
Total gross deferred tax assets                                             16,085,448                  16,005,573
Valuation allowance                                                        (16,085,448)                (16,005,573)
                                                                          ------------                ------------
Net deferred tax assets                                                   $         --                $         --
                                                                          ============                ============

      A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The tax benefit assumed using the federal statutory tax rate of 34% has been reduced to an actual benefit of zero due principally to the aforementioned valuation allowance.

      At July 31, 2001, the Company has federal net operating loss carryforwards of approximately $40,185,440 that expire in the years 2002 to 2021. The Company also has investment tax credit carryforwards of $17,719 and research and experimentation tax credit carryforwards of $913,149 that expire in the years 2002 to 2021. Ultimate utilization/availability of such net operating losses and credits may be significantly curtailed if a significant change in ownership occurs in accordance with the provisions of the Tax Reform Act of 1986.

(12)  Other Financial Information

      Accrued expenses as of July 31, consist of the following:

                                                 2001                     2000
                                                 ----                     ----

Payroll and payroll taxes                      $ 43,876                 $ 34,926
Professional fees                                50,690                   51,007
Clinical trial grants                           327,745                  308,070
Other                                            43,502                   17,844
                                               --------                 --------
                                               $465,813                 $411,847
                                               ========                 ========

      Other current assets as of July 31, consist of the following:

                                                  2001                    2000
                                                  ----                    ----

Prepaid insurance                               $ 35,380                $ 15,963
Other                                              7,553                  12,654
                                                --------                --------
                                                $ 42,933                $ 28,617
                                                ========                ========

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(13)  Commitments and Contingencies

      On July 23, 1991, the Board of Directors authorized the Company to pay Kuslima Shogen an amount equal to 15% of any gross royalties which may be paid to the Company from any license(s) with respect to the Company's principal product, ONCONASE(R), or any other products derived from amphibian source extract, produced either as a natural, synthesized, and/or genetically engineered drug for which the Company is the owner or co-owner of the patents, or acquires such rights in the future, for a period not to exceed the life of the patents. If the Company manufactures and markets its own drugs, then the Company will pay an amount equal to 5% of net sales from any products sold during the life of the patents. On April 16, 2001, this agreement was amended and clarified to provide that Ms. Shogen would receive the 15% royalty payment relating to licensees or the 5% fee relating to sales but not both, unless the Company and the licensee both market the licensed product.

      The Company has product liability insurance coverage in the amount of $6,000,000 for clinical trials in the U.S. Additionally, the Company also maintains product liability insurance in Europe in the amount of DM20,000,000. No product liability claims have been filed against the Company. If a claim arises and the Company is found liable in an amount that significantly exceeds the policy limits, it may have a material adverse effect upon the financial condition of the Company.

(14)  Research and Development Agreement

      In November 1992, the Company entered into a CRADA with the NIH. In accordance with this CRADA, the NIH performed research for the Company on potential uses for its drug technology. During the term of this research and development agreement, which expired in July 31, 1999, the Company was obligated to pay approximately $5,300 per month to the NIH. Total research and development expenses under this arrangement amounted to $64,000 for the year ended July 31, 1999.

      In August 1995, the Company entered into a CRADA with the NCI. In accordance with this CRADA, the NCI performed research for the Company on potential uses for its drug technology. During the term of this research and development agreement, which expired in August 1999, the Company was obligated to pay approximately $5,200 per month to the NCI. In September 1999, this research and development agreement was amended to expire in August 2000 and in June 2000 the expiration was extended to expire in August 2001. Both extensions were without additional cost for the Company. Total research and development expenses under this arrangement amounted to $5,200 and $62,400 for the fiscal years ended July 31, 2000 and 1999, respectively.

(15)  401 (K) Savings Plan

      Effective October 1, 1998, the Company adopted a 401(K) Savings Plan (the "Plan"). Qualified employees may participate by contributing up to 6% of their gross earnings to the Plan subject to certain Internal Revenue Service restrictions. The Company will match an amount equal to 50% of the first 6% of each participant's contribution. The Company's contribution is subject to a vesting schedule of 0%, 25%, 50%, 75% and 100% for employment of less than one year, one year, two years, three years and four years, respectively, except for existing employees which vesting schedule was based from the date the Plan was adopted. For the fiscal years ended July 31, 2001, 2000 and 1999, the Company's contribution to the Plan amounted to $23,826, $21,714 and $16,052, respectively.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(16)  Quarterly Financial Data (Unaudited)

(In thousands, except per share amounts)

                                               2001                                                  2000
                        First     Second      Third     Fourth      Totals       First    Second     Third      Fourth      Totals
-----------------------------------------------------------------------------------------------------------------------------------
Interest income        $   3.8    $   3.0    $   1.5    $   4.8    $    13.1    $  15.0   $  11.3    $  13.0    $  11.8   $    51.1

Operating loss          (511.9)    (688.4)    (762.2)    (783.8)    (2,746.3)    (714.2)   (731.5)    (728.2)    (304.2)   (2,478.1)
-----------------------------------------------------------------------------------------------------------------------------------
Net income (loss)        (60.5)    (688.4)    (762.2)    (783.8)    (2,294.9)    (714.2)     24.3     (728.2)    (304.2)   (1,722.3)

Loss per share-basic
  and diluted          $  0.00    $ (0.04)   $ (0.04)   $ (0.04)   $   (0.12)   $ (0.04)  $  0.00    $ (0.04)   $ (0.02)  $   (0.10)

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                                  BALANCE SHEET
                                January 31, 2002

                                   (Unaudited)

                                 ASSETS                                    January 31, 2002
                                                                           ----------------
Current assets:
   Cash and cash equivalents .............................................   $     14,483
   Other assets ..........................................................         21,494
                                                                             ------------
     Total current assets ................................................         35,977

Property and equipment, net of accumulated depreciation
   and amortization of 1,105,503 .........................................         43,475

Other assets .............................................................         64,267
                                                                             ------------
         Total assets ....................................................   $    143,719
                                                                             ============

                 LIABILITIES AND STOCKHOLDERS' (DEFICIENCY)

Current liabilities:
    Current portion of long-term debt ....................................   $      7,694
    Accounts payable .....................................................        689,059
    Accrued expenses .....................................................        504,987

    Loan payable related party ...........................................        135,465
                                                                             ------------
         Total current liabilities .......................................      1,337,205

Long-term debt, less current portion .....................................         20,141
                                                                             ------------
         Total liabilities ...............................................      1,357,346
                                                                             ------------

Stockholders' (deficiency):
    Preferred stock, $.001 par value
       Authorized and unissued, 1,000,000 shares .........................             --
    Common stock $.001 par value
       Authorized 40,000,000 shares;
       Issued and outstanding, 20,727,785 shares .........................         20,728
    Capital in excess of par value .......................................     58,812,386
    Deficit accumulated during development stage .........................    (60,046,741)
                                                                             ------------
  Total stockholders' (deficiency) .......................................     (1,213,627)
                                                                             ------------

         Total liabilities and stockholders' (deficiency) ................   $    143,719
                                                                             ============

See Accompanying Notes to the financial statements.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS

                   Six months ended January 31, 2002 and 2001,
                      and the Period from August 24, 1981
                     (Date of Inception) to January 31, 2002

                                   (Unaudited)

                                                                                 August 24, 1981
                                                                                     (Date of
                                                                                     Inception)
                                                         Six Months Ended                to
                                                            January 31,           January 31, 2002
                                                            -----------           ----------------
                                                        2002            2001
                                                        ----            ----
Revenue:
     Sales ......................................   $         --    $         --    $    553,489
     Investment income ..........................            157           6,769       1,372,442
     Other income ...............................             --              --          60,103
                                                    ------------    ------------    ------------
     Total revenue ..............................            157           6,769       1,986,034
                                                    ------------    ------------    ------------

Costs and expenses:
     Cost of sales ..............................             --              --         336,495
     Research and development ...................      1,007,981         877,836      38,877,016
     General and administrative .................        383,614         325,452      21,249,007
     Interest:
       Related parties ..........................             --              --       1,142,860
       Others ...................................         37,518           3,768       1,988,376
                                                    ------------    ------------    ------------
Total costs and expenses ........................      1,429,113       1,207,056      63,593,754
                                                    ------------    ------------    ------------

Net loss before state tax benefit ...............     (1,428,956)     (1,200,287)    (61,607,720)

State tax benefit ...............................        353,730         451,395       1,560,979
                                                    ------------    ------------    ------------

Net loss ........................................   $ (1,075,226)   $   (748,892)   $(60,046,741)
                                                    ============    ============    ============

Loss per basic and diluted common share .........   $      (0.05)   $      (0.04)
                                                    ============    ============

Weighted average number of shares outstanding ...     20,326,920      18,749,429
                                                    ============    ============

See accompanying notes to financial statements

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

                   Six months ended January 31, 2002 and 2001,
                      and the Period from August 24, 1981
                     (Date of Inception) to January 31, 2002

                                   (Unaudited)

                                                                              Six Months Ended              August 24, 1981
                                                                                  January 31,             (Date of Inception)
                                                                                  -----------                      to
                                                                              2002              2001        January 31, 2002
                                                                              ----              ----        ----------------
Cash flows from operating activities:
  Net loss ..........................................................     $ (1,075,226)     $   (748,892)     $(60,046,741)
  Adjustments to reconcile net loss to
      net cash used in operating activities:
    Gain on sale of marketable securities ...........................               --                --           (25,963)
    Depreciation and amortization ...................................           24,080            38,060         1,516,538
    Loss on disposal of property and equipment ......................               --                --            18,926
    Noncash operating expenses ......................................          107,315            64,405         5,931,421
    Amortization of deferred compensation ...........................               --                --        11,442,000
    Amortization of organization costs ..............................               --                --             4,590
Changes in assets and liabilities:
    Decrease (increase) other current assets ........................           21,439           (67,881)          (81,361)
    (Increase) decrease in other assets .............................          (17,927)               --            31,784
    Increase in interest payable-related party ......................               --                --           744,539
    Increase in accounts payable ....................................          329,087             3,760         1,035,169
    Increase in accrued payroll and
       expenses, related parties ....................................               --                --         2,348,145
    Increase in accrued expenses ....................................           39,174             2,700         1,046,500
                                                                          ------------      ------------      ------------
    Net cash used in operating activities ...........................         (572,058)         (707,848)      (36,034,453)
                                                                          ------------      ------------      ------------

Cash flows from investing activities:
    Purchase of marketable equity securities ........................               --                --          (290,420)
    Proceeds from sale of marketable equity
       securities ...................................................               --                --           316,383
    Purchase of property and equipment ..............................               --                --        (1,406,836)
    Patent costs ....................................................               --                --           (97,841)
                                                                          ------------      ------------      ------------
Net cash used in investing activities ...............................               --                --        (1,478,714)
                                                                          ------------      ------------      ------------

                                                                     (continued)

See accompanying notes to financial statements.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                       STATEMENTS OF CASH FLOWS, Continued

                   Six months ended January 31, 2002 and 2001,
                      and the Period from August 24, 1981
                     (Date of Inception) to January 31, 2002

                                   (Unaudited)

                                                                              Six Months Ended            August 24, 1981
                                                                                 January 31,                 (Date of
                                                                                 -----------               Inception) to
                                                                             2002             2001       January 31, 2002
                                                                             ----             ----       ----------------
Cash flows from financing activities:
  Proceeds from short-term borrowings ..............................     $         --     $         --     $    849,500
  Payment of short-term borrowings .................................           (5,000)              --         (628,500)
  Increase in loans payable - related party, net ...................          135,465               --        2,764,333
  Proceeds from bank debt and other long-term debt, net of
   deferred debt costs .............................................               --               --        2,452,460
  Reduction of bank debt and long-term debt ........................           (2,885)          (2,720)      (2,938,733)
  Proceeds from issuance of common stock, net ......................          414,180          503,493       28,724,343
  Proceeds from exercise of stock options and warrants, net ........               --           46,600        5,590,254
   Proceeds from issuance of convertible debentures, related party .               --               --          297,000
  Proceeds from issuance of convertible debentures, unrelated party                --               --          416,993
                                                                         ------------     ------------     ------------
Net cash (used in) provided by financing activities ................          541,760          547,373       37,527,650
                                                                         ------------     ------------     ------------
Net (decrease) increase in cash and cash equivalents ...............          (30,298)        (160,475)          14,483
Cash and cash equivalents at beginning of period ...................           44,781          257,445               --
                                                                         ------------     ------------     ------------
Cash and cash equivalents at end of period .........................     $     14,483     $     96,970     $     14,483
                                                                         ============     ============     ============
Supplemental disclosure of cash flow information - interest
   paid ............................................................     $      5,278     $      3,768     $  1,669,639
                                                                         ============     ============     ============
Noncash financing activities:
   Issuance of convertible subordinated debenture for loan payable
     to officer ....................................................     $         --     $         --     $  2,725,000
                                                                         ============     ============     ============
   Issuance of common stock upon the conversion of convertible
     subordinated debentures, related party ........................     $         --     $         --     $  3,242,000
                                                                         ============     ============     ============
   Conversion of short-term borrowings to common stock .............     $         --     $         --     $    226,000
                                                                         ============     ============     ============
   Conversion of accrued interest, payroll and expenses by related
     parties to stock options ......................................     $         --     $         --     $  3,194,969
                                                                         ============     ============     ============
   Repurchase of stock options from related party ..................     $         --     $         --     $   (198,417)
                                                                         ============     ============     ============
   Conversion of accrued interest to stock options .................     $         --     $         --     $    142,441
                                                                         ============     ============     ============
   Conversion of accounts payable to common stock ..................     $     50,000     $     10,030     $    346,200
                                                                         ------------     ============     ============
   Conversion of notes payable, bank and accrued interest
     to long-term debt .............................................     $         --     $         --     $  1,699,072
                                                                         ============     ============     ============
   Conversion of loans and interest payable, related party and accrued payroll and expenses, related parties to long-term
      accrued payroll and other, related party .....................     $         --     $         --     $  1,863,514
                                                                         ============     ============     ============
   Issuance of common stock upon the conversion of convertible
     subordinated debentures, other ................................     $     64,993               --     $    191,993
                                                                         ============     ============     ============
   Issuance of common stock for services rendered ..................     $         --     $         --     $      2,460
                                                                         ============     ============     ============

See accompanying notes to financial statements.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                   (Unaudited)

(1)   Organization and Basis of Presentation

      In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of normal recurring accruals) necessary to present fairly the Company's financial position as of January 31, 2002 and the results of operations for the three and six month periods ended January 31, 2002 and 2001 and the period from August 24, 1981 (date of inception) to January 31, 2002. The results of operations for the six months ended January 31, 2002 are not necessarily indicative of the results to be expected for the full year.

      The Company is a development stage company as defined in the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establishing a new business. Its planned principal operations have not commenced and, accordingly, no significant revenue has been derived therefrom.

      Effective August 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130 ("SFAS 130"), Reporting Comprehensive Income. SFAS 130 establishes new rules for the reporting and display of comprehensive income and its components. The net loss of $1,075,000 and $749,000 recorded for the six months ended January 31, 2002 and 2001, respectively, is equal to the comprehensive loss for those periods.

      The Company has reported net losses since its inception. Also, the Company has limited liquid resources. The report of the Company's independent accountants on the Company's July 31, 2001 financial statements included an explanatory paragraph which states that the Company's recurring losses, working capital deficit and limited liquid resources raise substantial doubt about the Company's ability to continue as a going concern. The financial statements at July 31, 2001 and January 31, 2002 do not include any adjustments that might result from the outcome of this uncertainty.

      The Company's continued operations will depend on its ability to raise additional funds through various potential sources such as equity and debt financing, collaborative agreements, strategic alliances, sale of tax benefits, revenues from the commercial sale of ONCONASE(R) and its ability to realize the full potential of its technology and its drug candidates. Such additional funds may not become available as needed or be available on acceptable terms. To date, a significant portion of the Company's financing has been through private placements of common stock and warrants, the issuance of common stock for stock options and warrants exercised and for services rendered, debt financing and financing provided by the Company's Chief Executive Officer. Until the Company's operations generate significant revenues, the Company will need to continue to fund operations through the sources of capital previously described. From August, 2001 through March 21, 2002, the Company received gross proceeds of approximately $600,000 from private placements of equity to various individual investors and exercise of warrants by an unrelated party. The Company also has received from time to time loans payable on demand from a related party. As of January 31, 2002 the aggregate balance of these loans was $135,500. Additionally, in December 2001 the Company has raised capital amounting to $354,000 through the sale of its tax benefits. As the Company has no liquid resources and significant liabilities, it needs to raise additional capital in order to remain in operation. The Company believes its current operating levels require $160,000 of cash per month. The Company does not presently maintain the cash balance needed to fund its operations; however, to date it has been able to meet the cash needed for continued operations. In the near term, management continues to seek additional capital financing

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(1)   Organization and Basis of Presentation, Continued

      through sales of equity in private placements and exercise of warrants. In addition, the Company expects some funds to be available through loans from its Chief Executive Officer, although no such loans are required to be made. Once any of these sources if received are exhausted, the Company will need additional financing through the sources described above, to continue its operations. There is no assurance these funds will be received, however, if the funds will be received it will assist in allowing the Company to satisfy its liquidity needs.

(2)   Earnings (Loss) Per Common Share

      "Basic" earnings (loss) per common share equals net income (loss) divided by weighted average common shares outstanding during the period. "Diluted" earnings (loss) per common share equals net income divided by the sum of weighted average common shares outstanding during the period plus common stock equivalents. The Company's Basic and Diluted per share amounts are the same since the assumed exercise of stock options and warrants are all anti-dilutive. The amount of options and warrants excluded from the calculation was 7,802,895 and 6,060,363 at January 31, 2002 and 2001,
      respectively.

(3)   Loan Payable, Related Party

      From August 2001 to January 2002, Kuslima Shogen the Company's Chief Executive Officer, loaned the Company some amounts payable upon demand bearing an interest at 8% per annum. As of January 31, 2002, the loan balance was $135,500.

(4)   Capital Stock

      In August 2001, the Company issued 55,556 shares of common stock in settlement of accounts payable. In addition, the vendor was granted five-year warrants to purchase 55,556 shares of common stock at an exercise price of $1.50 per share. The settled accounts payable totaled $50,000 and therefore that amount has been charged to equity as the value of the stock and warrants.

      In August 2001, the Company issued 70,000 five-year stock options as payment for services to be rendered. The options vested immediately and have an exercise price of $0.75 per share. The total general and administrative expense recorded for these options was $35,770, based upon the fair value of such option on the date of issuance.

      During the quarter ended October 31, 2001, the Company sold an aggregate of 440,000 shares of common stock to private investors at a price of $0.50 to $0.90 per share resulting in net proceeds of $252,000 to the Company. In addition, the private investors were granted five-year warrants to purchase an aggregate of 440,000 shares of common stock at an exercise price of $1.50 per share.

      In October 2001, the Company issued 72,214 shares of common stock upon the exercise of convertible debentures by unrelated parties. In addition, upon conversion, the unrelated parties were granted five-year warrants to purchase 72,214 shares of common stock at $1.50 per share.

      During the quarter ended January 31, 2002, the Company sold an aggregate of 359,070 shares of common stock to private investors at a price of $0.50 per share resulting in net proceeds of $162,200 to the Company. In addition, the private investors were granted five-year warrants to purchase an aggregate of 409,070 shares of common stock at an exercise price of $1.50 per share.

                              ALFACELL CORPORATION
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(5)   Sale of Net Operating Losses

      New Jersey has enacted legislation permitting certain corporations located in New Jersey to sell state tax loss carryforwards and state research and development credits or tax benefits. For the state fiscal year 2002 (July 1, 2001 to June 30, 2002), the Company has $1,477,000 total available tax benefits of which $426,000 was allocated to be sold between July 1, 2001 and June 30, 2002. In December 2001, the Company received $354,000 from the sale of the allocated tax benefits which was recognized as a tax benefit for the six months ended January 31, 2002. In December 2000, the Company received $451,000 from the sale of the allocated tax benefits which was recognized as a tax benefit for the six months ended January 31, 2001. The Company will attempt to sell the remaining balance of its tax benefits in the amount of approximately $1,051,000 between July 1, 2002 and June 30, 2003, subject to all existing laws of the State of New Jersey. However, there is no assurance that the Company will be able to find a buyer for its tax benefits or that such funds will be available in a timely manner.

                                     PART II

Item 13. Expenses of Issuance and Distribution

      The following table sets forth an itemized estimate of fees and expenses payable by the Registrant in connection with the offering of the securities described in this registration statement.

SEC registration fee......................................   $     104
Blue Sky..................................................   $   5,000
Legal fees and expenses...................................   $  30,000
Accounting fees and expenses..............................   $  10,000
Printing expenses.........................................   $  10,000
Miscellaneous.............................................   $   4,896
         Total............................................   $  60,000

Item 14.  Indemnification of Directors and Officers

      Under the General Corporation Law of Delaware a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

      In addition, the Delaware GCL also provides that we also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in our right to procure a judgment in our favor by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. However, in such an action by or on our behalf, no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged liable to us unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      Our certificate of incorporation is consistent with the Delaware GCL and our by-laws provide that each of our directors, officers, employees and agents shall be indemnified to the extent permitted by the Delaware GCL.

      We have entered into indemnification agreements with each of our directors. The indemnity agreements are consistent with our by-laws and our policy to indemnify directors to the fullest extent permitted by law. The indemnity agreements provide for indemnification of directors for liabilities arising out of claims against such persons acting as our directors (or any entity controlling, controlled by or under common control with us) due to any actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or other act done, or suffered or wrongfully attempted by such directors, except as prohibited by law. The indemnity agreements also provide for the advancement of costs and expenses, including attorneys' fees, reasonably incurred by directors in defending or investigating any action, suit, proceeding or claim, subject to an undertaking by such directors to repay such amounts if it is ultimately determined that such directors are not entitled to indemnification. The indemnity agreements cover future acts and omissions of directors for which actions may be brought.

      The indemnity agreements also provide that directors, officers, employees and agents are entitled to indemnification against all expenses (including attorneys' fees) reasonably incurred in seeking to collect an indemnity claim or to obtain advancement of expenses from us. The rights of directors under the indemnity agreements are not exclusive of any other rights directors may have under Delaware GCL, any liability insurance policies that may be obtained, our by-laws or otherwise. We would not be required to indemnify a director for any claim based upon the director gaining in fact a personal profit or advantage to which such director was not legally entitled, any claim for an accounting of profits made in connection with a violation of Section 16(b) of the Securities Exchange Act of 1934 or a similar state or common law provision or any claim brought about or contributed to by the dishonesty of the director.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

      The following is a summary of transactions involving our securities during the last three years. Each of the following was exempt from registrations under
Section 4(2) of the Securities Act of 1933, as amended, based upon the fact that each issuance was to an accredited investor. The net proceeds from these transactions was used for general corporate purposes, including the funding of research and development.

      On October 1, 1998, we issued options to purchase 200,000 shares of common stock at an exercise price of $1.00 per share to Sage Partners as payment for services to be rendered. 150,000 of such options were cancelled in November 1999 upon the cancellation of the contract with Sage Partners. The remaining options vested as to 2,500 shares per month from October 31, 1998 through September 30, 1999 and as to 20,000 shares on October 1, 1999. The options expire five years from the respective vesting date. As of the date hereof, all of the options are fully vested and remain outstanding.

      In July 1999, we issued 40,701 shares of common stock for payment of legal services. The fair value of the common stock in the amount of $16,631 was charged to operations.

      In July 1999, we issued 6,000 shares of common stock for payment of services rendered. The fair value of the common stock in the amount of $2,460 was charged to operations.

      In January 2000, we issued 100,000 shares of common stock to DZS Computer Solutions, Inc. as payment for services rendered.

      In September 1999, January 2000 and August 2000, we issued 14,600, 20,365 and 11,800 shares of common stock, respectively, to Mark Jay for payment of legal services.

      In February 2000, we completed two private placements. The first resulted in the issuance of 187,500 units for an aggregate $375,000, each unit consisting of two shares of our common stock, one three-year warrant to purchase one share of common stock at $3.25 per share and one five-year warrant to purchase one share of common stock at $4.55 per share. The second private placement resulted in the issuance of 250,000 units for an aggregate $250,000, each unit consisting of two shares of our common stock, one three-year warrant to purchase one share of common stock at $1.03 per share and one five-year warrant to purchase one share of common stock at $2.50 per share.

      In August and September 2000, we completed three private placements resulting in the issuance of an aggregate 333,332 shares of restricted common stock and 166,666 five-year warrants to purchase an aggregate of 166,666 shares of common stock at an exercise price of $3.00 per share. We received an aggregate $499,998 from such private placements.

      In September 2000 and January 2001, we issued 80,000 shares of common stock upon the exercise of stock options by Mr. Donald R. Conklin and Mr. Martin
F. Stadler. We received an aggregate $37,900 from such exercise.

      In April 2001, we completed a private placement resulting in the issuance of 222,222 shares of restricted common stock and 222,222 three-year warrants to purchase an aggregate of 222,222 shares of common stock at an exercise price of $2.50 per share. On October 31, 2001, the Board of Directors approved a change in the exercise price of these warrants from $2.50 per share to $1.50 per share and changed the expiration date from July 7, 2004 to July 7, 2006. We received an aggregate $200,000 from such private placements.

      In April 2001, we issued convertible notes to certain related and unrelated parties in the aggregate amount of $366,993. The notes were due within ninety days unless the lenders elect to exercise an option to convert their note into common stock at the conversion price of $0.90 per share. The related parties elected to convert an aggregate $297,000 notes payable into an aggregate 330,000 shares of common stock. In addition, upon conversion, they received warrants to purchase an aggregate 330,000 shares of common stock at an exercise price of $2.50 per share and with an expiration date of July 7, 2004. An aggregate balance of the notes to unrelated parties in the amount of $69,993 was renewed for 120 days for the same conversion price of $0.90 per share. In October 2001, the remaining noteholders elected to convert an aggregate $64,993 notes payable into an aggregate 72,214 shares of common stock. In addition, upon conversion, they received five-year warrants to purchase an aggregate 72,214 shares of common stock at an exercise price of $1.50 per share. On October 31, 2001, the Board of Directors approved a change in the exercise price of the 330,000 warrants issued to related parties upon conversion of the notes from $2.50 per share to $1.50 per share and changed the expiration date to July 7, 2006.

      In July 2001, we completed a private placement resulting in the issuance of 307,777 shares of restricted common stock and 307,777 five-year warrants to purchase an aggregate 307,777 shares of common stock at an exercise price of $1.50 per share. We received an aggregate $227,000 from such private placement.

      In August 2001, we completed a private placement resulting in the issuance of 115,000 shares of restricted common stock and 115,000 five-year warrants to purchase an aggregate of 115,000 shares of common stock at per share exercise price of $1.50 per share. We received an aggregate $103,500 from such private placement.

      In August 2001, we converted $50,000 of our accounts payable owed to DZS Computer Solutions, Inc., into 55,556 shares of common stock. In addition we issued to DZS Computer Solutions, Inc. 55,556 five-year warrants to purchase 55,556 shares of common stock at an exercise price of $1.50 per share.

      In September 2001, we completed a private placement resulting in the issuance of 200,000 shares of restricted common stock and 200,000 five-year warrants to purchase 200,000 shares of common stock at an exercise price of $1.50 per share. We received an aggregate $100,000 from such private placement.

      In October 2001, we completed a private placement resulting in the issuance of 125,000 shares of restricted common stock and 125,000 five-year warrants to purchase an aggregate 125,000 shares of common stock at an exercise price of $1.50 per share. We received an aggregate $62,500 from such private placement.

      In November 2001, we completed a private placement resulting in the issuance of 209,070 shares of restricted common stock and 259,070 five-year warrants to purchase our aggregate 259,070 shares of common stock at an exercise price of $1.50 per share. We received an aggregate $104,535 from such private placement.

      In January 2002, we completed a private placement resulting in the issuance of 150,000 shares of restricted common stock and 150,000 five-year warrants to purchase an aggregate 150,000 shares of common stock at an exercise price of $1.50 per share. We received an aggregate $75,000 from such private placement.

      In February 2002, we completed a private placement resulting in the issuance of 1,500,000 five-year warrants to purchase 1,500,000 shares of common stock. Of such warrants, 100,000 were exercised in March 2002 at an exercise price of $0.50 per share, another 150,000 are exercisable at $0.50 per share, 650,000 are exercisable at $1.00 per share and 600,000 are exercisable at $1.50 per share. We received $1,500 from such private placement.

      In March 2002, we completed a private placement resulting in the issuance of 200,000 shares of restricted common stock and 200,000 five-year warrants to purchase an aggregate of 200,000 shares of common stock at an exercise price of $0.75 per share. We received an aggregate $100,000 from such private placement.

      In April 2002, we completed a private placement resulting in the issuance of 838,638 shares of restricted common stock and 838,638 five-year warrants to purchase an aggregate of 838,638 shares of common stock at an exercise price of $0.75 per share. We received an aggregate $375,000 from such private placement.

      On May 13, 2002, we completed a private placement resulting in the issuance of 500,000 shares of restricted common stock and 500,000 five-year warrants to purchase an aggregate of 500,000 shares of common stock at an exercise price of $1.00 per share. We received an aggregate $200,000 from such private placement.

Item 16.  Exhibits, Financial Statement Schedules

Exhibit No.                                   Title                                            Exhibit No.
-----------------------------------------     ---------------------------------------------    --------------------------------
(or Exhibit Incorporation No. Reference)                                                       (or Incorporated by Reference)
3.1                                           Certificate of Incorporation                     *



Exhibit No.                                   Title                                            Exhibit No.
-----------------------------------------     ---------------------------------------------    --------------------------------
(or Exhibit Incorporation No. Reference)                                                       (or Incorporated by Reference)
3.2                                           By-Laws                                          *

3.3                                           Amendment to Certificate of Incorporation        #

3.4                                           Amendment to Certificate of Incorporation        +++

4.1                                           Form of Convertible Debenture                    **

5.1                                           Opinion of Dorsey & Whitney LLP                  ^^

10.1                                          Form of Stock and Warrant Purchase               ##
                                              Agreements used in private placements
                                              completed in April 1996 and June 1996

10.2                                          Lease Agreement - 225 Belleville Avenue,         ###
                                              Bloomfield, New Jersey

10.3                                          Form of Stock Purchase Agreement and             ***
                                              Certificate used in connection with various
                                              private placements

10.4                                          Form of Stock and Warrant Purchase               ***
                                              Agreement and Warrant Agreement used in
                                              Private Placement completed on March 21,
                                              1994

10.5                                          1993 Stock Option Plan and Form of Option        *****
                                              Agreement

10.6                                          Debt Conversion Agreement dated March 30,        ****
                                              1994 with Kuslima Shogen

10.7                                          Accrued Salary Conversion Agreement dated        ****
                                              March 30, 1994 with Kuslima Shogen

10.8                                          Accrued Salary Conversion Agreement dated        ****
                                              March 30, 1994 with Stanislaw Mikulski

10.9                                          Option Agreement dated March 30, 1994 with       ****
                                              Kuslima Shogen

10.10                                         Amendment No. 1 dated June 20, 1994 to           ****
                                              Option Agreement dated March 30, 1994 with
                                              Kuslima Shogen

10.11                                         Form of Amendment No. 1 dated June 20, 1994      *****
                                              to Option Agreement dated  March 30, 1994
                                              with Kuslima Shogen

10.12                                         Form of Amendment No. 1 dated June 20, 1994      *****
                                              to Option Agreement dated  March 30, 1994
                                              with Stanislaw Mikulski


Exhibit No.                                   Title                                            Exhibit No.
-----------------------------------------     ---------------------------------------------    --------------------------------
(or Exhibit Incorporation No. Reference)                                                       (or Incorporated by Reference)
10.13                                         Form of Stock and Warrant Purchase               +
                                              Agreement and Warrant Agreement used in
                                              Private Placement completed on September
                                              13, 1994

10.14                                         Form of Subscription Agreements and Warrant      #
                                              Agreement used in Private Placements closed
                                              in October 1994 and September 1995

10.15                                         1997 Stock Option Plan                           ###

10.16                                         Separation Agreement with Michael C. Lowe        ++
                                              dated October 9, 1997

10.17                                         Form of Subscription Agreement and Warrant       +++
                                              Agreement used in Private Placement
                                              completed on February 20, 1998

10.18                                         Form of Warrant Agreement issued to the          +++
                                              Placement Agent in connection with the
                                              Private Placement completed on February 20,
                                              1998

10.19                                         Placement Agent Agreement dated December         +++
                                              15, 1997

10.20                                         Separation Agreement with Gail Fraser dated      ####
                                              August 31, 1999

10.21                                         Form of Subscription Agreement and Warrant       ######
                                              Agreement used in Private Placements
                                              completed in February 2000

10.22                                         Form of Subscription Agreement and Warrant       ++++
                                              Agreement used in the August and September
                                              2000 Private Placements

10.23                                         Form of Subscription Agreement and Warrant       ^
                                              Agreement used in April Private Placement

10.24                                         Form of Convertible Note entered into in         ^
                                              April 2001

10.25                                         Form of Subscription Agreement and Warrant       ^
                                              Agreement used in July Private Placement

10.26                                         Form of Subscription Agreement and Warrant       ^
                                              Agreement used in the August and October
                                              2001 private placement



Exhibit No.                                   Title                                            Exhibit No.
-----------------------------------------     ---------------------------------------------    --------------------------------
(or Exhibit Incorporation No. Reference)                                                       (or Incorporated by Reference)
10.27                                         Form of Subscription Agreement and Warrant       ^
                                              Agreement used in the September 2001,
                                              November 2001 and January 2002 private
                                              placements.

10.28                                         Warrant issued in the February 2002 private      ^
                                              placement

10.29                                         Form of Subscription Agreement and Warrant       ^^
                                              Agreement used in the March 2002, April
                                              2002 and May 2002 private placements.

21.1                                          Subsidiaries of Registrant                       21.1

23.1                                          Consent of KPMG LLP                              23.1

23.2                                          Consent of Dorsey & Whitney LLP                  (included in Exhibit 5.1)


* Previously filed as exhibit to the Company's Registration Statement on Form S-18 (File No. 2-79975-NY) and incorporated herein by reference thereto.

** Previously filed as exhibits to the Company's Annual Report on Form 10-K for the year ended July 31, 1993 and incorporated herein by reference thereto.

*** Previously filed as exhibits to the Company's Quarterly Report on Form 10-QSB for the quarter ended January 31, 1994 and incorporated herein by reference thereto.

**** Previously filed as exhibits to the Company's Quarterly Report on Form 10-QSB for the quarter ended April 30, 1994 and incorporated herein by reference thereto.

***** Previously filed as exhibits to the Company's Registration Statement Form
      SB-2 (File No. 33-76950) and incorporated herein by reference thereto.

+ Previously filed as exhibits to the Company's Registration Statement on Form SB-2 (File No. 33-83072) and incorporated herein by reference thereto.

++ Previously filed as exhibits to the Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 1997 and incorporated herein by reference thereto.

+++ Previously filed as exhibits to the Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 1998 and incorporated herein by reference thereto.

++++ Previously filed as exhibit to the Company's Quarterly Report in Form 10-Q for the quarter ended October 31, 2000 and incorporated herein by reference thereto.

# Previously filed as exhibits to the Company's Annual Report on Form 10-KSB for the year ended July 31, 1995 and incorporated herein by reference thereto.

## Previously filed as exhibits to the Company's Registration Statement on Form SB-2 (File No. 333-11575) and incorporated herein by reference thereto.

### Previously filed as exhibits to the Company's Quarterly Report on Form 10-QSB for the quarter ended April 30, 1997 and incorporated herein by reference thereto.

#### Previously filed as exhibit to the Company's Annual Report on Form 10-K for the year ended July 31, 1999 and incorporated herein by reference thereto.

###### Previously filed as exhibit to the Company's Annual Report on Form 10-K for the year ended July 31, 2000 and incorporated herein by reference thereto.

^ Previously filed as exhibits to the Company's Registration Statement Form S-1 (File No. 333-38136) and incorporated herein by reference thereto.


^^     Previously Filed.


Item 17. Undertakings

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  ALFACELL CORPORATION
                                  Dated: June 3, 2002



                                  By:  /s/ KUSLIMA SHOGEN
                                     ----------------------------
                                  Kuslima Shogen, Chief Executive Officer,
                                  Acting Chief Financial Officer and Chairman of the Board.


      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the indicated capacities on June 3, 2002.



/s/ KUSLIMA SHOGEN
--------------------------------------------
Kuslima Shogen, Chief Executive Officer,
Acting Chief Financial Officer
Principal Executive Officer, Principal Accounting Officer
and Chairman of the Board



*
--------------------------------------------
Stanislaw M. Mikulski, M.D.,
Executive Vice President and Director


*
--------------------------------------------
Stephen K. Carter, M.D., Director




--------------------------------------------
Donald R. Conklin, Director



--------------------------------------------
Martin F. Stadler, Director


* The undersigned by signing her name hereto, does hereby sign this Registration Statement or amendment thereto on behalf of the above indicated directors and officers of Alfacell Corporation pursuant to the power of attorney executed on behalf of each such director.


By: /s/ KUSLIMA SHOGEN
--------------------------------------------
Kuslima Shogen
Attorney-in-fact

                                  Exhibit Index

21.1   Subsidiaries of Registrant                                  21.1


23.1   Consent of KPMG LLP                                         23.1